______________________________________________________________________


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                    Date of Report (Date of Earliest Event
                         Reported) November 18, 1997


          SEQUOIA MORTGAGE FUNDING CORPORATION, (as depositor under the Deposit Trust Agreement, dated as of October 1, 1997, providing for the issuance of the Sequoia Mortgage Trust 2 Collateralized Mortgage Bonds).


                SEQUOIA MORTGAGE FUNDING CORPORATION
       ------------------------------------------------------
       (Exact name of registrant as specified in its charter)


         Delaware                  333-22681           91-1771827
----------------------------     -------------    ------------------
(State or Other Jurisdiction     (Commission      (I.R.S. Employer
     of Incorporation)           File Number)    Identification No.)




591 Redwood Highway
Suite 3120
Mill Valley, California                                   94941
------------------------                               ----------
(Address of Principal                                  (Zip Code)
 Executive Offices)

  Registrant's telephone number, including area code (415) 381-1765
                                                     ----- --------
_____________________________________________________________________


Item 5.   Other Events.
----      ------------


Description of the Certificates and the Mortgage Pool
-----------------------------------------------------


     Sequoia Mortgage Trust 2 (the "Issuer") and Norwest Bank Minnesota, N.A. (the "Bond Trustee") entered into an indenture, dated as of October 1, 1997 (the "Indenture"), pursuant to which the Sequoia Mortgage Trust 2 Collateralized Mortgage Bonds were issued. The Indenture, without Schedule A, Exhibit I or Exhibit IV, is annexed hereto as Exhibit 99.1.

     The  Issuer,  Norwest   Bank  Minnesota,  N.A.,  as  Bond   Trustee  and
administrator (in such capacity, the "Administrator"), and Redwood Trust, Inc. ("Redwood") entered into an administration agreement, dated as of October 1, 1997 (the "Administration Agreement"), pursuant to which the Administrator will perform certain administrative duties on behalf of the Bond Trustee with respect to the Sequoia Mortgage Trust 2 Collateralized Mortgage Bonds. The Administration Agreement, without Schedules I or V, is annexed hereto as Exhibit 99.2.

     Redwood and Merrill Lynch Credit Corporation ("MLCC") entered into a master servicing agreement, dated as of March 7, 1997 (the "Master Servicing Agreement"), providing for the master servicing of the mortgage loans originated by MLCC and granted by the Issuer to the Bond Trustee under the Indenture as security for Sequoia Mortgage Trust 2 Collateralized Mortgage Bonds. The Master Servicing Agreement, without Exhibit H, is annexed hereto as Exhibit 99.3.


Item 7.  Financial Statements, Pro Forma Financial
----     -----------------------------------------
         Information and Exhibits.
         ------------------------

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits:

     99.1. The Indenture, dated as of October 1, 1997, by and between the Issuer and the Bond Trustee, without Schedule A, Exhibit I or
               Exhibit IV.


     99.2. The Administration Agreement, dated as of October 1, 1997, among the Issuer, the Bond Trustee and Administrator and Redwood, without Schedules I or V.


     99.3. The Master Servicing Agreement, dated as of March 7, 1997, between Redwood and MLCC, without Exhibit H.




                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SEQUOIA MORTGAGE FUNDING CORPORATION


                              By:  /s/ Vickie L. Rath
                                   -----------------------------
                                   Vickie L. Rath
                                   Treasurer & Assistant
                                   Secretary



Dated:  November 18, 1997





                                Exhibit Index
                               -------------



Exhibits
--------

99.1. The Indenture, dated as of October 1, 1997, by and between the Issuer and the Bond
          Trustee., without Schedule A, Exhibit I or Exhibit IV.

99.2. The Administration Agreement, dated as of October 1, 1997, among the Issuer, the Bond Trustee and Administrator and Redwood, without Schedules I or V.

99.3. The Master Servicing Agreement, dated as of March 7, 1997, between Redwood and MLCC, without Exhibit H.





                                 EXHIBIT 99.1
                                -------------


                                                               EXECUTION COPY


------------------------------------------------------------------------------
                          SEQUOIA MORTGAGE TRUST 2,

                                    Issuer


                                     and


                        NORWEST BANK MINNESOTA, N.A.,

                                   Trustee


                                  INDENTURE


                         Dated as of October 1, 1997




                                 Relating to

                           SEQUOIA MORTGAGE TRUST 2


                        COLLATERALIZED MORTGAGE BONDS


------------------------------------------------------------------------------


          Cross-reference sheet showing the location in the indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.

     TIA                                                  Indenture Section
     ---                                                  -----------------

Section 310
     (a)  (1)      .............................          6.08
     (a)  (2)      .............................          6.09
     (a)  (3)      .............................          6.14(2)
     (a)  (4)      .............................      Not Applicable
     (a)  (5)      .............................           6.08
     (b)           .............................           6.08
                   .............................           6.10
                   .............................           11.05
     (c)           .............................      Not Applicable

Section 311
     (a)           .............................           6.13
     (b)           .............................           6.13

Section 312
     (a)           .............................           7.01(a)
                   .............................           7.02(a)
     (b)           .............................           7.02(b)
     (c)           .............................           7.02(c)

Section 313
     (a)           .............................           7.03(a)
     (b)           .............................           7.03(a)
     (c)           .............................           7.03(a)
                   .............................           11.05
     (d)           .............................           7.03(b)

Section 314
     (a)           .............................           7.04
                   .............................           11.05
                   .............................           3.10
     (b)  (1)      .............................           2.12(c)(viii)
     (b)  (2)      .............................           3.06
     (c)  (1)      .............................           2.12(d)
                   .............................           4.01
                   .............................           11.01
     (c)  (2)      .............................           2.12(c)(ii)
                   .............................           4.01
                   .............................           11.01
     (c)  (3)      .............................           1.01
                   .............................           2.12(f)
     (d)  (1)      .............................           1.01
                   .............................           8.12
     (d)  (2)      .............................           1.01
                   .............................      Not Applicable
     (d)  (3)      .............................           1.01
                   .............................           2.12(f)
     (e)           .............................           11.01

Section 315
     (a)           .............................           6.01(b)
                   .............................           6.01(c)(1)
     (b)           .............................           6.02
                   .............................           11.05
     (c)           .............................           6.01(a)
     (d)           .............................           6.01(c)
     (d)  (1)      .............................           6.01(b)
     (d)  (2)      .............................           6.01(c)(2)
     (d)  (3)      .............................           6.01(c)(3)
     (e)           .............................           5.16

Section 316
     (a)  (1)  (A) .............................           5.14
                   .............................           8.01
     (a)  (1)  (B) .............................           5.02
                   .............................           5.15
     (a)  (2)      .............................      Not Applicable
     (b)           .............................           5.10
     (c)           .............................      Not Applicable

Section 317
     (a)  (1)      .............................           5.03
     (a)  (2)      .............................           5.06
     (b)           .............................           3.03

Section 318
     (a)           .............................           11.07





                           TABLE OF CONTENTS
                                                                      Page
                                                                      ----


                                   PARTIES

                            PRELIMINARY STATEMENT

                               GRANTING CLAUSE

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.01.  General Definitions . . . . . . . . . . . . . . . . . I-1
     "Accountant" . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
     "Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
     "Administration Agreement" . . . . . . . . . . . . . . . . . . . . . I-1
     "Administrator"  . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
     "Advance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
     "Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
     "Appraised Value"  . . . . . . . . . . . . . . . . . . . . . . . . . I-2
     "Assignment and Assumption Agreement"  . . . . . . . . . . . . . . . I-2
     "Assignments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
     "Authenticating Agent" . . . . . . . . . . . . . . . . . . . . . . . I-2
     "Authorized Officer" . . . . . . . . . . . . . . . . . . . . . . . . I-2
     "Bank" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-2
     "Bankruptcy Code"  . . . . . . . . . . . . . . . . . . . . . . . . . I-2
     "Beneficial Owner" . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Bond Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Bond Distribution Amount" . . . . . . . . . . . . . . . . . . . . . I-3
     "Bondholder" or "Holder" . . . . . . . . . . . . . . . . . . . . . . I-3
     "Bond Interest Rate" . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Bond Register" and "Bond Registrar" . . . . . . . . . . . . . . . . I-3
     "Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Book Entry Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Book Entry Termination" . . . . . . . . . . . . . . . . . . . . . . I-3
     "Business Day" . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Class"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-3
     "Commission" . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-4
     "Converted Mortgage Loan"  . . . . . . . . . . . . . . . . . . . . . I-4
     "Convertible Mortgage" . . . . . . . . . . . . . . . . . . . . . . . I-4
     "Corporate Trust Office" . . . . . . . . . . . . . . . . . . . . . . I-4
     "Cut-Off Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . I-4
     "Debt Service Reduction" . . . . . . . . . . . . . . . . . . . . . . I-4
     "Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-4
     "Defaulted Pledged Mortgage" . . . . . . . . . . . . . . . . . . . . I-4
     "Deficient Valuation"  . . . . . . . . . . . . . . . . . . . . . . . I-4
     "Definitive Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . I-4
     "Deleted Pledged Mortgage" . . . . . . . . . . . . . . . . . . . . . I-4
     "Denomination" . . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "Depositor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "Depository" . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "Depository Participants"  . . . . . . . . . . . . . . . . . . . . . I-5
     "Deposit Trust Agreement"  . . . . . . . . . . . . . . . . . . . . . I-5
     "Distribution Account" . . . . . . . . . . . . . . . . . . . . . . . I-5
     "Escrow Account" . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "Expense Fee Rate" . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "FDIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "FHLMC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-5
     "FIRREA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-6
     "FNMA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-6
     "Grant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-6
     "Highest Lawful Rate"  . . . . . . . . . . . . . . . . . . . . . . . I-6
     "Holder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-6
     "Indenture" or "this Indenture"  . . . . . . . . . . . . . . . . . . I-6
     "Independent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . I-6
     "Index"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Indirect Participant" . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Individual Bond"  . . . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Insurance Agreement"  . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Insurance Policy" . . . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Insurer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Insurer Default"  . . . . . . . . . . . . . . . . . . . . . . . . . I-7
     "Insurer's Policy" . . . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Insurer Payment Default"  . . . . . . . . . . . . . . . . . . . . . I-8
     "Investor Certificate" . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Issuer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Issuer Order" and "Issuer Request"  . . . . . . . . . . . . . . . . I-8
     "Letter Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Limited Purpose Surety Bond"  . . . . . . . . . . . . . . . . . . . I-8
     "Management Agreement" . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Margin" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Master Mortgage Loan Purchase Agreement"  . . . . . . . . . . . . . I-8
     "Master Servicer"  . . . . . . . . . . . . . . . . . . . . . . . . . I-8
     "Master Servicer Default"  . . . . . . . . . . . . . . . . . . . . . I-9
     "Master Servicing Account" . . . . . . . . . . . . . . . . . . . . . I-9
     "Master Servicing Agreement" . . . . . . . . . . . . . . . . . . . . I-9
     "Maturity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-9
     "MLCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-9
     "Moody's"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-9
     "Mortgage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-9
     "Mortgage 100/SM/ Loan"  . . . . . . . . . . . . . . . . . . . . . . I-9
     "Mortgage 100/SM/ Pledge Agreement"  . . . . . . . . . . . . . . . . I-9
     "Mortgage Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . I-9
     "Mortgage Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . I-9
     "Mortgaged Property" . . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Mortgagor"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Net Mortgage Rate"  . . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Officers' Certificate"  . . . . . . . . . . . . . . . . . . . . .  I-10
     "Operative Agreements" . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Opinion of Counsel" . . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Original Class A-1 Principal Balance" . . . . . . . . . . . . . .  I-10
     "Original Class A-2 Principal Balance" . . . . . . . . . . . . . .  I-10
     "Original Pledged Mortgage"  . . . . . . . . . . . . . . . . . . .  I-10
     "Original Pool Principal Balance"  . . . . . . . . . . . . . . . .  I-10
     "OTS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Outstanding"  . . . . . . . . . . . . . . . . . . . . . . . . . .  I-10
     "Outstanding Pledged Mortgage" . . . . . . . . . . . . . . . . . .  I-11
     "Owner Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . .  I-11
     "ParentPower(Registered Trademark) Agreement"  . . . . . . . . . .  I-11
     "ParentPower(Registered Trademark) Guaranty Agreement for Real
          Estate" . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-12
     "ParentPower(Registered Trademark) Guaranty and Security Agreement
          for Securities Account" . . . . . . . . . . . . . . . . . . .  I-12
     "ParentPower(Registered Trademark) Mortgage Loan"  . . . . . . . .  I-12
     "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . .  I-12
     "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . .  I-12
     "Payment Date" . . . . . . . . . . . . . . . . . . . . . . . . . .  I-12
     "Payment Date Statement" . . . . . . . . . . . . . . . . . . . . .  I-12
     "Permitted Encumbrance"  . . . . . . . . . . . . . . . . . . . . .  I-12
     "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-13
     "Pledged Accounts" . . . . . . . . . . . . . . . . . . . . . . . .  I-13
     "Pledged Mortgages"  . . . . . . . . . . . . . . . . . . . . . . .  I-13
     "Predecessor Bonds"  . . . . . . . . . . . . . . . . . . . . . . .  I-13
     "Preference Claim" . . . . . . . . . . . . . . . . . . . . . . . .  I-13
     "Principal Amount" . . . . . . . . . . . . . . . . . . . . . . . .  I-13
     "Principal Prepayment" . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Principal Prepayment in Full" . . . . . . . . . . . . . . . . . .  I-14
     "Proceeding" . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Prospectus Supplement"  . . . . . . . . . . . . . . . . . . . . .  I-14
     "Rating Agency"  . . . . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Record Date"  . . . . . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Redemption Price" . . . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Redwood"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-14
     "Refinancing Pledged Mortgage" . . . . . . . . . . . . . . . . . .  I-14
     "Responsible Officer"  . . . . . . . . . . . . . . . . . . . . . .  I-14
     "S&P"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "SAIF" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Sale" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Stated Maturity"  . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Stated Principal Balance" . . . . . . . . . . . . . . . . . . . .  I-15
     "Swap Agreement" . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Swap Provider"  . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Trust Estate" . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Trust Indenture Act" or "TIA" . . . . . . . . . . . . . . . . . .  I-15
     "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-15
     "Voting Rights"  . . . . . . . . . . . . . . . . . . . . . . . . .  I-15


                                  ARTICLE II

                                  THE BONDS


     SECTION 2.01.  Forms Generally . . . . . . . . . . . . . . . . . .  II-1
     SECTION 2.02.  Forms of Bonds and Certificate of Authentication  .  II-1
     SECTION 2.03.  Bonds Issuable in Classes; Provisions with Respect to Principal and Interest Payments  . . . . . . . .  II-2
     SECTION 2.04.  Denominations . . . . . . . . . . . . . . . . . . .  II-3
     SECTION 2.05.  Execution, Authentication, Delivery and Dating  . .  II-4
     SECTION 2.06.  Temporary Bonds . . . . . . . . . . . . . . . . . .  II-4
     SECTION 2.07.  Registration, Registration of Transfer and Exchange  II-5
     SECTION 2.08.  Mutilated, Destroyed, Lost or Stolen Bonds  . . . .  II-6
     SECTION 2.09.  Payments of Principal and Interest; Principal and
                    Interest Rights Reserved  . . . . . . . . . . . . .  II-7
     SECTION 2.10.  Persons Deemed Owners . . . . . . . . . . . . . . .  II-8
     SECTION 2.11.  Cancellation  . . . . . . . . . . . . . . . . . . .  II-9
     SECTION 2.12.  Authentication and Delivery of Bonds  . . . . . . .  II-9
     SECTION 2.13.  Matters Relating to Book Entry Bonds  . . . . . . . II-13
     SECTION 2.14.  Termination of Book Entry System  . . . . . . . . . II-14
     SECTION 2.15.  Tax Treatment . . . . . . . . . . . . . . . . . . . II-15

                                 ARTICLE III

                                  COVENANTS

     SECTION 3.01.  Payment of Bonds  . . . . . . . . . . . . . . . . . III-1
     SECTION 3.02.  Maintenance of Office or Agency . . . . . . . . . . III-1
     SECTION 3.03.  Money for Bond Payments to Be Held in Trust . . . . III-1
     SECTION 3.04.  Corporate Existence of Owner Trustee  . . . . . . . III-4
     SECTION 3.05.  Protection of Trust Estate  . . . . . . . . . . . . III-4
     SECTION 3.06.  Opinions as to Trust Estate . . . . . . . . . . . . III-5
     SECTION 3.07.  Performance of Obligations; Master Servicing
                    Agreement . . . . . . . . . . . . . . . . . . . . . III-5
     SECTION 3.08.  Investment Company Act  . . . . . . . . . . . . . . III-7
     SECTION 3.09.  Negative Covenants  . . . . . . . . . . . . . . . . III-7
     SECTION 3.10.  Annual Statement as to Compliance . . . . . . . . . III-8
     SECTION 3.11.  Recording of Assignments  . . . . . . . . . . . . . III-8
     SECTION 3.12.  Limitation of Liability of Wilmington Trust Company III-8

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

     SECTION 4.01.  Satisfaction and Discharge of Indenture . . . . . .  IV-1
     SECTION 4.02.  Application of Trust Money  . . . . . . . . . . . .  IV-2

                                  ARTICLE V

                            DEFAULTS AND REMEDIES

     SECTION 5.01.  Event of Default  . . . . . . . . . . . . . . . . . . V-1
     SECTION 5.02.  Acceleration of Maturity; Rescission and Annulment  . V-2
     SECTION 5.03.  Collection of Indebtedness and Suits for Enforcement
                    by Trustee  . . . . . . . . . . . . . . . . . . . . . V-4
     SECTION 5.04.  Remedies  . . . . . . . . . . . . . . . . . . . . . . V-4
     SECTION 5.05.  (Reserved)  . . . . . . . . . . . . . . . . . . . . . V-5
     SECTION 5.06.  Trustee May File Proofs of Claim  . . . . . . . . . . V-5
     SECTION 5.07.  Trustee May Enforce Claims without Possession of
                    Bonds . . . . . . . . . . . . . . . . . . . . . . . . V-6
     SECTION 5.08.  Application of Money Collected  . . . . . . . . . . . V-6
     SECTION 5.09.  Limitation on Suits . . . . . . . . . . . . . . . . . V-7
     SECTION 5.10.  Unconditional Rights of Bondholders to Receive
                    Principal and Interest  . . . . . . . . . . . . . . . V-8
     SECTION 5.11.  Restoration of Rights and Remedies  . . . . . . . . . V-8
     SECTION 5.12.  Rights and Remedies Cumulative  . . . . . . . . . . . V-8
     SECTION 5.13.  Delay or Omission Not Waiver  . . . . . . . . . . . . V-8
     SECTION 5.14.  Control by Bondholders  . . . . . . . . . . . . . . . V-9
     SECTION 5.15.  Waiver of Past Defaults . . . . . . . . . . . . . . . V-9
     SECTION 5.16.  Undertaking for Costs . . . . . . . . . . . . . . .  V-10
     SECTION 5.17.  Waiver of Stay or Extension Laws  . . . . . . . . .  V-10
     SECTION 5.18.  Sale of Trust Estate  . . . . . . . . . . . . . . .  V-10
     SECTION 5.19.  Action on Bonds . . . . . . . . . . . . . . . . . .  V-12

                                  ARTICLE VI

                                 THE TRUSTEE

     SECTION 6.01.  Duties of Trustee . . . . . . . . . . . . . . . . .  VI-1
     SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . . .  VI-2
     SECTION 6.03.  Rights of Trustee . . . . . . . . . . . . . . . . .  VI-3
     SECTION 6.04.  Not Responsible for Recitals or Issuance of Bonds .  VI-4
     SECTION 6.05.  May Hold Bonds  . . . . . . . . . . . . . . . . . .  VI-5
     SECTION 6.06.  Money Held in Trust . . . . . . . . . . . . . . . .  VI-5
     SECTION 6.07.  Compensation and Reimbursement  . . . . . . . . . .  VI-6
     SECTION 6.08.  Eligibility; Disqualification . . . . . . . . . . .  VI-7
     SECTION 6.09.  Trustee's Capital and Surplus . . . . . . . . . . .  VI-7
     SECTION 6.10.  Resignation and Removal; Appointment of Successor .  VI-7
     SECTION 6.11.  Acceptance of Appointment by Successor  . . . . . .  VI-8
     SECTION 6.12.  Merger, Conversion, Consolidation or Succession to
                    Business of Trustee . . . . . . . . . . . . . . . .  VI-9
     SECTION 6.13.  Preferential Collection of Claim Against Issuer . .  VI-9
     SECTION 6.14.  Co-trustees and Separate Trustees . . . . . . . . .  VI-9
     SECTION 6.15.  Authenticating Agents . . . . . . . . . . . . . . . VI-11
     SECTION 6.16.  Payment of Certain Insurance Premiums . . . . . . . VI-12


                                 ARTICLE VII

                        BONDHOLDERS' LISTS AND REPORTS

     SECTION 7.01.  Issuer to Furnish Trustee Names and Addresses of
                    Bondholders . . . . . . . . . . . . . . . . . . . . VII-1
     SECTION 7.02.  Preservation of Information; Communications to
                    Bondholders . . . . . . . . . . . . . . . . . . . . VII-1
     SECTION 7.03.  Reports by Trustee  . . . . . . . . . . . . . . . . VII-1
     SECTION 7.04.  Reports by Issuer . . . . . . . . . . . . . . . . . VII-2
     SECTION 7.05.  Notice to the Rating Agencies, to the Insurer and to
                    the Swap Provider.  . . . . . . . . . . . . . . . . VII-2

                                 ARTICLE VIII

          ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

     SECTION 8.01.  Collection of Moneys  . . . . . . . . . . . . . .  VIII-1
     SECTION 8.02.  Distribution Account  . . . . . . . . . . . . . .  VIII-1
     SECTION 8.03.  General Provisions Regarding Pledged Accounts . .  VIII-2
     SECTION 8.04.  Purchases of Defective Pledged Mortgages  . . . .  VIII-3
     SECTION 8.05.  Grant of Replacement Pledged Mortgage . . . . . .  VIII-4
     SECTION 8.06.  Reports by Trustee to Bondholders . . . . . . . .  VIII-4
     SECTION 8.07.  Reports by Trustee  . . . . . . . . . . . . . . .  VIII-4
     SECTION 8.08.  Trust Estate; Release and Delivery of Mortgage
                    Documents . . . . . . . . . . . . . . . . . . . .  VIII-5
     SECTION 8.09.  (Reserved)  . . . . . . . . . . . . . . . . . . .  VIII-5
     SECTION 8.10.  Master Servicer as Agent and Bailees of Trustee .  VIII-5
     SECTION 8.11.  Opinion of Counsel  . . . . . . . . . . . . . . .  VIII-6
     SECTION 8.12.  Release of Pledged Mortgages  . . . . . . . . . .  VIII-6

                                  ARTICLE IX

                           SUPPLEMENTAL INDENTURES


     SECTION 9.01.  Supplemental Indentures Without Consent of
                    Bondholders . . . . . . . . . . . . . . . . . . . .  IX-1
     SECTION 9.02.  Supplemental Indentures With Consent of Bondholders  IX-2
     SECTION 9.03.  Execution of Supplemental Indentures  . . . . . . .  IX-4
     SECTION 9.04.  Effect of Supplemental Indentures . . . . . . . . .  IX-4
     SECTION 9.05.  Conformity with Trust Indenture Act . . . . . . . .  IX-5
     SECTION 9.06.  Reference in Bonds to Supplemental Indentures . . .  IX-5
     SECTION 9.07.  Amendments to Deposit Trust Agreement or
                    Administration Agreement  . . . . . . . . . . . . .  IX-5

                                  ARTICLE X

                             REDEMPTION OF BONDS

     SECTION 10.01. Redemption  . . . . . . . . . . . . . . . . . . . . . X-1
     SECTION 10.02. Form of Redemption Notice . . . . . . . . . . . . . . X-1
     SECTION 10.03. Bonds Payable on Redemption Date  . . . . . . . . . . X-2
     SECTION 10.04. Retention of Bonds by Issuer  . . . . . . . . . . . . X-2

                                  ARTICLE XI

                                MISCELLANEOUS

     SECTION 11.01. Compliance Certificates and Opinions  . . . . . . .  XI-1
     SECTION 11.02. Form of Documents Delivered to Trustee  . . . . . .  XI-1
     SECTION 11.03. Acts of Bondholders . . . . . . . . . . . . . . . .  XI-2
     SECTION 11.04. Notices, etc. to Trustee and Issuer . . . . . . . .  XI-3
     SECTION 11.05. Notices and Reports to Bondholders; Waiver of
                    Notices . . . . . . . . . . . . . . . . . . . . . .  XI-4
     SECTION 11.06. Rules by Trustee and Agents . . . . . . . . . . . .  XI-5
     SECTION 11.07. Conflict with Trust Indenture Act . . . . . . . . .  XI-5
     SECTION 11.08. Effect of Headings and Table of Contents  . . . . .  XI-5
     SECTION 11.09. Successors and Assigns  . . . . . . . . . . . . . .  XI-5
     SECTION 11.10. Separability  . . . . . . . . . . . . . . . . . . .  XI-5
     SECTION 11.11. Benefits of Indenture . . . . . . . . . . . . . . .  XI-5
     SECTION 11.12. Legal Holidays  . . . . . . . . . . . . . . . . . .  XI-6
     SECTION 11.13. Governing Law . . . . . . . . . . . . . . . . . . .  XI-6
     SECTION 11.14. Counterparts  . . . . . . . . . . . . . . . . . . .  XI-6
     SECTION 11.15. Recording of Indenture  . . . . . . . . . . . . . .  XI-6
     SECTION 11.16. Issuer Obligation . . . . . . . . . . . . . . . . .  XI-6
     SECTION 11.17. Inspection  . . . . . . . . . . . . . . . . . . . .  XI-7
     SECTION 11.18. Usury . . . . . . . . . . . . . . . . . . . . . . .  XI-7
     SECTION 11.19. No Petition . . . . . . . . . . . . . . . . . . . .  XI-7


                                 ARTICLE XII

                               THE BOND INSURER

     (SECTION 12.01.     Certain Matters Regarding the Insurer and The
                         Insurer's Policy . . . . . . . . . . . . . . . XII-1

     TESTIMONIUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
     SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . S-1
     ACKNOWLEDGMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
     SCHEDULE A  - Schedule of Pledged Mortgages  . . . . . . . . . . . . A-1

     EXHIBIT I   - Letter Agreement with the Depository
     EXHIBIT II  - Form of Class A-1 Bond
     EXHIBIT III - Form of Class A-2 Bond
     EXHIBIT IV  - Form of Bond Insurance Policy
     EXHIBIT V   - Form of Fair Value Certificate







                                   PARTIES

          INDENTURE, dated as of October 1, 1997 (as amended or supplemented from time to time as permitted hereby, the "Indenture"), between Sequoia Mortgage Trust 2 (herein, together with its permitted successors and assigns, called the "Issuer"), a statutory business trust created under the Deposit Trust Agreement (as defined herein), and Norwest Bank Minnesota, N.A., a national banking association, as trustee (together with its permitted successors in the trusts hereunder, the "Trustee").

                            PRELIMINARY STATEMENT

          The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Collateralized Mortgage Bonds, (the "Bonds"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Bonds, the Insurer and the Swap Provider. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                               GRANTING CLAUSE

          The Issuer hereby Grants to the Trustee, for the exclusive benefit of the Holders of the Bonds and the Insurer, all of the Issuer's right, title and interest in and to (a) the Pledged Mortgages identified in Schedule A to this Indenture, including the related Mortgage Documents, which the Issuer has caused to be delivered to the Custodian herewith, and all interest and principal received or receivable by the Issuer on or with respect to the Pledged Mortgages after the Cut-Off Date and all interest and principal payments on the Pledged Mortgages received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of interest and principal due and payable on the Pledged Mortgages on or before the Cut-off Date, and all other proceeds received in respect of such Pledged Mortgages, (b) the Issuer's rights under the Mortgage Loan Purchase Agreement, the Management Agreement, the Administration Agreement, the Swap Agreement, the Master Servicing Agreement, the Assignment and Assumption Agreement, the Master Mortgage Loan Purchase Agreement, each Mortgage 100/SM/ Pledge Agreement, each Parent Power(Registered Trademark) Agreement and the Limited Purpose Surety Bond (c) the Insurance Policies, (d) all cash, instruments or other property held or required to be deposited in the Bond Account or the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account or the Bond Account), (e) property that secured a Pledged Mortgage that has become an REO property, and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards. Such Grants are made, however, in trust, to secure the Bonds equally and ratably without prejudice, priority or distinction between any Bond and any other Bond by reason of difference in time of issuance or otherwise, and for the benefit of the Insurer and the Swap Provider, and to secure (i) the payment of all amounts due on the Bonds in accordance with their terms, (ii) the payment of all other sums payable under this Indenture with respect to the Bonds, (iii) compliance with the provisions of this Indenture, all as provided in this Indenture, (iv) the payment of all amounts due by the Issuer to the Insurer, including the obligations of the Issuer to the Insurer under this Indenture, the Administration Agreement and the Insurance Agreement, and (v) the payment of all amounts due by the Issuer to the Swap Provider, including the obligations of the Issuer to the Swap Provider under the Swap Agreement. All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

          The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the best of its ability to the end that the interests of the Holders of the Bonds and the Insurer may be adequately and effectively protected.

          The Trustee agrees that it will hold the Insurer's Policy in trust and that it will hold any proceeds of any claim made upon the Insurer's Policy, solely for the use and benefit of the Bondholders in accordance with the terms hereof and of the Insurer's Policy.



                                  ARTICLE I

                                 DEFINITIONS

SECTION 1.01.  GENERAL DEFINITIONS.
               -------------------

          Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Trustee or of which the Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Trustee is deemed to have notice or knowledge pursuant to
Section 6.01(d). Capitalized terms that are used but not defined in this Indenture and which are defined in the Administration Agreement have the meanings assigned to them therein. All other terms used herein which are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein.

          "ACCOUNTANT": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

          "ACT":  With respect to any Bondholder, as defined in Section
11.03.

          "ADMINISTRATION AGREEMENT": The Administration Agreement dated as of October 1, 1997 among the Issuer, Redwood, the Administrator and the Trustee.

          "ADMINISTRATOR": Norwest Bank Minnesota, N.A., in its capacity as administrator under the Administration Agreement.

          "ADVANCE": The payment of any principal or interest required to be made by the Master Servicer with respect to any Payment Date pursuant to the Master Servicing Agreement.

          "AFFILIATE": With respect to any Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT":  Any Bond Registrar, Paying Agent or Authenticating Agent.

          "APPRAISED VALUE": With respect to any Pledged Mortgage, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Pledged Mortgage other than a Refinancing Pledged Mortgage, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Pledged Mortgage and (b) the sales price of the Mortgaged Property at the time of the origination of such Pledged Mortgage; (ii) with respect to a Refinancing Pledged Mortgage, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Pledged Mortgage.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT": The Assignment, Assumption and Recognition Agreement, dated as of November 6, 1997, among the Master Servicer, Redwood and the Depositor pursuant to which Redwood's rights under the Master Servicing Agreement are assigned to the Depositor.

          "ASSIGNMENTS": Collectively (i) the original instrument of assignment of a Mortgage, including any interim assignments from the originator or any other holder of any Pledged Mortgage, and (ii) the original instrument of assignment of such Mortgage, made by the Issuer to the Trustee (which in either case may, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be a blanket instrument of assignment covering other Mortgages as well and which may also, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be an instrument of assignment running directly from the mortgagee of record under the related Mortgage to the Trustee).

          "AUTHENTICATING AGENT": The Person, if any, appointed as Authenticating Agent by the Trustee at the request of the Issuer pursuant to
Section 6.15, until any successor Authenticating Agent for the Bonds is named, and thereafter "Authenticating Agent" shall mean such successor.

          "AUTHORIZED OFFICER": Any officer of the Owner Trustee who is authorized to act for the Owner Trustee in respect of the Issuer and whose name appears on a list of such authorized officers furnished by the Owner Trustee to the Trustee, as such list may be amended or supplemented from time to time, and any officer of the Issuer who is authorized to act pursuant to the Deposit Trust Agreement and whose name appears on a list furnished by the Depositor to the Owner Trustee and the Trustee, as such list may be amended or supplemented from time to time.

          "BANK": Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and not as Owner Trustee.

          "BANKRUPTCY CODE": The United States Bankruptcy Reform Act of 1978, as amended.

          "BENEFICIAL OWNER": With respect to a Book Entry Bond, the Person who is the beneficial owner of such Book Entry Bond.

          "BOND ACCOUNT": The separate Eligible Account or Accounts created and maintained by the Administrator pursuant to the Administration Agreement with a depository institution in the name and for the benefit of the Trustee on behalf of Bondholders, the Insurer and the Swap Provider, and designated "Bond Account in trust for the registered holders of Sequoia Mortgage Trust 2 Collateralized Mortgage Bonds."

          "BOND DISTRIBUTION AMOUNT": As to any Payment Date, the sum of (i) the Interest Payment Amount and (ii) the Principal Payment Amount.

          "BONDHOLDER" OR "HOLDER": The Person in whose name a Bond is registered in the Bond Register.

          "BOND INTEREST RATE": The Class A-1 Interest Rate or the Class A-2 Interest Rate, as applicable.

          "BOND REGISTER" AND "BOND REGISTRAR":  As defined in Section 2.07.

          "BONDS": Any bonds authorized by, and authenticated and delivered under, this Indenture.

          "BOOK ENTRY BONDS": The Bonds shall be registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

          "BOOK ENTRY TERMINATION":  As defined in Section 2.14.

          "BUSINESS DAY":  Any day other than (i) a Saturday or a Sunday, or
(ii) a day on which banking institutions in the City of New York, New York, the State of Maryland, or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          "CLASS": Collectively, all of the Bonds bearing the same class designation. The Bonds are divided into Classes as provided in Section 2.03.

          "CLOSING DATE":  November 6, 1997.

          "CODE": The Internal Revenue Code of 1986, including any successor or amendatory provisions.

          "COMMISSION": Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

          "CONVERTED MORTGAGE LOAN": A Convertible Mortgage that has converted to a fixed rate mortgage.

          "CONVERTIBLE MORTGAGE": A Pledged Mortgage that provides the Mortgagor with an option to convert the Mortgage Rate to a fixed rate.

          "CORPORATE TRUST OFFICE": The principal corporate trust office of the Trustee located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, or at such other address as the Trustee may designate from time to time by notice to the Bondholders, the Insurer, the Issuer and the Swap Provider, or the principal corporate trust office of any successor Trustee.

          "CUT-OFF DATE":  With respect to the Pledged Mortgages,  October 1,
1997.

          "DEBT SERVICE REDUCTION": With respect to any Pledged Mortgage, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Pledged Mortgage which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          "DEFAULT": Any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default.

          "DEFAULTED PLEDGED MORTGAGE":  The meaning specified in Section
8.04(e).

          "DEFICIENT VALUATION": With respect to any Pledged Mortgage, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Pledged Mortgage, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

          "DEFINITIVE BONDS":  Bonds other than Book Entry Bonds.

          "DELETED PLEDGED MORTGAGE": As defined in Section 2 of the Administration Agreement.

          "DENOMINATION": With respect to each Bond, the amount set forth on the face thereof as the "Initial Principal Amount of this Bond".

          "DEPOSITOR": Sequoia Mortgage Funding Corporation, a Delaware corporation.

          "DEPOSITORY": The initial Depository with respect to each Class of Book Entry Bonds shall be The Depository Trust Company of New York, the nominee for which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "DEPOSITORY PARTICIPANTS": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "DEPOSIT TRUST AGREEMENT": The Deposit Trust Agreement, dated as of October 1, 1997, between Wilmington Trust Company, as Owner Trustee, and the Depositor, creating the Issuer, as amended or supplemented from time to time.

          "DISTRIBUTION ACCOUNT": The separate Eligible Account created and maintained by the Trustee pursuant to Section 8.02 in the name of the Trustee for the benefit of the Bondholders and the Insurer and designated "Norwest Bank Minnesota, N.A. in trust for registered holders of Sequoia Mortgage Trust, Collateralized Mortgage Bonds." Funds in the Distribution Account shall be held in trust for the Bondholders and the Insurer for the uses and purposes set forth in this Indenture.

          "ESCROW ACCOUNT": The Eligible Account or Accounts established and maintained pursuant to the Master Servicing Agreement.

          "EVENT OF DEFAULT":  The meaning specified in Section 5.01.

          "EXPENSE FEE RATE": As to each Pledged Mortgage, and any calendar month, equals the sum of the Servicing Fee Rate and any premium payable by MLCC to a correspondent lender with respect to such Pledged Mortgage and the per annum rate that represents such Pledged Mortgage's pro rata share, for such month, of the sum of the Management Fee, the Insurer Premium and the fees payable to the Owner Trustee and the Custodian.

          "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

          "FHLMC": Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          "FIRREA": The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          "FNMA": Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          "GRANT": To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Pledged Mortgage and related Mortgage Documents, a Permitted Investment, the Administration Agreement, the Swap Agreement, the Mortgage Loan Purchase Agreement, the Management Agreement, the Master Servicing Agreement, the Assignment and Assumption Agreement, the Master Mortgage Loan Purchase Agreement, a Mortgage 100/SM/ Pledge Agreement, a Parent Power(Registered Trademark) Agreement, the Limited Purpose Surety Bond, an Insurance Policy, or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, Insurance Proceeds, condemnation awards, purchase prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "HIGHEST LAWFUL RATE":  The meaning specified in Section 11.18.

          "HOLDER":  The holder of Bonds issued pursuant to this Indenture.

          "INDENTURE" or "THIS INDENTURE": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

          "INDEPENDENT": When used with respect to any specified Person means such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Bonds, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor and
(iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and with the approval of the Trustee, which approval shall not be unreasonably withheld, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "INDEX": As to each Pledged Mortgage, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

          "INDIRECT PARTICIPANT": A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

          "INDIVIDUAL BOND": A Bond of an original principal amount of $1,000; a Bond of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Bonds equal to the quotient obtained by dividing such original principal amount by $1,000.

          "INSURANCE AGREEMENT": The Insurance and Indemnity Agreement dated as of November 6, 1997, by and among the Insurer, Redwood, the Depositor, the Issuer, the Administrator and the Trustee.

          "INSURANCE POLICY": With respect to any Pledged Mortgage, any primary mortgage guaranty insurance policy or other insurance policy with respect to the Pledged Mortgages, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policy (but shall not include the Insurer's Policy or the Limited Purpose Surety Bond).

          "INSURER": Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company and any successor thereto.

          "INSURER DEFAULT": The existence and continuance of any of the following:

          (a)  an Insurer Payment Default; or

          (b) the filing of any petition or commencement of any case or proceeding by the Insurer under any state or federal law relating to insolvency or bankruptcy or the consent of Insurer to the entry of any decree or order for relief in an involuntary case or proceeding under any state or federal bankruptcy or insolvency law or the making of a general assignment of the Insurer for the benefit of its creditors or the admission of the Insurer in writing in its inability to pay its debts as they become due; or

          (c) a court of competent jurisdiction or other competent regulatory agency enters a final and nonappealable order, judgment or decree which is unstayed and in effect for a period of 60 consecutive days under any state or federal bankruptcy or insolvency law to appoint a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of the Insurer's property or authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer or the taking of possession of all or any material portion of the Insurer's property.

          "INSURER'S POLICY": The financial guaranty insurance policy issued by the Insurer covering the Bonds issued pursuant to the Insurance Agreement.

          "INSURER PAYMENT DEFAULT": Failure and continued failure by the Insurer to make an Insured Payment required under the Insurer's Policy in accordance with its terms.

          "INVESTOR CERTIFICATE": As defined in Section 1.01 of the Deposit Trust Agreement.

          "ISSUER": Sequoia Mortgage Trust 2 formed pursuant to the Deposit Trust Agreement.

          "ISSUER ORDER" and "ISSUER REQUEST": A written order or request that is dated and signed in the name of the Issuer by an Authorized Officer and delivered to the Trustee.

          "LETTER AGREEMENT": With respect to the Book Entry Bonds, the letter agreement among the Issuer, the Trustee and the Depository governing book entry transfers of, and certain other matters with respect to, such Book Entry Bonds and attached as Exhibit I hereto.

          "LIMITED PURPOSE SURETY BOND": The limited purpose Surety Bond, dated February 28, 1996, issued by the Insurer in favor of MLCC.

          "MANAGEMENT AGREEMENT": The Management Agreement, dated as of October 1, 1997, between Redwood and the Issuer, under which Redwood provides certain management services to the Issuer, as such agreement may be amended or supplemented from time to time.

          "MARGIN": As to each Pledged Mortgage, the percentage amount set forth on the related Mortgage Note which is to be added to the Index in calculating the Mortgage Rate thereon.

          "MASTER MORTGAGE LOAN PURCHASE AGREEMENT": The Master Mortgage Loan Purchase Agreement dated as of March 7, 1997, as amended, between Redwood and MLCC, but only to the extent that such agreement relates to the Pledged Mortgages.

          "MASTER SERVICER": MLCC, and any Person succeeding MLCC as master servicer under the Master Servicing Agreement.

          "MASTER SERVICER DEFAULT": Any event of default under the Master Servicing Agreement that subjects the Master Servicer to termination pursuant to the terms thereof.

          "MASTER SERVICING ACCOUNT": The account or accounts created and maintained pursuant to the Master Servicing Agreement.

          "MASTER SERVICING AGREEMENT": Collectively, the Master Servicing Agreement dated as of March 7, 1997, as amended, between Redwood and MLCC and the Pledged Asset Mortgage Servicing Agreement dated as of April 22, 1997 between Redwood and MLCC, but only to the extent that such agreements relate to the master servicing of the Pledged Mortgages, including those Pledged Mortgages that are Mortgage 100/SM/ Loans or ParentPower(Registered Trademark) Mortgage Loans.

          "MATURITY": With respect to any Bond, the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein or herein provided, whether at the Stated Maturity of the final installment of such principal or by declaration of acceleration, call for redemption or otherwise.

          "MLCC": Merrill Lynch Credit Corporation and its successors in interest.

          "MOODY'S": Moody's Investors Service, Inc., or any successor thereto. For purposes of Section 11.04 the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Surveillance Mortgage Group or such other address as Moody's may hereafter furnish to the Issuer, the Trustee and the Master Servicer.

          "MORTGAGE": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

          "MORTGAGE 100/SM/ LOAN": A Pledged Mortgage secured by additional collateral in the form of a security interest in marketable securities.

          "MORTGAGE 100/SM/ PLEDGE AGREEMENT": With respect to each Mortgage 100/SM/ Loan, the Mortgage 100/SM/ Pledge Agreement for Securities Account between the Mortgagor under such Mortgage 100/SM/ Loan and MLCC, pursuant to which such Mortgagor granted a security interest in various investment securities.

          "MORTGAGE NOTE": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Pledged Mortgage.

          "MORTGAGE RATE": The annual rate of interest borne by a Mortgage Note from time to time.

          "MORTGAGED PROPERTY": The underlying property securing a Pledged Mortgage.

          "MORTGAGOR":  The obligor(s) on a Mortgage Note.

          "NET MORTGAGE RATE": As to any Pledged Mortgage and Payment Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Payment Date reduced by the related Expense Fee Rate.

          "OFFICERS' CERTIFICATE": A certificate signed by two Authorized Officers.

          "OPERATIVE AGREEMENTS": The meaning ascribed thereto in the Deposit Trust Agreement.

          "OPINION OF COUNSEL": A written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and who shall be reasonably satisfactory to the Trustee and the Insurer.

          "ORIGINAL CLASS A-1 PRINCIPAL BALANCE":  $592,560,000.

          "ORIGINAL CLASS A-2 PRINCIPAL BALANCE":  $156,600,000.

          "ORIGINAL PLEDGED MORTGAGE": The Pledged Mortgage refinanced in connection with the origination of a Refinancing Pledged Mortgage.

          "ORIGINAL POOL PRINCIPAL BALANCE": The Pool Principal Balance as of the Cut-off Date.

          "OTS":  The Office of Thrift Supervision.

          "OUTSTANDING": As of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

               (i) Bonds theretofore cancelled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

               (ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Trustee, has been made;

               (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee and the Insurer is presented that any such Bonds are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

               (iv) Bonds alleged to have been destroyed, lost or stolen for which replacement Bonds have been issued as provided for in Section 2.08;

provided, however, that in determining whether the Holders of the requisite percentage of the aggregate Principal Amount of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding (unless any Affiliate of the Issuer or such other obligor holds 100% of the aggregate Principal Amount of the Outstanding Bonds), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer or such other obligor; provided further, however, that Bonds that have been paid with proceeds of the Insurer's Policy shall be deemed to remain Outstanding for purposes of this Indenture until the Insurer has been paid as subrogee under this Indenture, such payment to be evidenced by a written notice from the Insurer to the Trustee, and the Insurer shall be deemed to be the Holder thereof to the extent of any payments thereon made by the Insurer; provided further that the Insurer shall not be entitled to receive more than the Insurer Reimbursement Amount, in accordance with
Section 2.03(b) of this Indenture.

          "OUTSTANDING PLEDGED MORTGAGE": As of any Due Date, a Pledged Mortgage with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Pledged Mortgage prior to such Due Date.

          "OWNER TRUSTEE": Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Deposit Trust Agreement, until a successor Person shall have become the Owner Trustee pursuant to the applicable provisions of the Deposit Trust Agreement, and thereafter "Owner Trustee" shall mean such successor Person.

          "PARENTPOWER(REGISTERED TRADEMARK) AGREEMENT": With respect to each ParentPower(Registered Trademark) Mortgage Loan, a
ParentPower(Registered Trademark) Guaranty and Security Agreement for Securities Account or a ParentPower(Registered Trademark) Guaranty Agreement for Real Estate.

          "PARENTPOWER(REGISTERED TRADEMARK) GUARANTY AGREEMENT FOR REAL ESTATE": With respect to a ParentPower(Registered Trademark) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such ParentPower(Registered Trademark) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such ParentPower(Registered Trademark) Mortgage Loan, authorizes MLCC to draw on a home equity credit line to fund such guaranty and has secured such guaranty with a lien on residential real estate of the guarantor. For purposes of this definition, the ParentPower(Registered Trademark) Guaranty Agreement for Real Estate shall not include the rights of the mortgagee under the Equity Access(Registered Trademark) Security Instrument referred to thereon, which rights have been retained by MLCC.

          "PARENTPOWER(REGISTERED TRADEMARK) GUARANTY AND SECURITY AGREEMENT FOR SECURITIES ACCOUNT": With respect to a ParentPower(Registered Trademark) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such ParentPower(Registered Trademark) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such ParentPower(Registered Trademark) Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty.

          "PARENTPOWER(REGISTERED TRADEMARK) MORTGAGE LOAN": A Pledged Mortgage supported by a ParentPower(Registered Trademark) Agreement.

          "PARTICIPANT": A participating organization that utilizes the services of the Depository Trust Company.

          "PAYING AGENT": The Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to Section 3.03 to pay the principal of, or interest on, any Bonds on behalf of the Issuer.

          "PAYMENT DATE": With respect to the Bonds and the Investor Certificate, the 25th day of each calendar month after the initial issuance of the Bonds and the Investor Certificate or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 1997.

          "PAYMENT DATE STATEMENT": The meaning specified in Section 3(e) of the Administration Agreement.

          "PERMITTED ENCUMBRANCE": Any lien, charge, security interest, mortgage or other encumbrance Granted by the Issuer in the Trust Estate, provided that:

          (i) such lien, charge, security interest, mortgage or encumbrance extends only to a portion of the Trust Estate which is limited to cash deliverable or payable to the Issuer pursuant to Section 8.01 or Section 8.02(d);

          (ii) such lien, charge, security interest, mortgage or other encumbrance secures indebtedness which the Issuer is permitted to incur under the terms of this Indenture; and

          (iii) the beneficiary of such lien, charge, security interest, mortgage or other encumbrance has agreed that in connection with the enforcement thereof it will not bring any Proceeding seeking, or which would result in, the sale of any portion of the Trust Estate and will not file any petition for the commencement of insolvency proceedings with respect to the Issuer under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or for the appointment of any receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any of its property, or seeking an order for the winding up or liquidation of the affairs of the Issuer.

          "PERSON": Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PLEDGED ACCOUNTS": The Bond Account and the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account or the Bond Account).

          "PLEDGED MORTGAGES": Such of the mortgage loans Granted to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Estate (including any REO Property), the mortgage loans so held being identified in the Schedule of Pledged Mortgages attached as Schedule A to this Indenture, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

          "PREDECESSOR BONDS": With respect to any particular Bond of a Class, every previous Bond of that Class evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

          "PREFERENCE CLAIM": Any amount previously distributed to a Bondholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code as amended from time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          "PRINCIPAL AMOUNT": As of any Payment Date, in the case of the Class A-1 Bonds, the Original Class A-1 Principal Balance reduced by all amounts previously distributed to holders of the Class A-1 Bonds as payments of principal or, in the case of the Class A-2 Bonds, the Original Class A-2 Principal Balance reduced by all amounts previously distributed to holders of the Class A-2 Bonds as payments of principal and, or, if the context so provides, the aggregate of such balances for both Classes of Bonds.

          "PRINCIPAL PREPAYMENT": Any payment of principal by a Mortgagor on a Pledged Mortgage that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "PRINCIPAL PREPAYMENT IN FULL": Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Pledged Mortgage.

          "PROCEEDING": Any suit in equity, action at law or other judicial or administrative proceeding.

          "PROSPECTUS SUPPLEMENT": The Prospectus Supplement dated October 24, 1997 relating to the Bonds.

          "RATING AGENCY": Each of S&P and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Issuer, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

          "RECORD DATE": With respect to any Payment Date, the date on which the Persons entitled to receive any payment of principal of, or interest on, any Bonds (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date shall be the last day of the month preceding the month of such Payment Date.

          "REDEMPTION DATE": Any Payment Date on which Bonds are to be redeemed.

          "REDEMPTION PRICE": With respect to the Bonds to be redeemed, an amount equal to 101% of the Principal Amount of the Class A-1 Bonds and 100% of the Principal Amount of the Class A-2 Bonds, together with all unpaid Interest Payment Amounts.

          "REDWOOD":  Redwood Trust, Inc.

          "REFINANCING PLEDGED MORTGAGE": Any Pledged Mortgage originated in connection with the refinancing of an existing mortgage loan.

          "RESPONSIBLE OFFICER": With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "S&P": Standard & Poor's Ratings Group, a division of McGraw-Hill Inc. For purposes of Section 11.04 the address for notices to S&P shall be Standard & Poor's Ratings Group, 26 Broadway, 15th Floor, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Issuer, the Trustee and the Master Servicer.

          "SAIF": The Savings Association Insurance Fund, or any successor thereto.

          "SALE":  The meaning specified in Section 5.18(a).

          "SECURITIES ACT":  The Securities Act of 1933, as amended.

          "STATED MATURITY":  With respect to any and all Bonds, October 25,
2024.

          "STATED PRINCIPAL BALANCE": As to any Pledged Mortgage and Due Date, the unpaid principal balance of such Pledged Mortgage as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Pledged Mortgage) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

          "SWAP AGREEMENT": The ISDA Master Agreement with an attached Schedule and Confirmation, dated as of November 6, 1997, between the Issuer and the Swap Provider.

          "SWAP PROVIDER": Merrill Lynch Capital Services, Inc. and its successors.

          "TRUST ESTATE": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Bondholders and the Insurer as of any particular time (including, without limitation, all property and interests Granted to the Trustee), including all proceeds thereof.

          "TRUST INDENTURE ACT" OR "TIA": The Trust Indenture Act of 1939, as amended, as in force at the Closing Date, unless otherwise specifically provided.

          "TRUSTEE": Norwest Bank Minnesota, N.A., a national banking association, and any Person succeeding as Trustee hereunder pursuant to
Section 6.12 or any other applicable provision hereof.

          "VOTING RIGHTS": With respect to all of the provisions of this Indenture requiring the consent, vote, resolution or similar action of the Bondholders, the voting rights represented by each Bond as against the other Bondholders, which voting rights shall be in the proportion borne by the Principal Amount of such Bond to the aggregate Principal Amounts of the Bonds.


                                  ARTICLE II


                                  THE BONDS

SECTION 2.01.  FORMS GENERALLY.
               ---------------

          The Bonds and the Trustee's certificate of authentication shall be in substantially the form required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Bonds may be listed, or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof. Any portion of the text of any Bond may be set forth on the reverse thereof with an appropriate reference on the face of the Bond.

          The Definitive Bonds may be produced in any manner determined by the officers executing such Bonds, as evidenced by their execution thereof; provided, however, that in the event the Bonds are listed on any securities exchange, the Bonds shall be produced in accordance with the rules of any securities exchange on which the Bonds may be listed.

SECTION 2.02.  FORMS OF BONDS AND CERTIFICATE OF AUTHENTICATION.
               ------------------------------------------------

          (a) The form of Bond which is a Class A-1 Bond is attached hereto as Exhibit II.

          (b) The form of Bond which is a Class A-2 Bond is attached hereto as Exhibit III.

          (c) The form of the Trustee's certificate of authentication is as follows:

          "This is one of the Bonds referred to in the within mentioned
     Indenture.


                                   ---------------------------------------
                                   as Trustee


                                   By:
                                       --------------------------
                                       Authorized Signatory"

          (d)  The form of assignment is as follows:


          "FOR VALUE RECEIVED, the undersigned hereby sells, assigns and
transfers unto                                                              .
               ----------------------------------------------------------


                  ---------------------------------------
                   (Please insert Social Security or other
                       Identifying Number of Assignee)


--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------
             (Please print or type name and address of Assignee)


the within Bond of Sequoia Mortgage Trust 2, and does hereby irrevocably
constitute and appoint                             Attorney to transfer
                       ---------------------------
such Bond on the books of the within named trust, with full power of substitution in the premises.

Dated:
       -----------------------     -------------------------------
                                   Notice: The signature to this assignment must correspond with the name as written upon the face of this Bond in every particular without alteration or enlargement or any change whatever. The signature must be guaranteed by a member of a signature guaranty medallion program.
                                   Notarized or witnessed signatures are not acceptable."

SECTION 2.03.  BONDS ISSUABLE IN CLASSES; PROVISIONS WITH RESPECT TO
               -----------------------------------------------------
               PRINCIPAL AND INTEREST PAYMENTS.
               -------------------------------

          (a)  General.
               -------

          The Bonds shall be designated generally as the Sequoia Mortgage Trust 2, "Collateralized Mortgage Bonds" of the Issuer. Each Bond shall bear upon the face thereof the designation so selected for the Class to which it belongs.

          Bonds of each Class shall constitute Book Entry Bonds as set forth in Section 2.13 hereof. The Bonds shall be issued in two Classes, the Class A-1 Bonds and the Class A-2 Bonds. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is limited to $592,560,000 with respect to the Class A-1 Bonds and $156,600,000 with respect to the Class A-2 Bonds, except for Bonds authenticated and delivered upon registration of, transfer of or in exchange for, or in lieu of Bonds pursuant to Sections 2.06, 2.07 and 2.08 hereof.

          All of the Bonds shall be issued in the appropriate forms attached as Exhibits hereto with such additions and completions as are appropriate for each such Class.

          The final installments of principal of the Classes of Bonds shall be payable at the Stated Maturity. The principal of each Bond shall be payable in installments ending no later than the Stated Maturity of the final installment of the principal thereof unless the unpaid principal of such Bond becomes due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise. For each Payment Date prior to the Stated Maturity, the aggregate amount of each installment of principal due and payable on each Class of Bonds shall be equal to such Class's pro rata share of the Principal Payment Amount for such Payment Date. All payments made with respect to any Bond shall be applied first to the interest then due and payable on such Bond, then, if applicable, to any Bondholders' Interest Carryover then to the principal thereof.

          (b)  Payments of Principal of and Interest on the Bonds.
               --------------------------------------------------

          On each Payment Date, the Trustee shall withdraw Net Available Funds (and any amounts on deposit pursuant to claims under the Insurer's Policy) from the Distribution Account and distribute such funds to the Bondholders and the Insurer, as applicable, in the amounts and order of priority set forth in Section 3(c)(vii) of the Administration Agreement, in each case, to the extent of funds remaining.

          Each Class of Bonds shall accrue interest at the related Bond Interest Rate, and such interest shall be payable on each Payment Date as provided in Section 2.09(a). All principal payments on each Class of Bonds shall be made pro rata to the Holders of each Class of Bonds entitled thereto in the proportion that the Principal Amount of each such Class bears to the other Class.

SECTION 2.04.  DENOMINATIONS.
               -------------

          Each Class of Book Entry Bonds shall be evidenced initially by one or more Bonds representing the entire aggregate Principal Amount of such Class of Bonds as of the Closing Date, beneficial ownership of which may be held in denominations representing Principal Amounts of $1,000 and in multiples of $1,000 in excess thereof. All of the Book Entry Bonds shall be initially registered on the Bond Register in the name of Cede & Co., the nominee of the Depository, and no Beneficial Owner will receive a Definitive Bond representing such Beneficial Owner's interest in the Book Entry Bonds, except in the event of Book Entry Termination.

SECTION 2.05.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.
               ----------------------------------------------

          The Bonds shall be executed by an Authorized Officer in the name and on behalf of the Issuer. The signature of such officer on the Bonds may be manual or facsimile.

          Bonds bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Bonds or did not hold such office at the date of such Bonds.

          At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed on behalf of the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

          Each Bond authenticated on the Closing Date shall be dated the Closing Date. All other Bonds which are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

          No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or by any Authenticating Agent by the manual signature of one of its authorized officers or employees, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

SECTION 2.06.  TEMPORARY BONDS.
               ---------------

          So long as the Book Entry Bonds are held by the Depository for the Participants in book-entry form, they may be typewritten or in any other form acceptable to the Issuer, the Trustee and the Depository. At any time during which the Book Entry Bonds are not held by the Depository for the Participants in book-entry form, the Definitive Bonds shall be lithographed or printed with steel engraved borders.

          Pending the preparation of Definitive Bonds, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Bonds in lieu of which they may be so issued and with such variations as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

          If temporary Bonds are issued, the Issuer will cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender or cancellation of any one or more temporary Bonds, the Issuer shall execute and the Trustee shall authenticate and deliver and exchange therefor a like principal amount of definitive Bonds of the same Class and of authorized denominations. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Indenture as Definitive Bonds of the same Class.

SECTION 2.07.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.
               ---------------------------------------------------

          The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee is hereby initially appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Bond Registrar.

          At any time the Trustee is not also the Bond Registrar, the Trustee shall be a co-Bond Registrar. The Issuer shall cause each co-Bond Registrar to furnish the Bond Registrar, promptly after each authentication of a Bond by it, appropriate information with respect thereto for entry by the Bond Registrar into the Bond Register. If the Trustee shall at any time not be authorized to keep and maintain the Bond Register, the Trustee shall have the right to inspect such Bond Register at all reasonable times and to rely conclusively upon a certificate of the Person in charge of the Bond Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds so held.

          Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations and of a like aggregate principal amount and Class.

          At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, and of a like aggregate initial principal amount and Class, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

          All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

          Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.08 not involving any transfer.

SECTION 2.08.  MUTILATED, DESTROYED, LOST OR STOLEN BONDS.
               ------------------------------------------

          If (1) any mutilated Bond is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond and (2) there is delivered to the Trustee such security or indemnity as may be required by the Trustee and the Insurer to save the Issuer and the Insurer and the Trustee harmless, then, in the absence of notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond or Bonds of the same tenor, aggregate initial principal amount and Class bearing a number not contemporaneously outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith. If any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered.

          Upon the issuance of any new Bond under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 2.09.  PAYMENTS OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST
               ----------------------------------------------------------
RIGHTS RESERVED.
---------------

          (a) The Bonds of each Class shall bear interest for each Interest Accrual Period at the Bond Interest Rate for the Bonds of such Class, which interest shall be due and payable on each Payment Date on the unpaid principal amount of the Bonds of such Class commencing on the Closing Date and continuing on each Payment Date thereafter until the entire unpaid principal amount of the Bonds of such Class is paid, whether by acceleration or otherwise, and (to the extent lawful and enforceable) shall bear interest on overdue interest at the Bond Interest Rate for the Bonds of such Class all as specified herein, in the forms of the Bonds and in the Administration Agreement. In addition, in the circumstances specified in the Administration Agreement, Bondholders' Interest Carryover may accrue with respect to the Bonds which shall be payable as specified herein, in the forms of the Bonds and in the Administration Agreement.

          The principal of the Bonds shall be payable as specified herein, in the forms of the Bonds and in the Administration Agreement until the entire unpaid principal balance of the Bonds of such Series is paid.

          (b) Each payment of principal of and interest on, and any Bondholders' Interest Carryover with respect to, a Book Entry Bond shall be paid to the Depository, which shall credit the amount of such payments to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payments to the Beneficial Owners of the Book Entry Bonds that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Beneficial Owners of the Book Entry Bonds that it represents. All such credits and disbursements are to be made by the Depository and the Depository Participants in accordance with the provisions of the Bonds. Neither the Trustee, the Bond Registrar, the Insurer nor the Issuer shall have any responsibility for such credits and disbursements.

          Each payment of principal of and interest on, and any Bondholders' Interest Carryover with respect to, a Definitive Bond shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date, for the applicable Payment Date by check mailed to such Person's address as it appears in the Bond Register on such Record Date, except for the final installment of principal payable with respect to such Bond, which shall be payable as provided in Section 2.09(c).

          All payments of principal of and interest on, and any Bondholders' Interest Carryover with respect to, the Bonds shall be made only from the Trust Estate and any other assets of the Issuer, and each Holder of the Bonds, by its acceptance of the Bonds, agrees that it will have recourse solely against such Trust Estate and such other assets of the Issuer and that neither the Owner Trustee in its individual capacity, the Owner nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for any amounts payable, or performance due, under the Bonds or this Indenture.

          (c) All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Bond and any Bond issued upon transfer thereof or in exchange therefor or in lieu thereof. The final installment of principal of each Bond (including the Redemption Price of any Bond called for redemption), shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the office or agency of the Issuer maintained by it for such purpose in the Borough of Manhattan, the City of New York, State of New York, pursuant to Section 3.02. Whenever the Trustee expects that the entire remaining unpaid principal amount of any Bond will become due and payable on the next Payment Date, it shall, no later than five days prior to such Payment Date, mail or cause to be mailed to the Holder of each Bond as of the close of the business on such otherwise applicable Record Date a notice to the effect that:

            (i) the Trustee expects that funds sufficient to pay such final installment will be available in the Distribution Account on such Payment Date; and

           (ii) if such funds are available, such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Bond at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.02 (the address of which shall be set forth in such notice).

          Notices in connection with redemptions of Bonds shall be mailed to Holders in accordance with Section 10.02.

SECTION 2.10.  PERSONS DEEMED OWNERS.
               ---------------------

          Prior to due presentment for registration of transfer of any Bond, the Issuer, the Insurer, the Trustee, any Agent and any other agent of the Issuer, the Insurer, or the Trustee shall treat the Person in whose name any Bond is registered as the owner of such Bond (a) on the applicable Record Date for the purpose of receiving payments of the principal of, and interest on, such Bond and (b) on any other date for all other purposes whatsoever, whether or not such Bond is overdue, and neither the Issuer, the Insurer, the Trustee, any Agent nor any other agent of the Issuer or the Trustee shall be affected by notice to the contrary.

SECTION 2.11.  CANCELLATION.
               ------------

          All Bonds surrendered for payment, registration of transfer, exchange or redemption (unless the Issuer elects not to retire redeemed Bonds) shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Bonds held by the Trustee shall be held by the Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

SECTION 2.12.  AUTHENTICATION AND DELIVERY OF BONDS.
               ------------------------------------

          The Bonds may be executed by the Issuer and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered by the Trustee, provided, that such execution and authentication may be made in counterpart, upon Issuer Request and upon receipt by the Trustee of the following:

          (a) an Issuer Order authorizing the execution, authentication and delivery of the Bonds and specifying the Classes, the Stated Maturity of the final installment of principal, the principal amount and the Bond Interest Rate, of each Class of such Bonds to be authenticated and delivered;

          (b) an Issuer Order authorizing the execution and delivery of this Indenture;

          (c) one or more Opinions of Counsel addressed to the Trustee, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Trustee, and to the effect that:

               (i) all instruments furnished to the Trustee by the Issuer pursuant to this Section 2.12 in connection with the Bonds conform in all material respects to the requirements of this Indenture and constitute all the documents required to be delivered under this
          Section 2.12 for the Trustee to authenticate and deliver the Bonds (counsel rendering such opinion or opinions need not express any opinion as to whether the Pledged Mortgages Granted to the Trustee as security conform to the requirements of this Indenture);

               (ii) all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Bonds have been complied with in all material respects (counsel rendering such opinion or opinions need not express any opinion as to the matters set forth in the parenthetical clause at the end of paragraph (i) above or as to whether the amount of cash or other collateral, if any, delivered to the Trustee pursuant to any subsection of this
          Section 2.12 is the requisite amount);

               (iii) the Bank has corporate power to execute and deliver the Deposit Trust Agreement, the Deposit Trust Agreement authorizes the Issuer to execute and deliver the Bonds and this Indenture, and to issue the Bonds, and the Owner Trustee has duly taken all necessary action under the Deposit Trust Agreement for those purposes;

               (iv) the Issuer has been duly established and is validly existing as a statutory business trust under the laws of the State of Delaware;

               (v) assuming due authorization, execution and delivery thereof by the Trustee, this Indenture will be the legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors' rights generally and such counsel need express no opinion as to the availability of equitable remedies;

               (vi) the Bonds, when issued, delivered, authenticated and paid for, will be the legally valid and binding obligations of the Issuer, entitled to the benefits of this Indenture, and enforceable against the Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors' rights generally and such counsel need express no opinion as to the availability of equitable remedies;

               (vii) assuming due execution and delivery thereof by the Trustee and the Administrator, the Administration Agreement constitutes the legally valid and binding obligation of Redwood and the Issuer, enforceable against Redwood and the Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws and equitable principles relating to or limiting creditors' rights generally and such counsel need express no opinion as to the availability of equitable remedies;

               (viii) the Mortgage Notes included in the Original Pledged Mortgages have been duly and validly assigned and pledged to the Trustee to the extent contemplated by this Indenture, and, when the Mortgage Notes have been delivered to the Custodian, this Indenture, together with such assignment and pledge to the Trustee, creates as security for the Bonds a fully perfected security interest of first priority in such Mortgage Notes, except to the extent limited in the event (A) the Custodian or Trustee relinquishes possession of any such Mortgage Note, (B) the Depositor, the Issuer, the Custodian or the Master Servicer transfers any such Mortgage Note or the related Mortgage to a bona fide purchaser for value without notice prior to notification to the Mortgagor of the assignment to the Trustee of such Mortgage Note or due recordation of the Assignment to the Trustee of the related Mortgage or (C) the Depositor, the Issuer or the Master Servicer discharges any such Mortgage Note or the related Mortgage prior to such notification or recordation; the Mortgages delivered to the Trustee with the Original Mortgage Notes will continue to secure the Mortgage Notes included in the Original Pledged Mortgages, as though, and to the same extent as if, such Mortgage Notes had not been assigned, delivered and pledged; and it is not necessary to record or file this Indenture or to take any other action, except as set forth above, in order to make effective the lien and security interest created by this Indenture in the Mortgage Notes included in the Original Pledged Mortgages;

               (ix) this Indenture has been duly qualified under the TIA; and

               (x) the Issuer's registration statement with respect to the Bonds has become effective under the Securities Act of 1933, as amended, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of such registration statement has been issued and is in effect under such act and no proceedings for that purpose have been instituted or are pending under such act.

          In rendering the opinions set forth above, such counsel may rely upon officers' certificates of the Depositor, the Owner Trustee, the Issuer, the Master Servicer, the Custodian, the Administrator and the Trustee, without independent confirmation or verification, as to the following matters and as to such other matters as shall be reasonably acceptable to the Trustee: (A) the accuracy of the descriptions of the Mortgage Notes included in the Original Pledged Mortgages and the conformity thereof to the descriptions in this Indenture, (B) the ownership by Sequoia Mortgage Funding Corporation, the Depositor and the Issuer of such Mortgage Notes free and clear of any lien, claim, charge or interest of any kind of any third party, (C) the physical delivery of such Mortgage Notes to the Custodian, (D) the absence of any evidence appearing on any such Mortgage Note of any right or interest inconsistent with the opinions expressed, and (E) the form of endorsement approved by such counsel having been made on each such Mortgage Note. In rendering the opinions set forth above, such counsel need express no opinion as to (A) the perfection of the security interest in any collateral not governed by Article 9 of the Uniform Commercial Code of the State of California or New York, (B) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests which arise by operation of law and which do not require any filing or similar action in order to take priority over a perfected security interest, (C) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of the United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended) or (D) with respect to the opinions immediately following paragraph (viii)(C) above, the laws of any jurisdiction other than the States of California and New York.

          (d)  an Officers' Certificate complying with the requirements of
     Section 11.01 and stating that:

                 (i) the Issuer is not in Default under this Indenture and the issuance of the Bonds will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Deposit Trust Agreement or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds have been complied with;

                (ii) the Issuer is the owner of each Original Pledged Mortgage, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Pledged Mortgage (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Original Pledged Mortgage to the Trustee;

               (iii) the information set forth in the Schedule of Pledged Mortgages attached as Schedule A to this Indenture is true and correct in all material respects as of the Closing Date;

                (iv) the Issuer has Granted to the Trustee all of its right, title and interest in each Pledged Mortgage;

                 (v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in
          Section 4068(a) of the Employee Retirement Income Security Act of 1974, as amended, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuer; and

                (vi) attached thereto is a true and correct copy of letters signed by the Rating Agencies confirming that the Class A-1 Bonds and Class A-2 Bonds have been rated Aaa by Moody's and AAA by S&P.

          (e)  An executed counterpart of the Administration Agreement.

          (f) A certificate of one or more Independent Persons with respect to the fair value to the Issuer of the Original Pledged Mortgages, substantially in the form of Exhibit V hereto.

          (g) A Trust Receipt evidencing the receipt and possession by the Custodian of the Mortgage Documents for the Pledged Mortgages.

SECTION 2.13.  MATTERS RELATING TO BOOK ENTRY BONDS.
               ------------------------------------

          (a) If the Bonds are listed on any stock exchange at any time after the Closing Date, the Issuer shall, if required as a condition to such listing, prepare and deliver to the Trustee Bonds in substantially the same form as the Bonds issued on the Closing Date, but with such other additional features and such modifications, if any, as shall be necessary or appropriate in order to comply with the requirements of such stock exchange for the listing of the Bonds on such exchange. Bonds in the form issued on the Closing Date shall thereafter be exchangeable for Bonds in such revised form to the same extent as temporary Bonds are exchangeable for Definitive Bonds pursuant to Section 2.06.

          (b) Each Class of Book Entry Bonds will be issued in the form of a single typewritten bond certificate (each, a "DTC Certificate") to be delivered to the Depository by the Issuer substantially in the respective forms for each such Class attached as Exhibits hereto. The DTC Certificate for each such Class of Book Entry Bonds shall be initially registered on the Bond Register in the name of the nominee of such Depository and no Beneficial Owner will receive a certificate representing its interests in any Class of Book Entry Bonds except in the event that the Trustee issues Definitive Bonds, as provided in Section 2.14. Pursuant to the Letter Agreement, while each Class of the Book Entry Bonds remains outstanding and such Depository remains the Holder, it will agree to make book-entry transfers among the Depository Participants and receive and transmit payments of principal and interest on the Book Entry Bonds until and unless the Trustee authenticates and delivers Definitive Bonds to the Beneficial Owners of the Book Entry Bonds or their nominees, as described in Section 2.14.

          (c) Prior to Book Entry Termination, each Class of Book Entry Bonds will remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book Entry Bonds may not be transferred by the Trustee or the Bond Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Beneficial Owners and with respect to ownership and transfers of such Book Entry Bonds; (iii) ownership and transfers of registration of the Book Entry Bonds on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and interest participating firms as representatives of the Beneficial Owners of the Book Entry Bonds for purposes of exercising the rights of holders under the Indenture, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners; and (vi) the Trustee and the Insurer may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Beneficial Owners.

          All transfers by Beneficial Owners of Book Entry Bonds shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Beneficial Owner. Each Depository Participant shall only transfer Book Entry Bonds of Beneficial Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

SECTION 2.14.  TERMINATION OF BOOK ENTRY SYSTEM.
               --------------------------------

          (a) The book entry system through the Depository with respect to any Class of Book Entry Bonds may be terminated (a "Book Entry Termination") upon the happening of any of the following:

                 (i) The Depository or the Issuer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and the Issuer is unable to locate a qualified successor clearing agency satisfactory to the Trustee and the Issuer;

                (ii) The Issuer at its option advises the Trustee in writing that it elects to terminate the book entry system through the Depository; or

               (iii) After the occurrence of an Event of Default (at which time the Trustee shall use all reasonable efforts to promptly notify each Beneficial Owner through the Depository of such Event of Default when such notice shall be given pursuant to Section 6.02), the Beneficial Owners of a majority in aggregate Principal Amount of the Book Entry Bonds together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book entry system through the Depository is no longer in the best interests of the Beneficial Owners.

          (b) Upon the occurrence of any event described in subsection (a) above, the Trustee shall notify all Beneficial Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Bond certificates to Beneficial Owners requesting the same, in an aggregate Principal Amount representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest, if any, and previous calls for redemption. Definitive Bond certificates shall be issued only upon surrender to the Trustee of the Book Entry Bond by the Depository, accompanied by registration instructions for the Definitive Bond certificates. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Bond certificates, all references herein to obligations imposed upon or to be performed by the Depository shall cease to be applicable and the provisions relating to Definitive Bonds shall be applicable.

SECTION 2.15.  TAX TREATMENT.
               -------------

          The Issuer has entered into this Indenture, and the Bonds will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will qualify as indebtedness. The Issuer, by entering into this Indenture, and each Bondholder, by its acceptance of its Bond (and each Beneficial Owner by its acceptance of an interest in the applicable Book Entry Bond), agree to treat the Bonds for federal, state and local income, single business and franchise tax purposes as indebtedness.


                                 ARTICLE III

                                  COVENANTS

SECTION 3.01.  PAYMENT OF BONDS.
               ----------------

          The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Bonds (and, to the extent applicable, Bondholders' Interest Carryover accrued thereon) in accordance with the terms of the Bonds and this Indenture.

SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY.
               -------------------------------

          The Issuer will maintain in the Borough of Manhattan, the City of New York, the State of New York an office or agency where Bonds may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer will give prompt written notice to the Trustee and the Insurer of the location and any change in the location, of such office or agency. Until written notice of any change in the location of such office or agency is delivered to the Trustee or if at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Insurer with the address thereof, Bonds may be so presented and surrendered, and such notices and demands may be made or served, at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such surrenders, notices and demands.

          The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph, (ii) presentations or surrenders of Bonds for payment may be made only in the City of New York, the State of New York or at the Corporate Trust Office of the Trustee and (iii) any designation of an office or agency for payment of Bonds shall be subject to Section 3.03. The Issuer will give prompt written notice to the Trustee and the Insurer of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 3.03.  MONEY FOR BOND PAYMENTS TO BE HELD IN TRUST.
               -------------------------------------------

          All payments of amounts due and payable with respect to any Bonds which are to be made from amounts withdrawn from the Distribution Account pursuant to Section 8.02(c) or Section 5.08 shall be made on behalf of the Issuer by the Trustee or by a Paying Agent, and no amounts so withdrawn from the Distribution Account for payments of Bonds shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in Section 5.08.

          If the Issuer shall have a Paying Agent that is not also the Bond Registrar, it shall furnish, or cause the Bond Registrar to furnish, no later than the fifth calendar day after each Record Date or the first Business Day after a Record Date applicable to a Payment Date on which the Bonds will be redeemed in full, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Bonds and of the number of Individual Bonds of each Class held by each such Holder.

          Whenever the Issuer shall have a Paying Agent other than the Trustee, it will, on or before the Business Day next preceding each Payment Date, direct the Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Distribution Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Bonds with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Trustee for application in accordance with Article VIII.

          Any Paying Agent other than the Trustee shall be appointed by Issuer Order, subject to the Insurer's written consent, provided, that, no Insurer Default shall have occurred and be continuing. The Trustee is hereby appointed as the initial Paying Agent. The Issuer shall not appoint any Paying Agent which is not, at the time of such appointment, a depository institution or trust company whose obligations would be Permitted Investments pursuant to clause (iv) of the definition of the term "Permitted Investments". The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (1) allocate all sums received for payment to the Holders of Bonds on each Payment Date among such Holders in the proportion specified in the applicable Payment Date Statement, as the case may be, in each case to the extent permitted by applicable law;

          (2) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (3) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Bonds if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

          (4) if such Paying Agent is not the Trustee, give the Trustee notice of any Default by the Issuer (or any other obligor upon the Bonds) in the making of any payment required to be made with respect to any Bonds for which it is acting as Paying Agent;

          (5) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (6) comply with all requirements of the Code, and all regulations thereunder, with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any Class of Bonds, the Issuer has provided the calculations pertaining thereto to the Trustee.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Issuer Order direct any Paying Agent, if other than the Trustee, to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Subject to applicable escheat laws, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for six years after such amount has become due and payable to the Holder of such Bond shall be discharged from such trust and, upon its written request, paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or any Agent, at the last address of record for each such Holder).

SECTION 3.04.  CORPORATE EXISTENCE OF OWNER TRUSTEE.
               ------------------------------------

          (a) Any corporation or association into which the Owner Trustee may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which the Owner Trustee shall be a party, shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Owner Trustee may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

          (b)  Any successor to the Owner Trustee appointed pursuant to
Section 10.01 of the Deposit Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

          (c) Upon any consolidation or merger of or other succession to the Owner Trustee in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person succeeding to the Owner Trustee under the Deposit Trust Agreement may exercise every right and power of the Owner Trustee, on behalf of the Issuer, under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

SECTION 3.05.  PROTECTION OF TRUST ESTATE.
               --------------------------

          (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

            (i)     Grant more effectively all or any portion of the Trust
     Estate;

           (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

           (iv)     enforce any of the Mortgage Documents; or

            (v) preserve and defend title to the Trust Estate and the rights of the Trustee, and of the Bondholders and the Insurer, in the Pledged Mortgages and the other property held as part of the Trust Estate against the claims of all Persons and parties.

          The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants; and provided further, however, that the duty of the Trustee to execute any instrument required pursuant to this Section 3.05 shall arise only if the Trustee has knowledge pursuant to Section 6.01(d) of the occurrence of a failure of the Issuer to comply with provisions of this Section 3.05.

          (b) Except as permitted by Section 8.08, the Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.06 (or from the jurisdiction in which it was held, or to which it is intended to be removed, as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.12(c), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) or cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Trustee and the Insurer shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

SECTION 3.06.  OPINIONS AS TO TRUST ESTATE.
               ---------------------------

          On or before May 15 in each calendar year, beginning with the first calendar year commencing more than three months after the Closing Date, the Issuer shall furnish to the Trustee and the Insurer an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee and the Insurer either stating that, in the opinion of such counsel, such action has been taken as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe all such actions, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until May 15 in the following calendar year.

SECTION 3.07.  PERFORMANCE OF OBLIGATIONS; MASTER SERVICING AGREEMENT.
               ------------------------------------------------------

          (a) The Issuer shall punctually perform and observe all of its obligations and agreements contained in the Deposit Trust Agreement and the Swap Agreement. The Issuer and the Trustee shall punctually perform and observe all of their respective obligations and agreements contained in the Administration Agreement.

          (b) The Issuer shall not take any action and will use its reasonable good faith efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Mortgage Documents or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the Mortgage Documents, except as expressly provided or permitted in this Indenture, the Master Servicing Agreement, the Administration Agreement or such Mortgage Document or other instrument, or unless such action will not adversely affect the interests of the Holders of the Bonds, the Swap Provider and the Insurer (unless an Insurer Default has occurred and is continuing), and the Insurer (unless an Insurer Default has occurred and is continuing) shall have consented in writing thereto.

          (c) The Issuer shall monitor the performance of the Master Servicer under the Master Servicing Agreement, and shall use its reasonable good faith efforts to cause the Master Servicer duly and punctually to perform all of its duties and obligations thereunder. Upon the occurrence of a Master Servicer Default of which an Authorized Officer of the Issuer has actual knowledge under the Master Servicing Agreement, the Issuer shall promptly notify the Trustee and the Insurer, and shall, subject to the prior written consent of the Insurer so long as no Insurer Default has occurred and is continuing, specify in such notice the action, if any, the Issuer is taking in respect of such Master Servicer Default. So long as any such Master Servicer Default shall be continuing and subject to the prior written consent of the Insurer so long as no Insurer Default has occurred and is continuing, the Trustee may (i) terminate all of the rights and powers of the Master Servicer pursuant to the applicable provisions of the Master Servicing Agreement; (ii) exercise any rights it may have to enforce the Master Servicing Agreement against the Master Servicer; and/or (iii) waive any such Master Servicer Default under the Master Servicing Agreement or take any other action with respect to such Master Servicer Default as is permitted thereunder.

          (d) Upon any termination by the Trustee of the Master Servicer's rights and powers pursuant to the Master Servicing Agreement, the Trustee may appoint itself as the successor Master Servicer and the rights and powers of the Master Servicer with respect to the Pledged Mortgages shall vest in the Trustee. Under such circumstances, the Trustee shall be the successor in all respects to the Master Servicer with respect to the Pledged Mortgages under the Master Servicing Agreement until the Trustee shall have appointed, with the consent of the Issuer, such consent not to be unreasonably withheld, and the Rating Agencies and the Insurer, provided, however, with respect to the Insurer such consent shall not be required if an Insurer Default shall have occurred and be continuing, and in accordance with the applicable provisions of the Master Servicing Agreement, a new Person to serve as successor Master Servicer. The Trustee, at its option, may elect to continue to serve as successor Master Servicer under the Master Servicing Agreement.

          (e) Upon any termination of the Master Servicer's rights and powers pursuant to the Master Servicing Agreement, the Trustee shall promptly notify the Issuer, the Insurer and the Rating Agencies, specifying in such notice that the Trustee or any successor Master Servicer, as the case may be, has succeeded the Master Servicer under the Master Servicing Agreement, which notice shall also specify the name and address of any such successor Master Servicer.

SECTION 3.08.  INVESTMENT COMPANY ACT.
               ----------------------

          The Issuer shall at all times conduct its operations so as not to be subject to the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

SECTION 3.09.  NEGATIVE COVENANTS.
               ------------------

          The Issuer shall not:

          (a) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate, or merge or consolidate with another entity, except as expressly permitted by this Indenture or the Administration Agreement, unless the Issuer and the Insurer have received an Opinion of Counsel (and have delivered a copy thereof to the Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Bonds under Treasury Regulation Section 1.1001-3, or adversely affect the status of the Bonds as indebtedness for federal income tax purposes, or (B) if 100% of the Investor Certificates are not owned by the Depositor, cause the Trust Estate to be subject to an entity level tax for federal income tax purposes;

          (b) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Bonds by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

          (c) engage in any business or activity other than in connection with, or relating to, the issuance of the Bonds and the Investor Certificate pursuant to this Indenture and the Deposit Trust Agreement, respectively, or the obligation to pay certain amounts to the Swap Provider pursuant to the Swap Agreement, or amend Section 2.03 or
     Section 10.01 of the Deposit Trust Agreement as in effect on the Closing Date without, in each case, the consent of the Insurer (unless an Insurer Default has occurred and is continuing) and the consent of the Holders of 662/3% of the aggregate Principal Amount of the Bonds then Outstanding;

          (d) incur any indebtedness or assume or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Bonds pursuant to this Indenture;

          (e)  dissolve or liquidate in whole or in part; or

          (f) (i) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture, the lien created by Section 8.04 of the Deposit Trust Agreement, as in effect on the Closing Date, or any Permitted Encumbrance) to be created on or extended to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Estate.

SECTION 3.10.  ANNUAL STATEMENT AS TO COMPLIANCE.
               ---------------------------------

          On or before 120 days after the end of the first fiscal year of the Issuer which ends more than three months after the Closing Date, and each fiscal year thereafter, the Issuer shall deliver to the Trustee and the Insurer, unless an Insurer Default has occurred and is continuing, a written statement, signed by an Authorized Officer, stating that:

          (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer's supervision; and

          (2) to the best of such officer's knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof.

SECTION 3.11.  RECORDING OF ASSIGNMENTS.
               ------------------------

          The Issuer shall cause the Assignments of the Pledged Mortgages securing the Bonds to be duly recorded in the manner specified in Section
2(a)(i) of the Administration Agreement.   If the Issuer fails to cause the
Assignments to be recorded within the time limit provided thereunder, the Issuer shall purchase such corresponding Pledged Mortgages pursuant to
Section 8.04 and the applicable provisions of the Administration Agreement.

SECTION 3.12.  LIMITATION OF LIABILITY OF WILMINGTON TRUST COMPANY.
               ---------------------------------------------------

          It is expressly understood and agreed by the parties hereto that
(a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of Sequoia Mortgage Trust 2 under the Deposit Trust Agreement, in the exercise of the powers and authority conferred and vested in it as Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust
Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any being expressly waived by the Trustee, the Insurer, and the Bondholders and by any Person claiming by, through or under the Trustee, the Insurer, and the Bondholders and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Operative Agreements.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

SECTION 4.01.  SATISFACTION AND DISCHARGE OF INDENTURE.
               ---------------------------------------

          Whenever the following conditions shall have been satisfied:

          (1)  either

               (A) all Bonds theretofore authenticated and delivered (other than (i) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08, and (ii) Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

               (B) all Bonds not theretofore delivered to the Trustee for cancellation

                           (i)  have become due and payable, or

                          (ii) will become due and payable at the Stated Maturity of the final installment of the principal thereof within one year, or

                         (iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (B)(i), (B)(ii) or (B)(iii) above, has deposited or caused to be deposited with the Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation, for principal and interest to the Stated Maturity of their entire unpaid principal amount or to the applicable Redemption Date, as the case may be, and in the case of Bonds which were not paid at the Stated Maturity of their entire unpaid principal amount, for all overdue principal and all interest payable on such Bonds to the next succeeding Payment Date therefor;

          (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

          (3) the Issuer has delivered to the Trustee and the Insurer (unless an Insurer Default has occurred and is continuing), an Officers' Certificate and an Opinion of Counsel reasonably satisfactory in form and substance to the Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with;

then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby shall cease to be of further effect, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all Pledged Mortgages, cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to the Issuer and the Holders of Bonds under
Section 3.03, the obligations of the Trustee to the Holders of Bonds under
Section 4.02 and the provisions of Article II with respect to lost, stolen, destroyed or mutilated Bonds, registration of transfers of Bonds and rights to receive payments of principal of, and interest on, the Bonds shall survive.

SECTION 4.02.  APPLICATION OF TRUST MONEY.
               --------------------------

          All money deposited with the Trustee pursuant to Sections 3.03 and
4.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.


                                  ARTICLE V

                            DEFAULTS AND REMEDIES


SECTION 5.01.  EVENT OF DEFAULT.
               ----------------

          "Event of Default", wherever used herein, means, with respect to Bonds issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1)  if the Issuer shall

               (A) default in the payment when and as due of any installment of principal of or interest on any Bond, or

               (B) default in the payment of the Redemption Price of any Bond which has been called for redemption pursuant to Article X;

          (2) if the Issuer shall breach, or default in the due observance, of any one or more of the covenants set forth in clauses (a) through (e) of Section 3.09;

          (3) if the Issuer shall breach, or default in any material respect in the due observance or performance of, any other of its covenants in this Indenture and such Default shall continue for a period of 30 days (such 30 day period to be automatically extended for 30 days upon delivery by the Issuer of an Officers' Certificate setting forth the steps being taken and stating the default is curable, to the Trustee and, provided no Insurer Default has occurred and is continuing, to the Insurer) after there shall have been given, by registered or certified mail, to the Issuer and the Insurer by the Trustee, or to the Issuer and the Trustee by the Insurer, or, during the existence of an Insurer Default by the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (4) if any representation or warranty of the Issuer made in this Indenture, or any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days (such 30 day period to be automatically extended for 30 days upon delivery by the Issuer of an Officers' Certificate setting forth the steps being taken and stating the default is curable, to the Trustee and, provided no Insurer Default has occurred and is continuing, to the Insurer) after there shall have been given, by registered or certified mail, written notice thereof to the Issuer and the Insurer by the Trustee, or to the Issuer and the Trustee by the Insurer, or, during the existence of an Insurer Default, by the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

          (5) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquida-tion of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (6) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

          (a)  (Reserved)

          (b) Notwithstanding the foregoing, the failure of the Issuer to pay when and as due any installment of principal of (regardless of the lapse of any grace period) any Bond shall not constitute an Event of Default hereunder unless the Principal Amount of the Bonds after application of all available amounts on deposit in the Distribution Account on a Payment Date exceeds the Pool Principal Balance with respect to such Payment Date or the aggregate Principal Amount of the Bonds is not paid in full on the Stated Maturity. Subject to the foregoing, Section 5.01 of the Indenture shall otherwise apply in all respects to the Bonds.


SECTION 5.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.
               --------------------------------------------------

          Subject to Section 12.01(a)(vi) hereof, if an Event of Default occurs and is continuing with respect to the Bonds, then and in every such case the Trustee or the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds may declare all the Bonds to be immediately due and payable, provided, however, that if an Insurer Default
                             --------  -------
shall have occurred and is continuing, such declaration may not have occurred prior to the 45th day after the occurrence of the applicable Event of Default, by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration such Bonds shall become immediately due and payable in an amount equal to:

            (i)     the aggregate Principal Amount of all Classes of Bonds,

           (ii) accrued and unpaid interest at the Class A-1 Interest Rate or Class A-2 Interest Rate, as applicable, on the aggregate Principal Amounts through the date of acceleration, and

          (iii) interest (but only to the extent payment thereof shall be legally enforceable) on any overdue installments of interest on the Bonds from the due date of any such installments to the date of the acceleration at the Bond Interest Rate at which such interest accrued or such lower rate at which payment of such interest shall be legally enforceable.

          At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Insurer or, in the case of an Insurer Default, the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

               (A) all payments of principal of, and interest on, all Bonds and all other amounts which would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

               (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the nonpayment of the principal of Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 5.15.

          No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 5.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
               -------------------------------------------------------
TRUSTEE.
-------

          The Issuer covenants that if an Event of Default shall occur and be continuing in respect to the Bonds and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Bonds:

                 (i)     the amounts specified in the first paragraph of
     Section 5.02, and

                (ii) in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, and at the direction of the Insurer (unless an Insurer Default shall have occurred and be continuing), may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Bonds and collect, out of the Trust Estate (as defined in the Deposit Trust Agreement), wherever situated, of the Issuer, the moneys adjudged or decreed to be payable in the manner provided by law; provided, however, that neither the Bank nor any of its agents, officers, directors, employees, successors or assigns shall be personally liable for any amounts due under the Bonds or this Indenture.

          If an Event of Default occurs and is continuing, the Trustee shall, with the prior written consent of the Insurer, or, in the case of an Insurer Default, the Trustee may proceed to protect and enforce its rights and the rights of the Bondholders by any Proceedings the Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy, including, without limitation, instituting a Proceeding prior to any declaration of acceleration of the Stated Maturity of the Bonds for the collection of all amounts then due and unpaid on such Bonds, prosecuting such Proceeding to final judgment or decree, enforcing the same against the Issuer and collecting out of the property, wherever situated, of the Issuer the moneys adjudged or decreed to be payable in the manner provided by law.

SECTION 5.04.  REMEDIES.
               --------

          Subject to the rights of the Insurer under Article XII hereof, if an Event of Default shall have occurred and be continuing and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee (subject to Section 5.18, to the extent applicable) may do one or more of the following:

          (a) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due;

          (b) in accordance with Section 5.18, sell the Trust Estate, other than the Issuer's rights to receive net amounts payable under the Swap Agreement, or any portion of the Trust Estate or rights or interest in the Trust Estate, at one or more public or private Sales called and conducted in any manner permitted by law;

          (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate; and

          (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Trustee or the Holders of the Bonds hereunder, provided, however, subject to the rights of the Insurer under Article XII hereof, that prior to exercising the foregoing, the Trustee shall have consulted with the Issuer concerning alternative pay down scenarios but in no event shall such consultation in any way restrict the rights of the Insurer to exercise the remedies set forth in this Section 5.04.

SECTION 5.05.  (RESERVED).
               -----------


SECTION 5.06.  TRUSTEE MAY FILE PROOFS OF CLAIM.
               --------------------------------

          Subject to Article XII hereof, including the rights of the Insurer thereunder, and in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Bonds or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to:

            (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and file such other papers or documents and take such other actions as it deems necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such Proceeding; and

           (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such Proceeding.

SECTION 5.07.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF BONDS.
               ------------------------------------------------------

          All rights of action and claims under this Indenture or any of the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered. Any surplus shall be available, in accordance with Section 5.08, for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.08.  APPLICATION OF MONEY COLLECTED.
               ------------------------------

          If the Bonds have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to the Bonds pursuant to this Article or otherwise and any monies that may then be held or thereafter received by the Trustee with respect to the Bonds shall be applied, after payment to the Trustee of such amounts as may be payable to it under Section 6.07, in the order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of, and interest on, such Bonds, upon presentation and surrender thereof:

          First:  To the payment of amounts then due and unpaid to the
          -----
Master Servicer in respect of Nonrecoverable Advances made by the Master Servicer pursuant to the Master Servicing Agreement;

          Second:  To the payment of any amounts then due and owing to the
          ------
Swap Provider pursuant to the Swap Agreement;

          Third:  To the payment of amounts of interest and principal then
          -----
due and unpaid upon the Outstanding Bonds in accordance with the priorities set forth in Section 2.03(b) or otherwise due and owing to the Insurer; and

          Fourth:  To the payment of the remainder, if any, to the Issuer
          ------
or any other Person legally entitled thereto.

SECTION 5.09.  LIMITATION ON SUITS.
               -------------------

          No Holder of a Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee and the Insurer (unless an Insurer Default has occurred and is continuing) of a continuing Event of Default;

          (2) the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds, with the prior written consent of the Insurer (unless an Insurer Default has occurred and is continuing), shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Insurer or the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds in the case of an Insurer Default;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds.


SECTION 5.10.  UNCONDITIONAL RIGHTS OF BONDHOLDERS TO RECEIVE PRINCIPAL
               --------------------------------------------------------
AND INTEREST.
------------

          Notwithstanding any other provision in this Indenture, other than the provisions hereof limiting the right to recover amounts due on a Bond to recovery from the property of the Issuer, the Holder of any Bond shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Bond on the respective Stated Maturities of such installments of interest, to receive payment of each installment of principal of such Bond when due (or, in the case of any Bond called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.11.  RESTORATION OF RIGHTS AND REMEDIES.
               ----------------------------------

          If the Trustee, the Insurer or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Insurer or to such Bondholder, then and in every such case the Issuer, the Trustee, the Insurer (unless an Insurer Default has occurred and is continuing) and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Insurer and the Bondholders shall continue as though no such Proceeding had been instituted.

SECTION 5.12.  RIGHTS AND REMEDIES CUMULATIVE.
               ------------------------------

          No right or remedy herein conferred upon or reserved to the Trustee, the Insurer or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.13.  DELAY OR OMISSION NOT WAIVER.
               ----------------------------

          No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Insurer or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.


SECTION 5.14.  CONTROL BY BONDHOLDERS.
               ----------------------

          Subject to the rights of the Insurer under Article XII hereof, the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture;

          (2) any direction to the Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Bonds representing the percentage of the aggregate Principal Amount of the Bonds specified in Section 5.18(b)(1), unless Section 5.18(b)(2) is applicable; and

          (3)  (Reserved);

          (4) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting.

SECTION 5.15.  WAIVER OF PAST DEFAULTS.
               -----------------------

          Subject to the rights of the Insurer under Article XII hereof, the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds may waive any past Default hereunder and its consequences, except a Default:

          (1) in the payment of any installment of principal of, or interest on, any Bond; or

          (2)  in respect of a covenant or provision hereof which under
     Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.16.  UNDERTAKING FOR COSTS.
               ---------------------

          All parties to this Indenture agree, and each Holder of any Bond by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate Bonds representing more than 10% of the aggregate Principal Amount of the Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of any installment of interest on any Bond on or after the Stated Maturity thereof expressed in such Bond or for the enforcement of the payment of any installment of principal of any Bond when due (or, in the case of any Bond called for redemption, on or after the applicable redemption date).

SECTION 5.17.  WAIVER OF STAY OR EXTENSION LAWS.
               --------------------------------

          The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, which may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.18.  SALE OF TRUST ESTATE.
               --------------------

          (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

          (b) To the extent permitted by law, the Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, unless:

          (1) the Holders of all Bonds consent to, or direct the Trustee to make, such Sale; or

          (2) the proceeds of such Sale would be not less than the entire amount which would be distributable to the Holders of the Bonds, in full payment thereof in accordance with Section 5.08, on the Payment Date next succeeding the date of such Sale.

          (3)  (Reserved)

          The purchase by the Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or disposition thereof for purposes of this Section 5.18(b).

          (c) Unless the Holders of all Bonds have otherwise consented or directed the Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.18 has not been established by the Trustee and no Person bids an amount equal to or greater than such amount, the Trustee shall bid an amount at least $1.00 more than the highest other bid.

          (d)  In connection with a Sale of all or any portion of the Trust
Estate:

               (1) any Holder or Holders of Bonds or Redwood, as manager under the Management Agreement, or the Insurer may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Bonds or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Bonds, in case the amount so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

               (2) the Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Bonds as a result of such Sale in accordance with Section 5.08 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

               (3) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

               (4) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

               (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

SECTION 5.19.  ACTION ON BONDS.
               ---------------

          The Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee, the Insurer or the Holders of Bonds shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.


                                  ARTICLE VI

                                 THE TRUSTEE

SECTION 6.01.  DUTIES OF TRUSTEE.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. If an Insurer Default has occurred and is continuing the Trustee shall use reasonable efforts to locate an additional insurer; provided that no additional insurance policy to the Insurer's Policy shall be accepted unless the Rating Agencies shall have provided written confirmation that, upon such policy being in force, the ratings on the Bonds would be in the highest rating category of each such agency and the Issuer has consented to such additional insurer.

          (b)  Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture; and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (1)  This paragraph does not limit the effect of subsection
     (b) of this Section;

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.14 or Section 5.18;

               (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith at the direction of Bondholders or the Insurer.

          (d) Except with respect to duties of the Trustee prescribed by the TIA, as to which this Section 6.01(d) shall not apply, for all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(2), 5.01(5) or 5.01(6) or any Default described in Section 5.01(3) or 5.01(4) or any Master Servicer Default or unless a Responsible Officer assigned to and working in the Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default, Master Servicer Default or default is received by the Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, the Trust Estate or this Indenture.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Estate pursuant to Sections 6.07 and 8.02(d); provided, however, that, except as provided in the first sentence of this Section 6.01(e), the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its reasonable fees and expenses; and provided further, however, that nothing in this Section 6.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the amounts due the Trustee pursuant to Section 6.07.

          (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

          (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Stated Maturity of the Bonds, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Trustee or otherwise, the rights, powers and duties of the Trustee with respect to the Trust Estate (or the proceeds thereof) and the Bondholders and the Insurer and the rights of Bondholders and the Insurer shall continue to be governed by the terms of this Indenture.

SECTION 6.02.  NOTICE OF DEFAULT.
               -----------------

          Upon the Trustee obtaining knowledge of the occurrence of any Default, the Trustee shall furnish the Issuer and the Insurer with notice of each such Default, and one Business Day thereafter shall transmit by mail to all Holders of Bonds notice of each such Default; provided, however, that except in the case of a Default of the type described in Section
5.01(1), the Trustee shall be protected in withholding such notice to all Holders of Bonds if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Bonds; and provided, further, that the Trustee shall not withhold such notice from the Insurer; and provided, further, that in the case of any Default of the character specified in Section 5.01(3) or 5.01(4) no such notice to the Insurer and Holders of the Bonds shall be given until at least 30 days after the occurrence thereof. Concurrently with the mailing of any such notice to the Insurer and the Holders of the Bonds, the Trustee shall transmit by mail a copy of such notice to the Rating Agencies.

SECTION 6.03.  RIGHTS OF TRUSTEE.
               -----------------

          Except as otherwise provided in Section 6.01 hereof:

          (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the board of directors may be sufficiently evidenced by a written resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate or the Officer's Certificate of the Master Servicer;

          (d) the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Bondholders or the Insurer pursuant to this Indenture, unless such Bondholders or the Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, on reasonable prior notice to the Issuer, to examine the books, records and premises of the Issuer, personally or by agent or attorney, during the Issuer's normal business hours; provided that the Trustee shall and shall cause its agents to hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided, however, that the Trustee shall remain liable for the execution and performance of any powers and duties by the Trustee directly or by or through agents or attorneys appointed and supervised by the Trustee hereunder;

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

          (i) prior to the time that one of its Responsible Officers obtains actual knowledge of a Master Servicer Default or a failure by the Master Servicer thereunder which with notice and the passage of time will become a Master Servicer Default, the Trustee shall not be responsible for taking action with respect thereto;

          (j) the Trustee shall not be responsible for supervising, monitoring or reviewing the Master Servicer's performance of its duties under the Master Servicing Agreement except to the extent of determining (i) that the periodic reports, certificates and opinions required to be delivered by the Master Servicer to it thereunder are delivered in timely fashion and conform to the requirements of the Master Servicing Agreement and (ii) that the amounts received by it from the Master Servicer for deposit in the Distribution Account during any month are as shown in the Master Servicer's report for such month; and

          (k) the provisions of this Section, other than clauses (e), (i) and (j), and of Sections 6.01(b) and (c) shall apply to the Trustee as it may be successor Master Servicer under the Master Servicing Agreement.

SECTION 6.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF BONDS.
               -------------------------------------------------

          The recitals contained herein and in the Bonds, except the certificates of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer of the Bonds or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

          The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Pledged Mortgage, any Mortgage, any item of Additional Collateral and Insurance Policy, or any other item of collateral under this Indenture or the perfection and priority of any item of the Trust Estate or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payment to be distributed to Bondholders under this Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of any Pledged Mortgage to the Trustee or of any intervening assignment; the completeness of any Pledged Mortgage; the performance or enforcement of any Pledged Mortgage, the compliance by the Issuer or the Master Servicer with any warranty or representation made under this Indenture, the Administrator Agreement, the Master Servicing Agreement or any other agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Issuer or the Master Servicer or any loss resulting therefrom; the acts or omissions of any of the Issuer, the Master Servicer, or any Mortgagor; any action of the Master Servicer taken in the name of the Trustee; the failure of the Master Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken in good faith at the instruction of the Issuer, the Master Servicer or the Insurer. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder.

SECTION 6.05.  MAY HOLD BONDS.
               --------------

          The Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not the Trustee, Agent or such other agent.

SECTION 6.06.  MONEY HELD IN TRUST.
               -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments which are obligations of the Trustee, in its commercial capacity, and income or other gain actually received by the Trustee on investments, which are obligations of others.

SECTION 6.07.  COMPENSATION AND REIMBURSEMENT.
               ------------------------------

          The Issuer agrees to indemnify the Trustee and each of its directors, officers, employee and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided, however that unless an Insurer Default exists, the Trustee shall notify the Insurer of such legal action (provided that the failure to notify the Insurer shall not waive the rights of the Trustee to indemnification) and such indemnification by the Trustee out of the Bond Account shall be preconditioned on the Trustee's duty
(i) to allow the Insurer to control the defense or settlement of any such action and (ii) to allow the Insurer to direct the Trustee with respect thereto; provided, further, that (a) if the Insurer does not assume control of the defense of any such action within a reasonable period of time after the filing of such action, the Trustee shall have the right to act on its own in defending the action until such time as the Insurer assumes control of the defense, (b) the Trustee along with the Insurer shall have the right to consent to any counsel hired to defend the Trustee (which consent of the Trustee shall not be unreasonably withheld) and (c) the Trustee along with the Insurer shall have the right to consent to any settlement if the amount of such settlement is less than full indemnification or the Trustee would not be fully released from liability with respect to such action as a result of such settlement. Any amounts payable to the Trustee and its directors, officers, employees or agents, in respect of indemnification provided by this paragraph, or pursuant to any other right of reimbursement from the Bond Account that the Trustee and its agents, may have hereunder in its capacity as such, including but not limited to the following paragraph of this Section 6.07, may be withdrawn by the Master Servicer or the Trustee from the Bond Account and paid to the Trustee, or its agents, at any time subject to a maximum amount of $100,000 in any calendar year pursuant to Section 3(c)(iii)(D) of the Administration Agreement. Any such amounts due to the Trustee, or its agents, in excess of $100,000 in such calendar year shall be reimbursable to the Trustee pursuant to Section 3(c)(vii)(G) of the Administration Agreement.

          As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien ranking junior to the lien of the Bonds with respect to which any claim of the Trustee under this Section arose upon all property and funds held or collected as part of the Trust Estate by the Trustee in its capacity as such payable pursuant to
Section 3(c)(vii)(G) of the Administration Agreement. The Trustee shall not institute any Proceeding seeking the enforcement of such lien against the Trust Estate unless such Proceeding is in connection with a Proceeding in accordance with Article V for enforcement of the lien of this Indenture after the occurrence of an Event of Default (other than an Event of Default arising solely from the Issuer's failure to pay amounts due the Trustee under this
Section 6.07) and a resulting declaration of acceleration of Stated Maturity of the Bonds which has not been rescinded and annulled.


SECTION 6.08.  ELIGIBILITY; DISQUALIFICATION.
               -----------------------------

          Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall always have a combined capital and surplus as stated in Section 6.09. The Trustee shall be subject to TIA Section 310(b).

SECTION 6.09.  TRUSTEE'S CAPITAL AND SURPLUS.
               -----------------------------

          The Trustee shall at all times have a combined capital and surplus of at least $50,000,000 or shall be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $50,000,000; provided, however, that the Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2) if this Indenture is qualified under the TIA. If the Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(2), its combined capital and surplus for purposes of this Section 6.09 shall be as set forth in the latest such report.

SECTION 6.10.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.
               -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Issuer and the Insurer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c)  The Trustee may be removed at any time by (1) the Insurer or
(2) by Act of the Holders representing more than 662/3% of the aggregate Principal Amount of the Bonds, with the prior written consent of the Insurer; provided, however, the Insurer shall have no such right if an Insurer Default exists and is continuing, delivered to the Trustee and to the Issuer.

          (d)  If at any time:

               (1) the Trustee shall have a conflicting interest prohibited by Section 6.08 and shall fail to resign or eliminate such conflicting interest in accordance with Section 6.08 after written request therefor by the Issuer, the Insurer or by any Bondholder; provided, however, that this Section 6.10(d)(1) shall not be operative as part of this Indenture unless and until this Indenture is qualified under the TIA, and until such qualification this Indenture shall be construed as if this Section 6.10(d)(1) were not contained herein; or

               (2) the Trustee shall cease to be eligible under Section 6.09 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer by an Issuer Order may remove the Trustee or (ii) subject to Section 5.16, the Insurer or any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of itself and all others similarly situated, and with the prior written consent of the Insurer unless an Insurer Default exists and is continuing, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, unless this Indenture is qualified under the TIA and the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Issuer, by an Issuer Order and with the prior written consent of the Insurer unless an Insurer Default exists and is continuing, shall promptly appoint a successor Trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Trustee shall be appointed by the Insurer or by Act of the Holders of Bonds representing more than 662/3% of the aggregate Principal Amount of the Bonds and with the prior written consent of the Insurer unless an Insurer Default exists and is continuing, delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer, the Insurer or Bondholders and shall have accepted appointment in the manner hereinafter provided, the Insurer or any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of itself and all others similarly situated and with the prior written consent of the Insurer unless an Insurer Default exists and is continuing, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Insurer and the Holders of Bonds. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.
               --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Insurer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS
               -----------------------------------------------------------
OF TRUSTEE.
----------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article and be acceptable to the Insurer, unless an Insurer Default has occurred and is continuing, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had authenticated such Bonds.

SECTION 6.13.  PREFERENTIAL COLLECTION OF CLAIM AGAINST ISSUER.
               -----------------------------------------------

          If this Indenture is qualified under the TIA, the Trustee shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), and a Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.14.  CO-TRUSTEES AND SEPARATE TRUSTEES.
               ---------------------------------

          Subject to the rights of the Insurer under Article XII hereof, at any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located, the Issuer and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of Bonds representing more than 50% of the aggregate Principal Amount of the Bonds with respect to which a co-trustee or separate trustee is being appointed, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

          Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. Each notice shall include the name and address of any such co-trustee or successor trustee.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

               (1) The Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee.

               (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

               (3) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case of an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee which has resigned or has been removed may be appointed in the manner provided in this Section.

               (4) No co-trustee or separate trustee shall be required to satisfy the eligibility requirements under Sections 6.08 and 6.09. No Trustee, co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

               (5) Any Act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

               (6) The Issuer and the Trustee may each at any time accept the resignation of or remove any co-trustee or separate trustee, except that following an Event of Default, the Trustee acting alone may accept the resignation of or remove any co-trustee or separate trustee.

SECTION 6.15.  AUTHENTICATING AGENTS.
               ---------------------

          The Trustee may appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds and in connection with transfers and exchanges under Sections
2.06 and 2.07, if any, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections to authenticate and deliver Bonds. For all purposes of this Indenture (other than in connection with the authentication and delivery of Bonds pursuant to Sections 2.05 and 2.12 in connection with their initial issuance and for purposes of Section 2.08), the authentication and delivery of Bonds by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Bonds "by the Trustee".

          Any Authenticating Agent may also serve as Bond Registrar or co-Bond Registrar, as provided in Section 2.07. Any Authenticating Agent appointed by the Trustee pursuant to the terms of this Section 6.15 or pursuant to the terms of any supplemental indenture shall deliver to the Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent (and, if applicable, of Bond Registrar or co-Bond Registrar) and indemnifying the Trustee for and holding the Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Bond Registrar or co-Bond Registrar.

          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.

          Any Authenticating Agent shall be entitled to reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.07. The provisions of Sections 2.10, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

SECTION 6.16.  PAYMENT OF CERTAIN INSURANCE PREMIUMS.
               -------------------------------------

          Notwithstanding anything to the contrary contained in this Indenture, the Trustee agrees, for the benefit of the Holders of the Bonds and the Insurer, that, should it fail to receive notice from the Master Servicer, or the applicable insurers, within the time period required pursuant to the Master Servicing Agreement, to the effect that any premiums due with respect to any Insurance Policies the premiums for which are required to be paid by the Master Servicer from amounts on deposit in any related escrow account, or required to be advanced by the Master Servicer, the Trustee shall proceed with diligence to make inquiries of the Master Servicer, the Issuer and the applicable insurers as to whether such premiums have been paid at the times set forth in the Master Servicing Agreement. In the event such premiums have not been paid and the coverage provided under the related Insurance Policy may be interrupted or adversely affected, the Trustee agrees promptly to pay such premiums from amounts on deposit in the Distribution Account in accordance with its obligations under the applicable provisions of the Administration Agreement.



                                 ARTICLE VII

                        BONDHOLDERS' LISTS AND REPORTS

SECTION 7.01.  ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF
               ------------------------------------------------
BONDHOLDERS.
-----------

          (a) The Issuer shall furnish or cause to be furnished to the Trustee (i) semi-annually, not less than 45 days nor more than 60 days after the Interest Payment Date occurring closest to six months after the Closing Date and each Interest Payment Date occurring at six-month intervals thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds and (ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished to the Trustee.

          (b) In addition to furnishing to the Trustee the Bondholder lists, if any, required under subsection (a), the Issuer shall also furnish all Bondholder lists, if any, required under Section 3.03 at the times required by Section 3.03.

SECTION 7.02.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO BONDHOLDERS.
               ----------------------------------------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list, if any, furnished to the Trustee as provided in Section 7.01 and the names and addresses of the Holders of Bonds received by the Trustee in its capacity as Bond Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

          (b) If this Indenture is qualified under the TIA, Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

          (c) If this Indenture is qualified under the TIA, the Issuer, the Trustee and the Bond Registrar shall have the protection of TIA Section 312(c).

SECTION 7.03.  REPORTS BY TRUSTEE.
               ------------------

          (a) If this Indenture is qualified under the TIA, then within 30 days after May 15 of each year (the "reporting date"), commencing with the year after the issuance of the Bonds, (i) in the circumstance required by TIA
Section 313(a), the Trustee shall mail to all Holders and the Insurer a brief report dated as of such reporting date that complies with TIA Section 313(a),
(ii) the Trustee shall also mail to Holders of Bonds and the Insurer with respect to which it has made advances any reports with respect to such advances that are required by TIA Section 313(b)(2) and (iii) the Trustee shall also mail to Holders of Bonds and the Insurer any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(3), 313(b)(1) (if applicable) or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the aggregate Principal Amount of the then Bonds covered by the report.
The Trustee shall comply with TIA Section 313(c) with respect to any reports required by this Section 7.03(a).

          (b) If this Indenture is qualified under the TIA, a copy of each report required under this Section 7.03 shall, at the time of such transmission to Holders of Bonds and the Insurer be filed by the Trustee with the Commission and with each securities exchange upon which the Bonds are listed. The Issuer will notify the Trustee when the Bonds are listed on any securities exchange.

SECTION 7.04.  REPORTS BY ISSUER.
               -----------------

          If this Indenture is qualified under the TIA, the Issuer (a) shall file with the Trustee, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and (b) shall also comply with the other provisions of TIA Section 314(a).

SECTION 7.05.  NOTICE TO THE RATING AGENCIES, TO THE INSURER AND TO THE
               --------------------------------------------------------
SWAP PROVIDER.
---- --------

          The Issuer shall use its best efforts promptly to provide notice to the Rating Agencies, the Insurer and the Swap Provider of any of the following events of which it has actual knowledge:

          (a)  any material change to or amendment of this Indenture;

          (b) the occurrence of any Default or Event of Default that has not been cured;

          (c)  the resignation or termination of the Trustee;

          (d)  the substitution of Pledged Mortgages;

          (e)  the final payment of Bondholders;

          (f)  any payment or claim made under the Insurer's Policy, and

          (g) any Event of Default or Termination Event by, or with respect to, the Swap Provider or any notice received by the Issuer pursuant to the Swap Agreement that the Swap Provider reasonably believes that it may not be able to make a payment required to be made under the Swap Agreement.



                                 ARTICLE VIII

          ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

SECTION 8.01.  COLLECTION OF MONEYS.
               --------------------

          Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Indenture. Except as otherwise expressly provided herein, if any default occurred in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default hereunder and any right to proceed thereafter as provided in Article V.

SECTION 8.02.  DISTRIBUTION ACCOUNT.
               --------------------

          (a)  (Reserved.)

          (b)  (Reserved.)

          (c) The Trustee shall establish and maintain, on behalf of the Bondholders and the Insurer, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

               (i)  the aggregate amount remitted to the Trustee pursuant to
          Section 3(c)(iv) of the Administration Agreement; and

               (ii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

          In the event that the Administrator shall remit any amount not required to be remitted, it may withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding; provided that the Administrator shall submit an explanation of such withdrawal to the Issuer. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Bondholders, the Insurer and the Swap Provider until disbursed in accordance with this Indenture or withdrawn in accordance with
Section 2.03(b). In no event shall the Trustee incur liability, other than any liability arising out of its recklessness, bad faith or willful misconduct, for withdrawals from the Distribution Account at the direction of the Administrator.

          (d) Subject to Sections 5.02, 5.08 and 6.16, on each Payment Date and Redemption Date, the Trustee shall distribute all amounts on deposit in the Distribution Account to Bondholders in respect of the Bonds to the extent of amounts due and unpaid on the Bonds for principal and interest in the amounts and in accordance with Section 2.03(b).

SECTION 8.03.  GENERAL PROVISIONS REGARDING PLEDGED ACCOUNTS.
               ---------------------------------------------

          (a) Each Pledged Account shall relate solely to the Bonds, the Investor Certificate, the Swap Agreement and to the Pledged Mortgages, Permitted Investments and other property securing the Bonds. Funds and other property in each Pledged Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Trustee may hold any funds or other property received or held by it as part of a Pledged Account, other than the Distribution Account, in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to each Pledged Account.

          (b) All or a portion of the funds in the Pledged Accounts shall be invested in Permitted Investments and reinvested by the Trustee subject to the provisions of Section 3(c)(viii) of the Administration Agreement and, in the case of the Bond Account, upon written direction of Redwood, so long as
no Default or Event of Default shall have occurred and be continuing.   The
income and gain (net of any losses) realized from any such investment of funds on deposit in the Pledged Accounts shall be for the benefit of Redwood or the Trustee as provided in Section 3(c)(viii) of the Administration Agreement and shall be remitted monthly to Redwood or the Trustee, as applicable, as provided in the Administration Agreement. The amount of any realized losses in the Pledged Accounts incurred in respect of any such investments shall promptly be deposited by Redwood or the Trustee, as applicable, in the applicable Pledged Account.

          (c) Subject to Sections 6.01(c) and 8.03(b), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Pledged Accounts resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee's failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

          (d) If a Default or Event of Default shall have occurred and be continuing with respect to the Bonds but the Bonds shall not have been declared due and payable pursuant to Section 5.02 or if such Bonds shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Bond Account in one or more Permitted Investments.

          (e) The Trustee shall, at all times while any Bonds are outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Trustee, all certificates or other instruments, if any, evidencing any investment of funds in a Pledged Account. The Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in a Pledged Account, against delivery of the amount receivable in connection with any sale.

SECTION 8.04.  PURCHASES OF DEFECTIVE PLEDGED MORTGAGES.
               ----------------------------------------

          (a) If at any time the Issuer, the Insurer or the Trustee discovers or is notified (i) that there has been a breach of any of Redwood's representations and warranties with respect to Pledged Mortgages contained in the Administration Agreement that materially and adversely affects the interests of the Bondholders, the Insurer or the Swap Provider in any Pledged Mortgage, or (ii) that any of the Mortgage Documents for a Pledged Mortgage has not been properly executed by the Mortgagor or contains a material defect, then the party discovering such defect or omission or receiving notice thereof shall promptly notify the other parties.

          (b) If any defect, misrepresentation or omission described in subsection (a) of this Section 8.04 materially and adversely affects the interests of the Bondholders, the Insurer or the Swap Provider, then Redwood, on behalf of the Issuer shall, pursuant to the applicable provisions of the Administration Agreement, either (i) cure any such defect, misrepresentation or omission, (ii) remove such Pledged Mortgage and substitute in its place a Replacement Pledged Mortgage or (iii) purchase the affected Pledged Mortgage, in each case at the times and in the manner set forth in the Administration Agreement.

          (c) Upon any such purchase or substitution, the Issuer shall be entitled to request a release of the defective Pledged Mortgage from the lien of this Indenture pursuant to Section 8.08(c) and Section 8.12.

          (d) If the Issuer or Redwood shall either (i) purchase any Pledged Mortgage it is required to purchase pursuant to the Administration Agreement and deposit the Purchase Price therefor in the Bond Account or (ii) (a) remove such Pledged Mortgage from the Trust Estate and substitute in its place a Replacement Pledged Mortgage and (b) deposit in the Bond Account any related Substitution Adjustment Amount, in each case in the manner set forth in the Administration Agreement, then the Issuer shall be deemed to have complied with all requirements imposed upon it by this Section 8.04 with respect to such Pledged Mortgage.

          (e) Redwood shall, pursuant to the Management Agreement, in its sole discretion, have the right to purchase for its own account from the Trust Estate any Delinquent Pledged Mortgage at the Purchase Price therefor and in the same manner as that specified for the purchase of Defective Pledged Mortgages pursuant to Section 2(c)(iii) of the Administration Agreement; provided, however, that, prior to any such purchase by Redwood, Redwood shall notify the Insurer of any such purchase proposed to be made by Redwood and the Insurer shall have five Business Days to disapprove any such
purchase.   Upon purchase of such Pledged Mortgage by Redwood, the
Administrator and the Issuer shall have the right to treat such Pledged Mortgage (a "Defaulted Pledged Mortgage") as having been the subject of a Principal Prepayment in Full and request the release thereof from the lien of this Indenture pursuant to Section 8.12.

          (f) With respect to any Converted Mortgage Loan for which the Master Servicing Agreement requires the Master Servicer to purchase the Converted Mortgage Loan, neither Redwood or the Issuer shall have any obligation to purchase such a Converted Mortgage Loan should the Master Servicer fail to do so. Any purchase of a Converted Mortgage Loan by the Master Servicer or any other Person shall be at the price specified in the Master Servicing Agreement, but in no event less than Purchase Price therefor. Upon any such purchase of a Converted Mortgage Loan, the Administrator and the Issuer shall have the right to treat such Pledged Mortgage as having been the subject of a Principal Prepayment in Full and shall request the release thereof from the lien of this Indenture pursuant to Sections 8.08(c) and 8.12.

SECTION 8.05.  GRANT OF REPLACEMENT PLEDGED MORTGAGE.
               -------------------------------------

          The Issuer shall be permitted to substitute any Pledged Mortgage for any Original Pledged Mortgage initially Granted to the Trustee on the Closing Date pursuant to this Indenture as set forth in Sections 2(a)(ii) and 2(c)(iii) of the Administration Agreement.

SECTION 8.06.  REPORTS BY TRUSTEE TO BONDHOLDERS.
               ---------------------------------

          On each Payment Date, upon receipt from the Master Servicer, the Trustee shall deliver a Payment Date Statement to each Holder of Bonds.


SECTION 8.07.  REPORTS BY TRUSTEE.
               ------------------

          In addition to any statements required to be delivered or prepared by the Trustee pursuant to Section 2.09, 8.02 or 10.01, the Trustee shall deliver to the Issuer and the Insurer, within two Business Days after the request of the Issuer or the Insurer, a written report setting forth the amount of each Pledged Account established hereunder and the identity of the investments included therein. Without limiting the generality of the foregoing, the Trustee shall, upon the request of the Issuer or the Insurer, promptly transmit to the Issuer and the Insurer copies of all accountings of, and information with respect to, collections furnished to it by the Administrator and shall promptly notify the Issuer and the Insurer if on the Payment Date, the related Bond Distribution Amount or any portion thereof has not been received by the Trustee.

SECTION 8.08.  TRUST ESTATE; RELEASE AND DELIVERY OF MORTGAGE DOCUMENTS.
               --------------------------------------------------------

          (a) The Trustee may, and when required by the provisions of this Indenture shall, execute instruments in form supplied to it to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture and the TIA. No party relying upon an instrument executed by the Trustee as provided in this Article VIII shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

          (b) In connection with a redemption of the Bonds as to which the Trustee receives a notice from the Issuer pursuant to Section 10.01(b) that the Redemption Amount will be deposited into the Distribution Account not later than 10:00 a.m., New York City time, on the Redemption Date, the Trustee is hereby authorized, if so directed by the Issuer in writing not less than five (5) Business Days prior to the Redemption Date, to release property from the lien of this Indenture on such Redemption Date against receipt by the Trustee of immediately available funds in an amount not less than the Redemption Amount.

          (c) Upon request by the Master Servicer accompanied by a Request for Release of Documents in the form of Exhibit Two to the Custodial Agreement to the effect that a Pledged Mortgage has been the subject of a Prepayment in Full or has otherwise been paid in full, together with any other items required under Section 8.12, the Trustee shall promptly request that the Custodian release the related Mortgage Documents and execute such other documents as the Master Servicer may request to evidence satisfaction and discharge of such Pledged Mortgage.

          (d) The Trustee shall, at such time as there are no Bonds Outstanding, release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Bonds pursuant to Section 3.03 or Section 4.02), subject, however, to Section 4.01 and the rights of the Trustee under
Section 6.07.

SECTION 8.09.  (RESERVED)

SECTION 8.10.  MASTER SERVICER AS AGENT AND BAILEES OF TRUSTEE.
               -----------------------------------------------

          In order to facilitate the servicing of the Pledged Mortgages by the Master Servicer, the Master Servicer shall deposit in a Master Servicing Account proceeds of the Pledged Mortgages in accordance with the provisions of the Master Servicing Agreement and this Indenture, prior to the time they are deposited into the Bond Account. In addition, the Master Servicer will be required to remit to the Administrator for deposit in the Bond Account all funds held in the related Master Servicing Account that are required to be remitted to the Administrator in accordance with the terms of the Master Servicing Agreement and the Administration Agreement. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or similar provision of law in the state in which such property is held by the Master Servicer, the Trustee hereby designates the Master Servicer as its agent and bailee to hold such funds with respect to the Pledged Mortgages until they are deposited into the Bond Account as well as its agent and bailee in holding any Mortgage Documents or other documents contained released to it by the Custodian pursuant to the Custodial Agreement and any other items constituting a part of the Trust Estate which from time to time come into possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to the Master Servicing Agreement, the Trustee, as secured party, will be deemed to have possession of such Mortgage Documents, such moneys and such other items for purposes of
Section 9-305 of the Uniform Commercial Code or similar provision of law of the states in which such property is held by such Master Servicer.

SECTION 8.11.  OPINION OF COUNSEL.
               ------------------

          The Trustee shall be entitled to receive at least five Business Days' notice of any action to be taken pursuant to Section 8.08(a) (other than in connection with releases of Pledged Mortgages which were the subject of a Principal Prepayment in Full) accompanied by copies of any instruments involved, and the Trustee shall be entitled to request an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Trustee in connection with any such action.

SECTION 8.12.  RELEASE OF PLEDGED MORTGAGES.
               ----------------------------

          (a) The Issuer shall be entitled to request a release from the lien of this Indenture of any Pledged Mortgage at any time after such Pledged Mortgage has been the subject of a Principal Prepayment in Full or in accordance with the requirements of Section 8.04 or 8.08 if:

               (i) the Master Servicer has complied with all requirements imposed on it by Section 8.04 or 8.08 in connection with such Pledged Mortgage (or is deemed to have complied with such requirements by reason of the provisions of Section 8.04(e));

               (ii) at the time such release is requested, no Default or Event of Default has occurred and is continuing; provided, however, that if a Pledged Mortgage has been the subject of a Principal Prepayment in Full, then the Trustee shall release such Pledged Mortgage from the lien of this Indenture upon compliance with all other conditions of this subsection (a), notwithstanding the existence of a Default or Event of Default;

               (iii) the Master Servicer, the Issuer or Redwood delivers to the Trustee an Officers' Certificate (A) identifying the Pledged Mortgage to be released, (B) requesting the release thereof, (C) setting forth the amount deposited in the Bond Account with respect thereto, if any, and (D) certifying that the conditions set forth in clauses (i) and
     (ii) above have been satisfied; and

               (iv) the Issuer delivers to the Trustee a certificate of fair value if required by Section 314(d)(1) or Section 314(d)(3) of the TIA.

          (b)  Upon satisfaction of the conditions specified in subsection
(a) of this Section 8.12, the Trustee shall release from the lien of this Indenture and deliver to or upon the order of the Issuer the Pledged Mortgage to be released (including all related Mortgage Documents) described in the Request for Release.



                                  ARTICLE IX

                           SUPPLEMENTAL INDENTURES

SECTION 9.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF BONDHOLDERS.
               ------------------------------------------------------

          Subject to the rights of the Insurer under Article XII hereof and without the consent of the Holders of any Bonds, the Issuer and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

          (3) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

          (4) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds or to surrender any right or power herein conferred upon the Issuer;

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect the interests of the Holders of the Bonds and the Insurer, unless an Insurer Default has occurred and is continuing (any such action shall be deemed not to adversely affect the interests of the Bondholders and the Insurer if the Issuer delivers to the Trustee letters from each Rating Agency to the effect that such action will not result in a downgrading of the Bonds without taking into account the Insurer's Policy);

          (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA; or

          (7) to modify, eliminate or add to any provision of the Indenture as shall be necessary in order to procure another bond insurance policy in the event of an Insurer Default.


          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise except to the extent required by law.

          The Trustee may in its discretion determine whether or not the rights of the Holder of Bonds would be adversely affected by any supplemental indenture, and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. In making such determination, a supplemental indenture shall be conclusively deemed by the Trustee not to adversely affect the Bonds if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Bonds to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Bonds without taking into account the Insurer's Policy (or in the case of clause (7) above; that will not result in the Bonds not being assigned by each agency the highest credit rating of each agency) and (ii) the supplemental indenture effects no change in principal priority schedules, interest rates, Redemption Prices, substitution of Mortgage Collateral, Payment Dates, Record Dates, terms or redemption, the application of surplus to the payment of the Bonds or other payment terms. The Trustee shall not be liable for any such determination made in good faith.

          Prior to joining in the execution of any such supplemental indenture, the Trustee may in its discretion obtain an Opinion of Counsel to the effect that such transaction will not result in a "substantial modification" of the Bonds under Treasury Regulation Section 1.1001-3, or adversely affect the status of the Bonds as indebtedness for federal income tax purposes.

          The Trustee shall provide the Insurer, if any, with a copy of any supplemental indenture executed pursuant to this Section, by first class mail mailed to the Insurer within five Business Days after the execution of such supplemental indenture. Notwithstanding the foregoing, no supplemental indenture may be entered into without the prior written consent of the Insurer (except (i) in the case of clause (7) above or (ii) if an Insurer Default has occurred and is continuing).

SECTION 9.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF BONDHOLDERS.
               ---------------------------------------------------

          Subject to the rights of the Insurer under Article XII hereof and with the consent of the Holders of Bonds representing not less than two-thirds of the aggregate Principal Amount of the Bonds by Act of said Holders delivered to the Issuer and the Trustee and the Insurer, the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

          (1) change the Stated Maturity of the final installment of the principal of, or any installment of interest on, any Bond or reduce the principal amount thereof, the Bond Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Bond may be redeemed at the option of the Issuer, change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Bond on or after the Stated Maturity thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Bond on or after the Stated Maturity of the final installment of the principal thereof (or, in the case of redemption, on or after the applicable Redemption Date);

          (2) reduce the percentage of the aggregate Principal Amount of the Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

          (3)  modify any of the provisions of this Section, Section 5.14 or
     Section 5.18(b) except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

          (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

          (5) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate (except for Permitted Encumbrances) or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture; or

          (6) modify any of the provisions of this Indenture in such manner as to materially and adversely affect rights of the Holders of the Bonds to the benefits of any provisions for the mandatory redemption of Bonds contained herein.

          The Trustee may in its discretion determine whether or not the rights of the Holder of any Bonds would be materially and adversely affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds authenticated and delivered hereunder, provided, however, that unless an Insurer Default has occurred and is continuing, written consent of the Insurer shall be required unless such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Insurer adversely affect in any material respect the interests of the Insurer. The Trustee shall not be liable for any such determination made in good faith.

          It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. The Trustee shall mail to the Insurer a copy of any supplemental indenture executed pursuant to this Section, by first class mail, mailed to the Insurer within five Business Days after the execution of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  EXECUTION OF SUPPLEMENTAL INDENTURES.
               ------------------------------------

          In executing, consenting to or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee and the Insurer, unless an Insurer default has occurred and is continuing, shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. Executed copies of any supplemental indenture permitted by this Article shall be provided by the Trustee to the Rating Agencies.

SECTION 9.04.  EFFECT OF SUPPLEMENTAL INDENTURES.
               ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds to which such supplemental indenture relates which have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.  CONFORMITY WITH TRUST INDENTURE ACT.
               -----------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 9.06.  REFERENCE IN BONDS TO SUPPLEMENTAL INDENTURES.
               ---------------------------------------------

          Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Bonds.

SECTION 9.07.  AMENDMENTS TO DEPOSIT TRUST AGREEMENT OR ADMINISTRATION
               -------------------------------------------------------
AGREEMENT.
---------

          Subject to the rights of the Insurer under Article XII hereof, the Trustee shall, upon Issuer Request, consent to any proposed amendment to the Deposit Trust Agreement or Administration Agreement, or an amendment to or waiver of any provision of any other document relating to the Deposit Trust Agreement or Administration Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Bonds upon receipt by the Trustee of:

          (i) an Opinion of Counsel to the effect that such amendment or waiver will not materially and adversely affect the interests of the Holders of the Bonds and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Bonds without taking into account the Insurer's Policy; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating;

          (ii) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is the true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section
               9.07 have been satisfied;

          (iii) written confirmation from the Rating Agencies that the implementation of the proposed amendment or waiver will not adversely affect their rating of the Bonds; and

          (iv) any other document required pursuant to Section 11.01;

provided, however, amendments to the definitions of Specified Overcollateralization Amount, Base Specified Overcollateralization Amount and Target Percentage (each of which is contained in the Administration Agreement), may be made solely upon (i) the written consent of the Issuer and, if no Insurer Default shall have occurred and be continuing, the Insurer and with the advise of tax counsel to the Issuer, or (ii) the written consent of the Issuer and the Trustee and with the advice of tax counsel to the Issuer and without the consent of the Insurer if an Insurer Default shall have occurred and be continuing.

          Notwithstanding the foregoing, the Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.


                                  ARTICLE X

                             REDEMPTION OF BONDS

SECTION 10.01. REDEMPTION.
               ----------

          (a)  The Bonds shall not be subject to special redemption.

          (b) The Bonds shall be subject to redemption by the Issuer, in whole but not in part, at the option of the Issuer, on any Payment Date on or after the earlier of (i) ten years after the Closing Date and (ii) the Payment Date after which the Pool Principal Balance with respect to such Payment Date, is 25% or less than the Initial Pool Principal Balance, on the terms and conditions specified in this subsection (b) at the Redemption Price plus all amounts due to the Insurer pursuant to the Insurance Agreement. If the Issuer elects to so redeem the Bonds, it shall, no later than 30 days prior to the Payment Date selected for such redemption, deliver notice of such election to the Trustee and the Insurer and either (a) deposit in the Distribution Account the Redemption Price therefor plus all amounts due to the Insurer pursuant to the Insurance Agreement and any amounts then due and owing to the Swap Provider (collectively, the "Redemption Amount") or (b) state in such notice that the Redemption Amount will be deposited in the Distribution Account not later than 10:00 a.m., New York City time, on the applicable Redemption Date.

          (c)  (Reserved)

          (d) In effecting any redemption pursuant to subsection (b), concurrent with the notice provided for therein, the Issuer shall deliver an Issuer Order directing the Trustee to effect such redemption, any certification and opinion required pursuant to Section 11.01 and a form of redemption notice. All Bonds so redeemed shall be due and payable on such Redemption Date upon the giving of the notice thereof required by Section 10.02.

          (e) If the Issuer or any Affiliate of the Issuer elects to retain the Bonds following any redemption pursuant to subsection (b) of this Section 10.01, the Issuer shall, as a condition precedent to such redemption without retirement, consult with tax counsel to determine that such redemption without retirement will not adversely affect the Insurer. Prior to a resale of the Bonds following any such redemption without retirement, the Issuer shall obtain an opinion of tax counsel confirming the status of the Bonds as indebtedness for federal income tax purposes.

SECTION 10.02. FORM OF REDEMPTION NOTICE.
               -------------------------

          Notice of redemption shall be given by the Trustee in the name of and at the expense of the Issuer by first class mail, postage prepaid, mailed not less than thirty days prior to the applicable Redemption Date (but in no event prior to the date on which the Redemption Amount with respect to the Bonds to be redeemed pursuant to Section 10.01 has been deposited in the Distribution Account or the date on which the notice of such deposit referred to in Section 10.01 has been received by the Trustee) to the Insurer and each Holder of Bonds to be redeemed, such Holders being determined as of the Record Date with respect to the Payment Date on which such redemption is to occur.

     All notices of redemption shall state:

          (1)  the Redemption Date; and

          (2) the fact of such payment in full and the place where such Bonds are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02). Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

SECTION 10.03. BONDS PAYABLE ON REDEMPTION DATE.
               --------------------------------

          Notice of redemption having been given as provided in Section 10.02, the Bonds or portions thereof so to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price or elect not to retire the Bonds so redeemed, as provided in Section 10.04) no interest shall accrue on such Redemption Price for any period after the last day preceding the day on which such Redemption Date occurs.

SECTION 10.04. RETENTION OF BONDS BY ISSUER.
               ----------------------------

          In the event that the Issuer effects a redemption of the Bonds in accordance with the provisions of Section 10.01(b), it may elect to cause the Bonds to remain Outstanding and not release the lien of the Indenture with respect to the Trust Estate securing such Bonds or terminate such Bonds. If the Issuer so elects, the Bonds shall not merge with the security therefor, but shall remain validly Outstanding, subject to the following paragraph.

          The Trustee, if so directed by the Issuer in writing not less than
(5) Business Days prior to the Redemption Date, shall authenticate and prepare for delivery on the Redemption Date new Bonds evidencing Book Entry Bonds or Definitive Bonds (as directed by the Issuer) on the order of the Issuer against receipt by the Trustee of immediately available funds in an amount not less than the Redemption Amount.

          Notwithstanding the foregoing, no redemption of any Bond shall be permitted without retiring it and no sale of previously redeemed Bonds may be made by the Issuer unless the Issuer shall have delivered to the Trustee and the Insurer, provided an Insurer Default has not occurred and is continuing, an Opinion of Counsel that such redemption without retirement or sale, as the case may be, does not violate any provision of the TIA or other applicable law.


                                  ARTICLE XI

                                MISCELLANEOUS

SECTION 11.01. COMPLIANCE CERTIFICATES AND OPINIONS.
               ------------------------------------

          Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee and the Insurer an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall include:

          (1) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 11.02. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.
               --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents

          Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his other certificate or opinion is based are erroneous. Any such Issuer certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer or Officers of the Owner Trustee or a certificate of the officers of the Depositor or the manager of the Issuer, stating that the information with respect to such factual matters is in the possession of the Owner Trustee, or the Depositor or the manager of the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

          Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

SECTION 11.03. ACTS OF BONDHOLDERS.
               -------------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in any evidence by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

          (c)  The ownership of Bonds shall be proved by the Bond Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not any notation of such action is made upon such Bonds.

SECTION 11.04. NOTICES, ETC. TO TRUSTEE AND ISSUER.
               -----------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office with a copy to: Norwest Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Securities Administration (Sequoia Trust 2);

          (2) the Issuer by the Trustee or by any Bondholder shall be sufficient for every purpose hereunder (except as provided in Sections 5.01(3) and (4)) if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to it c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 N. Market Street,
     Wilmington, DE 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Trustee by the Issuer;

          (3) any Rating Agency by the Trustee or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by such Rating Agency at the address specified therefor in the definition corresponding to the name of such Rating Agency;

          (4) the Insurer by the Trustee, the Issuer or any Bondholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid to the Insurer at Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004,
     Attention: Howard Pfeffer (Sequoia Mortgage Trust 2/Collateralized Mortgage Bonds, Class A-1 and Class A-2; or

          (5) the Swap Provider by the Trustee or the Issuer shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid to the Swap Provider at Merrill Lynch Capital Services, Inc., World Financial Center, North Tower, 22nd Floor, 250 Vesey Street, New York, New York 10281, Attention: Swap Group (Sequoia Mortgage Trust 2).


SECTION 11.05. NOTICES AND REPORTS TO BONDHOLDERS; WAIVER OF NOTICES.
               -----------------------------------------------------

          Where this Indenture provides for notice to Bondholders of any event or the mailing of any report to Bondholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class, postage prepaid, to each Bondholder affected by such event or to whom such report is required to be mailed, at the address of such Bondholder as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Bondholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Bondholder shall affect the sufficiency of such notice or report with respect to other Bondholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waiver of notice by any Bondholder shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to Bondholders of any event, such notice shall also be sent to S&P, so long as S&P is a Rating Agency and to Moody's so long as Moody's is a Rating Agency.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.
               ---------------------------

          The Trustee may make reasonable rules for any meeting of Bondholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. CONFLICT WITH TRUST INDENTURE ACT.
               ---------------------------------

          If this Indenture is qualified under the TIA and any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

SECTION 11.08. EFFECT OF HEADINGS AND TABLE OF CONTENTS.
               ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.09. SUCCESSORS AND ASSIGNS.
               ----------------------

          All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.


SECTION 11.10. SEPARABILITY.
               ------------

          In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11. BENEFITS OF INDENTURE.
               ---------------------

          Except as provided in Section 12.01(i) hereof, nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or co-trustee appointed under Section 6.14 and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 11.12. LEGAL HOLIDAYS.
               --------------

          In any case where the date of any Payment Date, Redemption Date or any other date on which principal of, or interest on, any Bond is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or other date for the payment of principal of, or interest on, any Bond, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

SECTION 11.13. GOVERNING LAW.
               -------------

          This Indenture and each Bond shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed in the State of New York and the obligations, rights and remedies of the parties hereto and the Bondholders shall be determined in accordance with such laws.

SECTION 11.14. COUNTERPARTS.
               ------------

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15. RECORDING OF INDENTURE.
               ----------------------

          This Indenture is subject to recording in any appropriate public recording office, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to
Section 2.12(c) or Section 3.06.

SECTION 11.16. ISSUER OBLIGATION.
               -----------------

          No recourse may be taken, directly or indirectly, against (i) the Bank, (ii) any incorporator, subscriber to the capital stock, stockholder, officer or director of the Bank or of any predecessor or successor of the Bank, (iii) any holder of a beneficial interest in the Issuer (solely in its capacity as such), (iv) any incorporator, subscriber to the capital stock, stockholder, partner, beneficiary, agent, officer, director, employee, or successor or assign of a holder of a beneficial interest in the Issuer, (v) the Depositor or any Affiliate thereof (other than the Issuer) or (vi) any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Trustee or any predecessor or successor of the Trustee with respect to the Issuer's obligation with respect to the Bonds or the obligation of the Issuer or the Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith.


SECTION 11.17. INSPECTION.
               ----------

          The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee or the Insurer, during the Issuer's normal business hours, to examine all books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee or the Insurer, as the case may be, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable expense incident to the exercise by the Trustee or the Insurer of any rights under this Section 11.17, but not in excess of $5,000 per year, shall be borne by the Issuer.

SECTION 11.18. USURY.
               -----

          The amount of interest payable or paid on any Bond under the terms of this Indenture shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of New York (whichever shall permit the higher rate), which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Bond exceeds the Highest Lawful Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Bond, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, refund the amount of such excess or, at the option of the Trustee, apply the excess to the payment of principal of such Bond, if any, remaining unpaid.

SECTION 11.19. NO PETITION.
               -----------

          The Trustee, by entering into this Indenture, and each Bondholder, by accepting a Bond, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, this Indenture or any of the Operative Agreements.



                                 ARTICLE XII

                               THE BOND INSURER

(SECTION 12.01.     CERTAIN MATTERS REGARDING THE INSURER AND THE
                    ---------------------------------------------
INSURER'S POLICY.
----------------

          (a) Rights of the Insurer to Exercise Certain Rights of Bondholders. By accepting its Bond, each bondholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise the Voting Rights of the Bondholders with respect to all matters, including without limitation the following matters without any further consent of the Bondholders, to the extent such rights are provided for herein:

               (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Master Servicing Agreement in the event of a Master Servicer Default;

               (ii) the right to consent to or direct any waivers of defaults by the Master Servicer;

               (iii) the right to remove the Trustee pursuant to this Indenture;

               (iv) the right to institute proceedings against the Master Servicer and the right to direct Proceedings pursuant to Section 5.14 of this Indenture;

               (v) the right to require the Issuer, the Company or Redwood to repurchase or substitute Pledged Mortgage Loans pursuant to this Indenture;

               (vi) the right to accelerate maturity of the Bonds or rescind a declaration of acceleration pursuant to Section 5.02 of this Indenture;

               (vii) the right to direct the exercise of all remedies pursuant to Section 5.04 of this Indenture;

               (viii) the right to request that the Trustee take possession of and retain the Trust Estate pursuant to Section 5.05 of this Indenture or to rescind such election by the Trustee pursuant to the same section; and

               (ix) the right to waive any past Default pursuant to Section
     5.15 of this Indenture.

          In addition, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the appointment of any successor Trustee or Master Servicer or (ii) any amendment to the Indenture; provided, however, that the Insurer shall not unreasonably
           --------  -------
withhold, condition or delay its consent. Each Bondholder agrees that, unless an Insurer Default exists, the rights specifically set forth above may be exercised by the Bondholders only with the prior written consent of the Insurer.

          (b) Issuer to Act Solely with Consent of the Insurer. Unless an Insurer Default exists and is continuing, the Issuer shall not exercise the right to appoint a co-trustee pursuant to Section 6.14 of this Indenture or successor trustee pursuant to Section 6.10 of this Indenture without the prior written consent of the Insurer.

          Unless an Insurer Default exists and is continuing, the Issuer and the Trustee shall not undertake any litigation with respect to the Trust Estate without the prior consent and at the direction of the Insurer.

          (c) Trustee to Act Solely with Consent of the Insurer. Unless an Insurer Default exists and is continuing, the Trustee shall not exercise the right to:


               (i) agree to any amendment of this Indenture, Deposit Trust Agreement or Administration Agreement pursuant to Article IX of this Indenture;

               (ii) undertake any litigation pursuant to the Indenture or incur any expenses reimbursable pursuant to Section 6.03 of this Indenture;

               (iii)     exercise any of the remedies set forth in Section
     5.04 or 5.06 of this Indenture;

               (iv) appoint co-trustees or separate trustees pursuant to
     Section 6.14 of this Indenture; or

               (v) agree to any amendment to, or grant any waiver of rights under, the Master Servicing Agreements;

without the prior written consent of the Insurer, which shall not be unreasonably withheld; provided, however, during the existence and continuation of an Insurer Default the Trustee shall not require the prior written consent of the Insurer to exercise any of the rights enumerated above.

          (d) Trust Estate and Accounts Held for Benefit of the Insurer and the Bondholders. The Trustee shall hold the Trust Estate (subject to the obligations of each Custodian) for the benefit of the Bondholders and, unless an Insurer Default exists and is continuing, the Insurer, and all references in this Indenture and in the Bonds to the benefit of Holders of the Bonds shall, unless an Insurer Default exists and is continuing, be deemed to include the Insurer. The Trustee shall, unless an Insurer Default exists and is continuing, cooperate in all reasonable respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests under this Indenture and the Bonds.

          (e)  Claims Upon the Insurer's Policy.

               (i) The Trustee shall (A) receive as attorney-in-fact of each Bondholder any Insured Payment from the Insurer or on behalf of the Insurer and (B) disburse such Insured Payment to such Bondholders in accordance with Section 2.03(b) hereof for the benefit of the related Bondholders. Any Insured Payment received by the Trustee shall be held by the Trustee uninvested. Insured Payments disbursed by the Trustee from proceeds of the Insurer's Policy shall not be considered payment by the Issuer with respect to the Bonds, nor shall such payments discharge the obligation of the Issuer with respect to such Bonds, and the Insurer shall become the owner of such unpaid amounts due from the Issuer in respect of such Insured Payments as the deemed assignee and subrogee of such Bondholders and shall be entitled to receive the Insurer Reimbursement Amount in respect thereof. The Trustee hereby agrees on behalf of each Bondholder for the benefit of the Insurer that it recognizes that to the extent the Insurer makes Insured Payments for the benefit of the Bondholders, the Insurer will be entitled to receive the related Insurer Reimbursement Amount in accordance with the priority of distributions referenced in Section 2.03(b) hereof.

               (ii) The Trustee shall promptly notify the Insurer of any proceeding or the institution of any action, of which an Officer of the Trustee has actual knowledge, constituting a Preference Claim in respect of any payment made on the Bonds. Each Bondholder that pays any amount pursuant to a Preference Claim theretofore received by such Bondholder on account of a Bond will be entitled to receive reimbursement for such amounts from the Insurer in accordance with the terms of the Insurer's Policy. Each Bondholder, by its purchase of Bonds, and the Trustee hereby agree that, the Insurer (so long as no Insurer Payment Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated to the rights of the Trustee and each Bondholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

               (iii) Each Bondholder, by its purchase of Bonds, and the Trustee hereby agree that, unless an Insurer Default exists and is continuing, the Insurer shall have the right to direct all matters relating to the Bonds in any proceeding in a bankruptcy of the Issuer, including without limitation any proceeding relating to a Preference Claim, any appeal of any order relating to a Preference Claim and the posting of any surety or bond pending any such appeal.

          (f) Trustee to Cooperate. Unless an Insurer Default exists and is continuing, the Trustee shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Bondholders as otherwise set forth herein.

          (g) Surrender and Cancellation. The Trustee shall surrender the Insurer's Policy to the Insurer for cancellation upon the expiration of the term of the Insurer's Policy as provided in the Insurer's Policy.

          (h) Reports to the Insurer. All notices, statements, reports, certificates or opinions required by this Indenture to be sent to any other party hereto or to any of the Bondholders shall also be sent to the Insurer. The Issuer and the Trustee shall make available to the Insurer their books and records for the purpose of copying and inspection of any information about the Bonds or the Bondholders.

          (i) Third-Party Beneficiary. The Insurer shall be a third-party beneficiary of this Indenture, entitled to enforce the provisions thereof as if a party thereto.

          (j) Costs and Expenses. The Insurer shall not be responsible for any costs or expenses relating to the Trust Estate or the Pledged Mortgages except for the payment of amounts pursuant to the Insurer's Policy.

          (k)  Survival of the Insurer's Right to be Reimbursed.
Notwithstanding Section 4.01 of this Indenture, this Indenture shall not be discharged or satisfied until satisfaction of the conditions set forth therein and payment of the Insurer Reimbursement Amount. The Insurer's right to receive the Insurer Reimbursement Amount shall survive the satisfaction and discharge of this Indenture.

          (l) Opinions of Counsel. While the Insurer's Policy is in effect, each Opinion of Counsel rendered pursuant to the Indenture, the Administration Agreement, the Deposit Trust Agreement, the Custodial Agreement, the Master Servicing Agreement, the Master Mortgage Loan Purchase Agreement or the Management Agreement also shall be addressed to the Insurer.

          IN WITNESS WHEREOF, each party has caused this Indenture to be executed by its duly authorized officer or officers as of the day and year first above written.


                              SEQUOIA MORTGAGE TRUST 2


                              as Issuer

                              By:  WILMINGTON TRUST
                                   COMPANY,
                                   not in its individual capacity but
                                   solely as Owner Trustee


                              By:  /s/ James P. Lawler
                                   -------------------------
                                   Name:  James P. Lawler
                                   Title: Vice President

                               NORWEST BANK MINNESOTA, N.A.
                               as Trustee


                               By:  /s/ Randall S. Reider
                                    ---------------------
                                    Name:  Randall S. Reider
                                    Title: Officer



STATE OF DELAWARE             )
                              )  ss.:
COUNTY OF NEW CASTLE          )


          On the 4th day of November in the year one thousand nine hundred and ninety-seven before me personally came James P. Lawler, to me known, who being by me duly sworn did depose and say that he resides in Wilmington,
Delaware, that he is the      Vice President of Wilmington Trust Company, the
corporation described in and which executed the above instrument and that he signed his name thereto by authority of the Board of Directors of said corporation.

(NOTARIAL SEAL)

                                        /s/ Kathleen A. Pedelini
                                        ------------------------
                                        Notary Public





STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK )


          On the 6th day of November, 1997, before me, a notary public in and for said State, personally appeared Randall S. Reider, known to me (or proved to me on the basis of satisfactory evidence) to be an Officer of
Norwest Bank Minnesota N.A., the                     corporation that
                                    -------------------
executed the within instrument, and also known to me (or proved to me on the basis of satisfactory evidence) to be the persons who executed it on behalf
of said                       corporation, and acknowledged to me
        ---------------------
that such                     corporation executed the within instrument.
          -------------------

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

(NOTARIAL SEAL)

                                        /s/ Daniel F. Mulvihill
                                        ----------------------------------
                                        Notary Public









                                  SCHEDULE A

                        SCHEDULE OF PLEDGED MORTGAGES





                                  EXHIBIT I

                     LETTER AGREEMENT WITH THE DEPOSITORY






                                  EXHIBIT II

                            FORM OF CLASS A-1 BOND


          PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE PRINCIPAL AMOUNT OF THIS BOND MAY BE ASCERTAINED ONLY BY OBTAINING A CONFIRMATION THEREOF FROM THE TRUSTEE UNDER THE INDENTURE REFERRED TO BELOW.

          UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND SO ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR USE HEREOF, FOR VALUE OR OTHERWISE, BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





                           SEQUOIA MORTGAGE TRUST 2
                     a Delaware Statutory Business Trust

                        Collateralized Mortgage Bonds
                                  CLASS A-1

                    STATED MATURITY:  ___________ 25, 20__
                        ISSUE DATE:  November _, 1997


Initial Principal
Amount of this Bond:

$___________                                              CUSIP NO. _________
                                                         CERTIFICATE NUMBER 1

          Sequoia Mortgage Trust 2 (the "Issuer"), a statutory business trust formed under a deposit trust agreement dated as of October 1, 1997 and having Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee, for value received, hereby promises to pay to _____________________
or       registered       assigns,      the       principal       sum      of
___________________________________________________________           DOLLARS
($___________) in monthly installments on the twenty-fifth day of each month, commencing on November 25, 1997 (each, a "Payment Date"), and ending on or before October 25, 2024 (the "Stated Maturity" of such final installment of principal), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the Principal Amount (as defined in the Indenture hereinafter referred to) of this Bond on each Payment Date for the related period, commencing on the immediately preceding Payment Date (or, in the case of the first Interest Accrual Period, commencing on October 25, 1997) and ending on the date immediately preceding such Payment Date, as set forth herein and in the Indenture and the Administration Agreement referred to below. If any Payment Date shall not be a "Business Day" (as defined in the Indenture), payment of the amount due will be made on the next succeeding Business Day.

          Installments of principal of this Bond are due and payable as described in the Indenture and in the administration agreement dated as of October 1, 1997 (the "Administration Agreement"), among the Issuer, the Administrator and Trustee and Redwood Trust, Inc., as such agreement may be amended or supplemented from time to time as permitted thereby.

          The principal of, and interest on, this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied as set forth in the Indenture. Any installment of principal or interest which is not paid when and as due shall bear interest as described herein and in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, Sequoia Mortgage Trust 2 has caused this instrument to be duly executed by its duly authorized officer.

Dated: November _, 1997            SEQUOIA MORTGAGE TRUST 2


                                    By:  WILMINGTON TRUST COMPANY,
                                         not in its individual capacity but
                                         solely as Owner Trustee


                                    By:
                                        ---------------------------

                                    Title:
                                          --------------------------------


                         CERTIFICATE OF AUTHENTICATION

This is one of the Bonds referred to in the within-mentioned Indenture.

_________________________,
as Trustee


By:                              ,
   ------------------------------
   Authorized Signatory



          This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Collateralized Mortgage Bonds (herein called the "Bonds"). The Bonds are issuable in one or more classes; the Bonds of particular Classes being herein called the Class A-1 and Class A-2 Bonds, all issued and to be issued under the Issuer's Indenture dated as of October 1, 1997 between the Issuer and Norwest Bank Minnesota, N.A. (the "Trustee", which term includes any successor Trustee under the Indenture, and, pursuant to the Administration Agreement, the "Administrator"), which authorized the Bonds, and reference is hereby made thereto for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Bonds of each particular Class thereof and the terms upon which the Bonds of each Class are, and are to be, authenticated and delivered. The Bond is one of the Class A-1 Bonds.

          All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture or, if not defined therein, in the Administration Agreement.

          The interest rate for the Class A-1 Bonds (the "Class A-1 Interest Rate") on each Payment Date after the first and second Payment Dates will be equal to a per annum floating rate equal to the One-Year Treasury ARM Index for the related Interest Accrual Period. The One-Year Treasury ARM Index will be determined in the manner set forth in the Indenture and the Administration Agreement. The Class A-1 Interest Rate for the first and second Payment Dates will equal 6.50% per annum.

          As provided in the Indenture, the Bonds are issuable in Classes which may vary as is provided or permitted in the Indenture. Bonds of each Class are equally and ratably secured by the collateral pledged as security therefor to the extent provided by the Indenture.

          For each Payment Date, the aggregate amount of each installment of interest due and payable on the Class A-1 Bonds will be equal to the Class A-1 Interest Payment Amount and any Class A-1 Bondholders' Interest Carryover for such Payment Date.

          The "Class A-1 Interest Payment Amount" means, as of any Payment Date, the sum of (i) one month's interest at the Class A-1 Interest Rate on the then outstanding Principal Amount of the Class A-1 Bonds immediately prior to such Payment Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such Bonds on such prior Payment Dates and was not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the Class A-1 Interest Rate; provided, that, solely in the case where an Insurer Default shall have occurred and is continuing, the rate at which the amount in clause (i) above is calculated shall be the lesser of the Class A-1 Interest Rate and the Weighted Average Net Mortgage Rate for the related Payment Date (unless such Payment Date would be the seventh consecutive Payment Date on which at least one of the Bond Interest Rates would be equal to the Weighted Average Net Mortgage Rate, in which case, this proviso shall be disregarded for such Payment Date regardless of any continuation of such Insurer Default).

          For any Payment Date on which interest accrues on the Class A-1 Bonds based on the Weighted Average Net Mortgage Rate, Class A-1 Bondholders' Interest Carryover will accrue and be payable as provided in the Administration Agreement and the Indenture.

          For each Payment Date, the aggregate amount of each installment of principal due and payable on the Class A-1 Bonds will be equal to such Class's pro rata share of the Principal Payment Amount for such Payment Date. The Principal Payment Amount shall be as defined in the Administration Agreement and shall in no event be less for any Payment Date than the excess, if any, of the aggregate Principal Amount of the Bonds immediately prior to such Payment Date over the Pool Principal Balance with respect to such Payment Date. The entire unpaid principal amount of this Bond shall be due and payable, if not then previously paid, on the Stated Maturity set forth on the face hereof.

          All payments of principal of, and interest on, the Bonds shall be made only from the Trust Estate Granted as security for the Bonds, the Policy referred to below and any other assets of the Issuer that have not been Granted as security for any other bonds or obligations of the Issuer, and each Holder hereof, by its acceptance of this Bond, agrees that it will have recourse solely against such Trust Estate and such other assets of the Issuer and that neither Wilmington Trust Company in its individual capacity, any holder of a beneficial interest in the Issuer nor any of their respective shareholders, partners, beneficiaries, agents, officers, directors, employees, successors or assigns shall be personally liable for any amounts payable, or performance due, under this Bond or the Indenture.

          Payment of the then remaining unpaid principal amount of this Bond on the Stated Maturity of its final installment of principal or on such earlier date as the Issuer shall be required to pay the then remaining unpaid principal amount of this Bond or payment of the Redemption Price payable on any date as of which this Bond has been called for redemption in full, shall be made upon presentation of this Bond to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Bond due and payable on each Payment Date or on any Redemption Date, to the extent this Bond is not being paid in full, together with any installment of principal of this Bond due and payable on each Payment Date or the Redemption Date, to the extent not in full payment of this Bond, shall be made by check mailed to the Person whose name appears as the registered Holder of this Bond (or one or more Predecessor Bonds) on the Bond Register as of the last day of the month preceding the month in which such Payment Date occurs (each a "Record Date").

          Checks for amounts which include installments of principal due on this Bond shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Bond be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.

          If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Bond on a Payment Date or Redemption Date which is prior to the Stated Maturity of the final installment of principal hereof, then the Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the last day of the month prior to the month in which such Payment Date or Redemption Date occurs, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Bond to the office or agency of the Issuer maintained for such purpose.

          The failure of the Issuer to pay when and as due any installment of principal of (regardless of the lapse of any grace period) any Bond shall not constitute an Event of Default under the Indenture unless the aggregate Principal Amount of the Bonds exceeds the Pool Principal Balance with respect to a Payment Date of the Pledged Mortgages after application of all available amounts on deposit in the Distribution Account on a Payment Date or unless the Bonds are not paid in full at their Stated Maturity.

          If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Stated Maturity of the final installment of principal of this Bond, the amount payable to the Holder of this Bond will be equal to the Principal Amount of this Bond on the date this Bond becomes so due and payable, together with accrued interest. Following the acceleration of the maturity of the Bonds, all amounts collected as proceeds of the collateral securing the Bonds or otherwise shall be applied as described in the Indenture. Following such acceleration, interest on any overdue installments of interest on all Bonds shall be payable at the rate set forth in the Indenture.

          The Bonds are not prepayable or redeemable at the option or direction of the Issuer except that the Bonds are subject to redemption in whole, but not in part, at the option of the Issuer on any Payment Date after the earlier of (a) ten years after the initial issuance of the Bonds and (b) the Payment Date after which the Pool Principal Balance with respect to such Payment Date, is 25% or less of the Original Pool Principal Balance, at a redemption price equal to 101% of the unpaid Principal Balance for the Class A-1 Bonds, plus accrued and unpaid interest thereon at the Class A-1 Interest Rate.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same Class, of authorized denominations and in the same aggregate initial principal amount, will be issued to the designated transferee or transferees.

          Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee, and any agent of the Issuer shall treat the Person in whose name this Bond is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purposes, as the owner hereof, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, subject to the rights of the Insurer and with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Bonds representing two-thirds of the Principal Amount of the Bonds. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the aggregate
Principal Amount of the Bonds on behalf of the Holders of all the Bonds, subject to the rights of the Insurer, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future holders of this Bond and of any Bond issued upon the registration of transfer herefor or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the Trustee, subject to the rights of the Insurer, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Bonds of any Series issued thereunder and also permits certain amendments without the consent of Bondholders.

          As provided in the Indenture, the Insurer shall have the right to control the exercise of certain remedies set forth therein and to exercise certain of the voting rights of the Holders of the Bonds and certain other rights may only be exercised with the consent of the Insurer.

          The Bonds are "Book Entry Bonds" which will be available to investors only through the book entry facilities of The Depository Trust Company, and bond certificates for all Classes of Bonds will be available only under certain limited circumstances as described in the Indenture.

          AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

          No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional to the extent permitted by applicable law, to pay the principal of, and interest on, this Bond at the times, place and rate, and in the coin or currency herein prescribed.





                                 EXHIBIT III

                            FORM OF CLASS A-2 BOND


          PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE PRINCIPAL AMOUNT OF THIS BOND MAY BE ASCERTAINED ONLY BY OBTAINING A CONFIRMATION THEREOF FROM THE TRUSTEE UNDER THE INDENTURE REFERRED TO BELOW.

          UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND SO ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR USE HEREOF, FOR VALUE OR OTHERWISE, BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





                           SEQUOIA MORTGAGE TRUST 2
                     a Delaware Statutory Business Trust

                        Collateralized Mortgage Bonds
                                  CLASS A-2

                      STATED MATURITY:  October __, 20__
                        ISSUE DATE:  November _, 1997


Initial Principal
Amount of this Bond:

$___________                                              CUSIP NO. _________
                                                         CERTIFICATE NUMBER 1

          Sequoia Mortgage Trust 2 (the "Issuer"), a statutory business trust formed under a deposit trust agreement dated as of October 1, 1997 and having Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee, for value received, hereby promises to pay to ________________________ or
registered        assigns,         the        principal         sum        of
___________________________________________________ DOLLARS ($___________) in
monthly installments on the twenty-fifth day of each month, commencing on November 25, 1997 (each, a "Payment Date"), and ending on or before October 25, 2024 (the "Stated Maturity" of such final installment of principal), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the Principal Amount (as defined in the Indenture hereinafter referred to) of this Bond on each Payment Date for the related period, commencing on the immediately preceding Payment Date (or, in the case of the first Interest Accrual Period, commencing on October 25, 1997) and ending on the date immediately preceding such Payment Date, as set forth herein and in the Indenture and the Master Servicing Agreement referred to below. If any Payment Date shall not be a "Business Day" (as defined in the Indenture), payment of the amount due will be made on the next succeeding Business Day.

          Installments of principal of this Bond are due and payable as described in the Indenture and in the administration agreement dated as of October 1, 1997 (the "Administration Agreement"), among the Issuer, the Administrator and Trustee and Redwood Trust, Inc., as such agreement may be amended or supplemented from time to time as permitted thereby.

          The principal of, and interest on, this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied as set forth in the Indenture. Any installment of principal or interest which is not paid when and as due shall bear interest as described herein and in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, Sequoia Mortgage Trust 2 has caused this instrument to be duly executed by its duly authorized officer.

Dated: November _, 1997            SEQUOIA MORTGAGE TRUST 2


                                       By:  WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as Owner Trustee


                                       By:
                                           ---------------------------

                                       Title:
                                            ---------------------------------


                         CERTIFICATE OF AUTHENTICATION

This is one of the Bonds referred to in the within-mentioned Indenture.

___________________________,
as Trustee


By:                              ,
   ------------------------------
   Authorized Signatory





          This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Collateralized Mortgage Bonds (herein called the "Bonds"). The Bonds are issuable in one or more classes; the Bonds of particular Classes being herein called the Class A-1 and Class A-2 Bonds, all issued and to be issued under the Issuer's Indenture dated as of October 1, 1997 between the Issuer and Norwest Bank Minnesota, N.A. (the "Trustee", which term includes any successor Trustee under the Indenture, and, pursuant to the Administration Agreement, the "Administrator"), which authorized the Bonds, and reference is hereby made thereto for a statement of the respective rights thereunder of the Issuer, the Trustee and the Holders of the Bonds of each particular Class thereof and the terms upon which the Bonds of each Class are, and are to be, authenticated and delivered. The Bond is one of the Class A-2 Bonds.

          All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture or, if not defined therein, in the Administration Agreement.

          The interest rate for the Class A-2 Bonds (the "Class A-2 Interest Rate") on each Payment Date after the first Payment Date will be equal to the lesser of (i) a per annum floating rate equal to LIBOR, for the related Interest Accrual Period plus, 0.34% and (ii) 10% per annum. The Class A-2 Interest Rate for the first Payment Date will equal 5.99625% per annum.

          As provided in the Indenture, the Bonds are issuable in Classes which may vary as is provided or permitted in the Indenture. Bonds of each Class are equally and ratably secured by the collateral pledged as security therefor to the extent provided by the Indenture.

          For each Payment Date, the aggregate amount of each installment of interest due and payable on the Class A-2 Bonds will be equal to the Class A-2 Interest Payment Amount and any Class A-2 Bondholders' Interest Carryover for such Payment Date.

          The "Class A-2 Interest Payment Amount" means, as of any Payment Date, the sum of (i) one month's interest at the Class A-2 Interest Rate on the then outstanding Principal Amount of the Class A-2 Bonds immediately prior to such Payment Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such Bonds on such prior Payment Dates and was not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the Class A-2 Interest Rate; provided, that, solely in the case where an Insurer Default shall have occurred and is continuing, the rate at which the amount in clause (i) above is calculated shall be the lesser of the Class A-2 Interest Rate and the Weighted Average Net Mortgage Rate for the related Payment Date (unless such Payment Date would be the seventh consecutive Payment Date on which at least one of the Bond Interest Rates would be equal to the Weighted Average Net Mortgage Rate, in which case, this proviso shall be disregarded for such Payment Date regardless of any continuation of such Insurer Default).

          For any Payment Date on which interest accrues on the Class A-2 Bonds based on the Weighted Average Net Mortgage Rate, Class A-2 Bondholders' Interest Carryover will accrue and be payable as provided in the Administration Agreement and the Indenture.

          For each Payment Date, the aggregate amount of each installment of principal due and payable on the Class A-2 Bonds will be equal to such Class's pro rata share of the Principal Payment Amount for such Payment Date. The Principal Payment Amount shall be as defined in the Administration Agreement and shall in no event be less for any Payment Date than the excess, if any, of the aggregate Principal Amount of the Bonds immediately prior to such Payment Date over the Pool Principal Balance with respect to such Payment Date. The entire unpaid principal amount of this Bond shall be due and payable, if not then previously paid, on the Stated Maturity set forth on the face hereof.

          All payments of principal of, and interest on, the Bonds shall be made only from the Trust Estate Granted as security for the Bonds, the Policy referred to below and any other assets of the Issuer that have not been Granted as security for any other bonds or obligations of the Issuer, and each Holder hereof, by its acceptance of this Bond, agrees that it will have recourse solely against such Trust Estate and such other assets of the Issuer and that neither Wilmington Trust Company in its individual capacity, any holder of a beneficial interest in the Issuer nor any of their respective shareholders, partners, beneficiaries, agents, officers, directors, employees, successors or assigns shall be personally liable for any amounts payable, or performance due, under this Bond or the Indenture.

          Payment of the then remaining unpaid principal amount of this Bond on the Stated Maturity of its final installment of principal or on such earlier date as the Issuer shall be required to pay the then remaining unpaid principal amount of this Bond or payment of the Redemption Price payable on any date as of which this Bond has been called for redemption in full, shall be made upon presentation of this Bond to the office or agency of the Issuer maintained for such purpose. Payments of interest on this Bond due and payable on each Payment Date or on any Redemption Date, to the extent this Bond is not being paid in full, together with any installment of principal of this Bond due and payable on each Payment Date or the Redemption Date, to the extent not in full payment of this Bond, shall be made by check mailed to the Person whose name appears as the registered Holder of this Bond (or one or more Predecessor Bonds) on the Bond Register as of the last day of the month preceding the month in which such Payment Date occurs (each a "Record Date").

          Checks for amounts which include installments of principal due on this Bond shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Bond be submitted for notation of payment and checks returned undelivered will be held for payment to the Person entitled thereto, subject to the terms of the Indenture, at the office or agency in the United States of America designated by the Issuer for such purpose pursuant to the Indenture. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not noted hereon.

          If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Bond on a Payment Date or Redemption Date which is prior to the Stated Maturity of the final installment of principal hereof, then the Trustee, on behalf of the Issuer, will notify the Person who was the registered Holder hereof on the last day of the month prior to the month in which such Payment Date or Redemption Date occurs, and the amount then due and payable shall, if sufficient funds therefor are available, be payable only upon presentation of this Bond to the office or agency of the Issuer maintained for such purpose.

          The failure of the Issuer to pay when and as due any installment of principal of (regardless of the lapse of any grace period) any Bond shall not constitute an Event of Default under the Indenture unless the aggregate Principal Amount of the Bonds exceeds the Pool Principal Balance with respect to a Payment Date of the Pledged Mortgages after application of all available amounts on deposit in the Distribution Account on such Payment Date or unless the Bonds are not paid in full at their Stated Maturity.

          If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Bonds, the Bonds may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Stated Maturity of the final installment of principal of this Bond, the amount payable to the Holder of this Bond will be equal to the Principal Amount of this Bond on the date this Bond becomes so due and payable, together with accrued interest. Following the acceleration of the maturity of the Bonds, all amounts collected as proceeds of the collateral securing the Bonds or otherwise shall be applied as described in the Indenture. Following such acceleration, interest on any overdue installments of interest on all Bonds shall be payable at the rate set forth in the Indenture.

          The Bonds are not prepayable or redeemable at the option or direction of the Issuer except that the Bonds are subject to redemption in whole, but not in part, at the option of the Issuer on any Payment Date after the earlier of (a) ten years after the initial issuance of the Bonds and (b) the Payment Date after which the Pool Principal Balance with respect to such Payment Date is 25% or less of the Original Pool Principal Balance, at a redemption price equal to 100% of the unpaid Principal Amount for the Class A-2 Bonds, plus accrued and unpaid interest thereon at the Class A-2 Interest Rate.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond may be registered on the Bond Register of the Issuer, upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of the same Class, of authorized denominations and in the same aggregate initial principal amount, will be issued to the designated transferee or transferees.

          Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Trustee, and any agent of the Issuer shall treat the Person in whose name this Bond is registered (i) on any Record Date, for purposes of making payments, and (ii) on any other date for any other purposes, as the owner hereof, whether or not this Bond be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, subject to the rights of the Insurer and with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Holders of Bonds representing two-thirds of the Principal Amount of the Bonds. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the aggregate Principal Amount of the Bonds on behalf of the Holders of all the Bonds, subject to the rights of the Insurer, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder, at the time of the giving thereof, of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the Trustee, subject to the rights of the Insurer, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Bonds of any Series issued thereunder and also permits certain amendments without the consent of Bondholders.

          As provided in the Indenture, the Insurer shall have the right to control the exercise of certain remedies set forth therein and to exercise certain of the voting rights of the Holders of the Bonds and certain other rights may only be exercised with the consent of the Insurer.

          The Bonds are "Book Entry Bonds" which will be available to investors only through the book entry facilities of The Depository Trust Company, and bond certificates for all Classes of Bonds will be available only under certain limited circumstances as described in the Indenture.


          AS PROVIDED IN THE INDENTURE, THIS BOND AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

          No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional to the extent permitted by applicable law, to pay the principal of, and interest on, this Bond at the times, place and rate, and in the coin or currency herein prescribed.







                                  EXHIBIT IV

                        FORM OF BOND INSURANCE POLICY





                                  EXHIBIT V

                        FORM OF FAIR VALUE CERTIFICATE


                      INDEPENDENT ACCOUNTANT'S REPORT ON
                       APPLYING AGREED-UPON PROCEDURES


Redwood Trust, Inc.
  591 Redwood Highway
  Suite 3100
  Mill Valley, CA  94941

Norwest Bank Minnesota, N.A.
  ____________________
  ____________________
  ____________________

Ladies and Gentlemen:

We have performed the procedures enumerated below, which were agreed to by Redwood Trust, Inc. (the "Company") and Norwest Bank Minnesota, N.A., solely to assist you in connection with the requirement of the Trust Indenture (the "Indenture") dated October 1, 1997 between Sequoia Mortgage Trust 2 (the "Issuer") and Norwest Bank Minnesota, N.A. (the "Trustee") as described in
Section 2.12(f) of the Indenture with respect to the fair value to the Issuer of the collateral being pledged under the Indenture. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the Company and the Trustee. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

The procedures and the associated findings are as follows:

1. We traced and agreed the amounts of the whole loan pools listed on the attached Exhibit A under the heading "Face Value of Redwood's Mortgage Loans at October 1, 1997" to the remittance reports (maintained by the Company) received from the various servicers for the loan pools.

     Based on the above procedure no exceptions were noted.

2. We recalculated the amounts shown on the attached Exhibit A under the heading "Face Value of Pledged Mortgages at October 1, 1997" as the difference between the amounts under the heading "Face Value of Redwood's Mortgage Loans at October 1, 1997" and "Loans Not Pledged". However, we make no comment with respect to any aspect related to the amounts listed under the heading "Loans Not Pledged".

     Based on the above procedure no exceptions were noted.

3. We traced and agreed the prices shown on the attached Exhibit A under the heading "Price of Mortgage Loans" to the fax copy of the bid price from the respective servicers as received and maintained by the Company. (In addition, we directly confirmed the bid prices with respective servicers for the following Redwood Asset No.'s:
     ____________________________  and __.)  However, we make no comment with respect to  the accuracy  or appropriateness of  the "Price  of Mortgage
     Loans".

     Based on the above procedure no exceptions were noted.

4. We recalculated the amounts under the heading "Fair Value of Pledged Mortgages" as shown on the attached Exhibit A, as the product of the amounts under the heading "Price of Mortgage Loans" and the heading "Loans Not Pledged".

     Based on the above procedure no exceptions were noted.

We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts or items. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the Company and the Trustee and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



San Francisco, California
October __, 1997





                                 EXHIBIT 99.2
                                 ------------


                                                               EXECUTION COPY








                           ADMINISTRATION AGREEMENT

                         Dated as of October 1, 1997

                                    among


                      SEQUOIA MORTGAGE TRUST 2, Issuer,

                                     and

                             REDWOOD TRUST, INC.

                                     and

           NORWEST BANK MINNESOTA, N.A., Administrator and Trustee




                      Relating to the Pledged Mortgages
                    Pledged as Collateral for the Issuer's
                        Collateralized Mortgage Bonds,


                           in the Aggregate Initial
                       Principal Amount of $749,160,000




                              TABLE OF CONTENTS
                              -----------------
                                                                       Page
                                                                       ----


PRELIMINARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.     Defined Terms  . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2.     Mortgage Documents . . . . . . . . . . . . . . . . . . . .  21
     (a)  Custodian to Retain Possession of Documents . . . . . . . . . .  21
     (b)  Custodian to Cooperate; Release of Trustee Mortgage Files.  . .  24
     (c)  Representations, Warranties and Covenants of the Issuer and
          Redwood . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 3.     Administrative and Servicing Obligations . . . . . . . . .  28
     (a)  Master Servicing Agreement  . . . . . . . . . . . . . . . . . .  28
     (b)  Successor Master Servicer . . . . . . . . . . . . . . . . . . .  28
     (c)  Receipt of Pledged Mortgage Payments; Bond Account;
          Distribution Account  . . . . . . . . . . . . . . . . . . . . .  29
     (d)  Determination of LIBOR, the One-Year Treasury ARM Index and
          Certain Other Amounts . . . . . . . . . . . . . . . . . . . . .  33
     (e)  Monthly Data. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     (f)  Tax Accounting Information  . . . . . . . . . . . . . . . . . .  37
     (g)  Claims Upon the Insurer Policy  . . . . . . . . . . . . . . . .  37
     (h)  Filing of Information Reports . . . . . . . . . . . . . . . . .  38

SECTION 4.     Compensation and Expenses  . . . . . . . . . . . . . . . .  38
     (a)  Administrator's Compensation. . . . . . . . . . . . . . . . . .  38
     (b)  Master Servicer Compensation. . . . . . . . . . . . . . . . . .  39

SECTION 5.     Administrator  . . . . . . . . . . . . . . . . . . . . . .  39
     (a)  Liabilities of the Administrator. . . . . . . . . . . . . . . .  39
     (b)  Merger or Consolidation of the Administrator. . . . . . . . . .  39
     (c)  Limitation on Liability of the Administrator and Others.  . . .  40
     (d)  Limitation on Resignation of the Administrator. . . . . . . . .  41

SECTION 6.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .  41
     (a)  Term of this Agreement  . . . . . . . . . . . . . . . . . . . .  41
     (b)  Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     (c)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     (d)  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  43
     (e)  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     (f)  Severability  . . . . . . . . . . . . . . . . . . . . . . . . .  43
     (g)  No Joint Venture  . . . . . . . . . . . . . . . . . . . . . . .  43
     (h)  Execution in Counterparts . . . . . . . . . . . . . . . . . . .  43
     (i)  Limitation of Liability of Wilmington Trust Company . . . . . .  44
     (j)  Nonpetition Covenants . . . . . . . . . . . . . . . . . . . . .  44
     (k)  Third Party Beneficiary . . . . . . . . . . . . . . . . . . . .  44


SCHEDULE I     Schedule of Pledged Mortgages  . . . . . . . . . . . . . S-I-1

SCHEDULE II    (Reserved) . . . . . . . . . . . . . . . . . . . . . .  S-II-1

SCHEDULE III   Representations and Warranties as to the Pledged
               Mortgages   . . . . . . . . . . . . . . . . . . . . . . S-III-1

SCHEDULE IV    Representations and Warranties of the Issuer . . . . .  S-IV-1

SCHEDULE V     Master Servicing Agreement . . . . . . . . . . . . . . . S-V-1




                           ADMINISTRATION AGREEMENT
                           ------------------------


          THIS ADMINISTRATION AGREEMENT is made and entered into as of October 1, 1997, by and among Sequoia Mortgage Trust 2, a statutory business trust formed under the laws of the State of Delaware (the "Issuer"), Redwood Trust, Inc. ("Redwood") and Norwest Bank Minnesota, N.A. ("Norwest"), a national banking association (the "Administrator" and in its capacity as trustee under the Indenture referred to below, the "Trustee").

                            PRELIMINARY STATEMENT

          The Issuer was formed for the purpose of issuing bonds secured by mortgage collateral. The Issuer has entered into a trust indenture, dated as of October 1, 1997 (the "Indenture"), between the Issuer and the Trustee, pursuant to which the Issuer intends to issue its Collateralized Mortgage Bonds, in the aggregate initial principal amount of $749,160,000 (the "Bonds"). Pursuant to the Indenture, as security for the indebtedness represented by such Bonds, the Issuer is and will be pledging to the Trustee, or granting the Trustee a security interest in, among other things, the Pledged Mortgages, its rights under this Agreement, the Management Agreement, the Master Servicing Agreement (but only with respect to the Pledged Mortgages), the Assignment and Assumption Agreement, the Master Mortgage Loan Purchase Agreement, the Limited Purpose Surety Bond, the Custodial Agreement, the Mortgage Loan Purchase Agreement, the Swap Agreement, the Bond Account, the Distribution Account and certain Insurance Policies (as each such term is defined herein or in the Indenture).

          The parties desire to enter into this Agreement to provide, among other things, for certain administrative functions and calculations to be performed by the Administrator.

          Redwood and the Master Servicer (as defined herein) have previously entered into the Master Servicing Agreement in which the Master Servicer agrees to perform, as an independent contractor, master servicing functions with respect to the Pledged Mortgages. For its services under the Master Servicing Agreement, the Master Servicer will receive a Servicing Fee (as provided therein) with respect to each Pledged Mortgage serviced by it thereunder.

          In addition, the Issuer will enter into a Management Agreement, dated as of the date hereof, with Redwood (in such capacity, the "Manager"), pursuant to which the Manager will conduct certain operations of the Issuer. Actions by or required of the Issuer hereunder may be performed on its behalf by the Manager or any sub-manager appointed to act for the Issuer.

SECTION 1.     Defined Terms.
               -------------

          Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Capitalized terms that are used but not defined in this Agreement and which are defined in the Indenture have the meanings assigned to them therein.

          "ADJUSTED NET MORTGAGE RATE" means, as to each Pledged Mortgage and at any time, the per annum rate equal to the Mortgage Rate less the related Servicing Fee Rate.

          "ADJUSTMENT DATE" means, as to any Pledged Mortgage, a date on which the related Mortgage Rate adjusts pursuant to the terms thereof.

          "ADMINISTRATOR" means Norwest Bank Minnesota, N.A., a national banking association, and its successors and assigns, in its capacity as administrator hereunder.

          "ADVANCE" means any advance of a payment of principal and interest due on a Pledged Mortgage required to be made by the Master Servicer with respect to any remittance date pursuant to the Master Servicing Agreement.

          "AGREEMENT" means this Administration Agreement, as the same may be amended or supplemented from time to time.

          "APPRAISED VALUE" means (i) with respect to a Pledged Mortgage other than a Refinancing Pledged Mortgage, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Pledged Mortgage and (b) the sales price of the Mortgaged Property at the time of the origination of such Pledged Mortgage; or (ii) with respect to a Refinancing Pledged Mortgage, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Pledged Mortgage.

          "AVAILABLE FUNDS" means, as to any Payment Date, the sum of (i) the aggregate amount of payments and receipts on the Pledged Mortgages (including any Advances and compensating interest paid by the Master Servicer if and to the extent provided for by the Master Servicing Agreement) remitted by the Master Servicer on or prior to such Payment Date (net of the related Servicing Fee and any premium payable to a correspondent lender by MLCC), pursuant to the Master Servicing Agreement, (ii) any net amount payable by the Swap Counterparty to the Issuer pursuant to the terms and conditions of the Swap Agreement (net of any amount payable to the Swap Counterparty by the Issuer pursuant to the terms and conditions of the Swap Agreement); (iii) any amounts payable by Redwood as reimbursement of principal losses on investments made with funds on deposit in the Bond Account, (iv) any amounts payable by the Trustee as reimbursement of any principal losses on investments made with funds on deposit in the Distribution Account, and
(v) amounts received with respect to such Payment Date as the purchase price in respect of a Defective Pledged Mortgage or Delinquent Pledged Mortgage repurchased by Redwood, or any Substitution Adjustment Amount in respect of a Defective Pledged Mortgage that has been substituted for in lieu of repurchase by Redwood, and the proceeds of any purchase of a Pledged Mortgage by the Master Servicer pursuant to the Master Servicing Agreement.

          "BANKRUPTCY CODE" means the United States Bankruptcy Reform Act of 1978, as amended.

          "BASIC PRINCIPAL AMOUNT" means for any Payment Date the lesser of
(a) the Net Available Funds remaining after distribution of the Interest Payment Amount and any Bondholders' Interest Carryover for such Payment Date,
(b) the Principal Distributable Amount for such Payment Date and (c) the amount necessary, if any, to reduce the Bond Principal Balance of the Bonds to the Targeted Principal Balance for such Payment Date.

          "BOND ACCOUNT" means the Eligible Account or Accounts created and maintained with the Trustee pursuant to Section 3(c)(ii), into which shall be deposited from time to time the funds remitted to the Trustee by the Master Servicer under the Master Servicing Agreement.

          "BONDHOLDER" or "HOLDER" means the Person in whose name a Bond is registered in the Bond Register (as defined in the Indenture).


          "BONDHOLDERS' INTEREST CARRYOVER" means the aggregate of the Class A-1 Bondholders' Interest Carryover and Class A-2 Bondholders' Interest Carryover as of any date of determination.

          "BOND PRINCIPAL BALANCE" means the aggregate of the Principal Amounts of both Classes of Bonds as of any date of determination.

          "BONDS" mean the Issuer's Collateralized Mortgage Bonds Class A-1 and Class A-2.

          "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of Maryland, The City of New York or the city in which the Corporate Trust Office (as defined in the Indenture) of the Trustee is located are authorized or obligated by law or executive order to be closed.

          "CALCULATION DATE" means, as to any Payment Date, the second Business Day prior to such Payment Date.

          "CERTIFICATE PAYING AGENT" means the Person acting in such capacity pursuant to the Deposit Trust Agreement which shall initially be the Trustee.

          "CLASS A-1 BONDHOLDERS' INTEREST CARRYOVER" means for any Payment Date for which interest on the Principal Amount of the Class A-1 Bonds is to be calculated (pursuant to the definition of Class A-1 Interest Payment Amount) at the Weighted Average Net Mortgage Rate, the sum of (i) the excess of (x) the amount of interest that would have accrued on such Principal Amount for the related Interest Accrual Period at the Class A-1 Interest Rate over (y) the amount of interest accrued on such Principal Amount for such Interest Accrual Period at the Weighted Average Net Mortgage Rate and (ii) any amount calculated pursuant to clause (i) above for any previous Payment Date that remains unpaid together with interest on such unpaid amount at the Class A-1 Interest Rate.

          "CLASS A-2 BONDHOLDERS' INTEREST CARRYOVER" means for any Payment Date for which interest on the Principal Amount of the Class A-2 Bonds is to be calculated (pursuant to the definition of Class A-2 Interest Payment Amount) at the Weighted Average Net Mortgage Rate, the sum of (i) the excess of (x) the amount of interest that would have accrued on such Principal Amount for the related Interest Accrual Period at the Class A-2 Interest Rate over (y) the amount of interest accrued on such Principal Amount for such Interest Accrual Period at the Weighted Average Net Mortgage Rate and (ii) any amount calculated pursuant to clause (i) above for any previous Payment Date that remains unpaid together with interest on such unpaid amount at the Class A-2 Interest Rate.

          "CLASS A-1 INTEREST PAYMENT AMOUNT" means, as of any Payment Date, the sum of (i) one month's interest at the Class A-1 Interest Rate on the then outstanding Principal Amount of the Class A-1 Bonds immediately prior to such Payment Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such Bonds on such prior Payment Dates and was not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the Class A-1 Interest Rate; provided, that, solely in the case where an Insurer Default shall have occurred and is continuing, the rate at which the amount in clause (i) above is calculated shall be the lesser of the Class A-1 Interest Rate and the Weighted Average Net Mortgage Rate for the related Payment Date (unless such Payment Date would be the seventh consecutive Payment Date on which at least one of the Bond Interest Rates would be equal to the Weighted Average Net Mortgage Rate, in which case, this proviso shall be disregarded for such Payment Date regardless of any continuation of such Insurer Default).

          "CLASS A-2 INTEREST PAYMENT AMOUNT" means, as of any Payment Date, the sum of (i) one month's interest at the Class A-2 Interest Rate on the then outstanding Principal Amount of the Class A-2 Bonds immediately prior to such Payment Date and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such Bonds on such prior Payment Dates and was not subsequently distributed, together with, to the extent permitted by applicable law, interest on the amount described in clause (ii) at the Class A-2 Interest Rate; provided, that, solely in the case where an Insurer Default shall have occurred and is continuing, the rate at which the amount in clause (i) above is calculated shall be the lesser of the Class
A-2 Interest Rate and the Weighted Average Net Mortgage Rate for the related Payment Date (unless such Payment Date would be the seventh consecutive Payment Date on which at least one of the Bond Interest Rates would be equal to the Weighted Average Net Mortgage Rate, in which case, this proviso shall be disregarded for such Payment Date regardless of any continuation of such Insurer Default).

          "CLASS A-1 INTEREST RATE" means (a) for the first and second Payment Dates, 6.50% per annum and (b) for each Payment Date thereafter, the per annum floating rate equal to the One-Year Treasury ARM Index for the related Interest Accrual Period.

          "CLASS A-2 INTEREST RATE" means (a) for the first Payment Date, 5.99625% per annum and (b) for each Payment Date after the first Payment Date, the lesser of (i) a per annum floating rate equal to LIBOR, for the related Interest Accrual Period, plus 0.34% and (ii) 10% per annum.

          "CLOSING DATE" means November 6, 1997.

          "CODE" means the Internal Revenue Code of 1986, including any successor or amendatory provisions.

          "COMPANY" means Sequoia Mortgage Funding Corporation, a Delaware corporation, which, as of the Closing Date, owns all of the outstanding beneficial interests in the Issuer.

          "CUSTODIAL AGREEMENT" means the Custody Agreement, dated as of October 1, 1997, among the Trustee, the Issuer and the Custodian.

          "CUSTODIAN" means Bankers Trust Company of California, N.A., as custodian under the Custodial Agreement.

          "CUT-OFF DATE" means, with respect to the Pledged Mortgages, October 1, 1997.

          "CUT-OFF DATE PRINCIPAL BALANCE" means, as to any Pledged Mortgage, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

          "DEBT SERVICE REDUCTION" means, with respect to any Pledged Mortgage, a reduction in the Scheduled Payment for such Pledged Mortgage by a court of competent jurisdiction in a proceeding under the Bankruptcy Code which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          "DEFECTIVE PLEDGED MORTGAGE" means any Pledged Mortgage required to be repurchased or substituted by Redwood pursuant to Section 2(a)(ii) or 2(c)(iii) hereof.

          "DEFICIENCY AMOUNT" means (i) for any Payment Date prior to the Stated Maturity, an amount equal to the sum of (x) the excess, if any, of the Interest Payment Amount over the Net Available Funds for such Payment Date and (y) the Subordination Deficit, if any; (ii) for the Stated Maturity, an amount equal to the sum of (a) the excess, if any, of the Interest Payment Amount over the Net Available Funds for such Payment Date and (b) the excess, if any, of the Bond Principal Balance of the Bonds over Net Available Funds not used to pay the Interest Payment Amount for such Stated Maturity; and
(iii) for any date on which the acceleration of the Bonds has been directed or consented to by the Insurer pursuant to this Agreement or the Indenture, an amount equal to the excess, if any, of the sum of the Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over the Net Available Funds for such Payment Date; provided, that, for purposes of determining the Deficiency Amount, the Interest Payment Amount shall be calculated without regard or reference to the Weighted Average Net Mortgage Rate.

          "DEFICIENT VALUATION" means, with respect to any Pledged Mortgage, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Pledged Mortgage, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

          "DELETED PLEDGED MORTGAGE" has the meaning ascribed thereto in
Section 2(c)(iii) hereof.

          "DELINQUENT PLEDGED MORTGAGE" means any Pledged Mortgage as to which any Scheduled Payment is 60 days or more delinquent.

          "DEPOSIT TRUST AGREEMENT" means the Deposit Trust Agreement, dated as of October 1, 1997, between the Company and the Owner Trustee, as such Deposit Trust Agreement may be amended or supplemented from time to time.

          "DISTRIBUTION ACCOUNT" means the Eligible Account or Accounts created and maintained with the Trustee pursuant to Section 8.02 of the Indenture, into which shall be deposited from time to time the funds withdrawn by the Trustee from the Bond Account, as required hereunder and under the Indenture.

          "DUE DATE" means, with respect to each Payment Date, the first day of the month of such Payment Date.

          "DUE PERIOD" means, with respect to any Payment Date, the calendar month preceding the month of such Payment Date.

          "ELIGIBLE ACCOUNT" means any of (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, but only if Moody's is not a Rating Agency) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein and the long term debt obligations of which shall be rated AA or higher by S&P and Aa or higher by Moody's, or (ii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity acceptable to each Rating Agency and the Insurer, having capital and surplus not less than $100,000,000 or (iii) any other account acceptable to each Rating Agency and the Insurer. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

          "EXCESS CASH FLOW PRINCIPAL AMOUNT" means, for any Payment Date the lesser of (i) the Net Monthly Excess Cashflow, if any, for such Payment Date and (ii) the amount necessary, if any, after application of the Basic Principal Amount for such Payment Date, to reduce the Principal Amount of the Bonds to the Targeted Principal Balance for such Payment Date.

          "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

          "FHLMC" means Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          "FNMA" means Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          "INDENTURE" means the trust indenture, dated as of the date hereof, between the Issuer and the Trustee, as such Indenture may be amended or supplemented from time to time in accordance with its terms.

          "INDEPENDENT ACCOUNTANTS" shall have the meaning ascribed to such term under the Indenture.

          "INDEX" means, as to each Pledged Mortgage, the index from time to time in effect for the adjustment of the Mortgage Rate set forth as such on the related Mortgage Note.

          "INSURANCE AGREEMENT" means the insurance and indemnity agreement, dated as of November 6, 1997, between the Issuer, the Insurer, Redwood, Sequoia, the Administrator and the Trustee.

          "INSURANCE POLICY" means, with respect to any Pledged Mortgage, any primary mortgage guaranty insurance policy or other insurance policy with respect to the Pledged Mortgages, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies (but shall not include the Insurer's Policy).

          "INSURANCE PROCEEDS" means proceeds paid by an insurer pursuant to any Insurance Policy, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

          "INSURED EXPENSES" means amounts applied out of payments made by an insurer under an Insurance Policy to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicing Agreement.

          "INSURED PAYMENT" has the meaning set forth in the Insurer's
Policy.

          "INSURER" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company and any successors thereto.

          "INSURER'S POLICY" means the irrevocable financial guaranty insurance policy (Policy No. AB0130BE) issued by the Insurer with respect to the Bonds.

          "INSURER PREMIUM" means with respect to each Payment Date, the premium payable to the Insurer in accordance with the Insurer's Policy.

          "INSURER PREMIUM RATE" means the rate per annum set forth in the Insurance Agreement.

          "INSURER REIMBURSEMENT AMOUNT" means, as of any Payment Date, the sum of (i) all amounts previously paid by the Insurer under the Insurer's Policy which have not previously been reimbursed, (ii) all other amounts due to the Insurer under the Insurance Agreement, other than the insurance premium and (iii) interest on the foregoing at the Late Payment Rate (as defined in the Insurance Agreement.)

          "INTEREST ACCRUAL PERIOD" means, with respect to each Class of Bonds and any Payment Date, the period commencing on the immediately preceding Payment Date (or, in the case of the first Interest Accrual Period, commencing on October 25, 1997) and ending on the date immediately preceding such Payment Date.

          "INTEREST PAYMENT AMOUNT" means, as of any Payment Date, the sum of the Class A-1 Interest Payment Amount and the Class A-2 Interest Payment Amount.

          "INVESTOR CERTIFICATE" shall have the meaning ascribed thereto in the Deposit Trust Agreement.

          "LIBOR" means, for each Interest Accrual Period, the per annum rate established in accordance with the provisions of Section 3(d)(ii) of this Agreement.

          "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

          "LIBOR RATE DETERMINATION DATE" means the second LIBOR Business Day prior to the commencement of each Interest Accrual Period for the Class A-2 Bonds.

          "LIQUIDATED PLEDGED MORTGAGE" means with respect to any Payment Date, a defaulted Pledged Mortgage (including any REO Property) which was liquidated in the calendar month preceding the month of such Payment Date and as to which the Master Servicer has certified (in accordance with the Master Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Pledged Mortgage including the final disposition of an REO Property.

          "LIQUIDATION PROCEEDS" means amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Pledged Mortgages, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances and net of any other unreimbursed expenses incurred in connection with liquidation or foreclosure.

          "LOAN-TO-VALUE RATIO" means, with respect to any Pledged Mortgage and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Pledged Mortgage at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "MANAGEMENT AGREEMENT" means the management agreement dated as of October 1, 1997 between the Issuer and Redwood, as Manager.

          "MANAGEMENT FEE" means the fee of $1,000 per month payable to Redwood as a portion of its compensation under the Management Agreement.

          "MARGIN" means as to each Pledged Mortgage, the percentage amount set forth on the related Mortgage Note which is to be added to the Index in calculating the Mortgage Rate thereon.

          "MAXIMUM RATE" means as to any Pledged Mortgage, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Pledged Mortgage.

          "MINIMUM RATE" means as to any Pledged Mortgage, the minimum rate, if any, set forth on the related Mortgage Note at which interest can accrue on such Pledged Mortgage.

          "MLCC" means Merrill Lynch Credit Corporation.

          "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.- If Moody's is designated as a Rating Agency in the Indenture, for purposes of Section 6(c) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Issuer and the Master Servicer.

          "MORTGAGE" means the mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

          "MORTGAGE DOCUMENTS" mean the mortgage documents pertaining to a particular Pledged Mortgage and delivered to the Custodian pursuant to the Custodial Agreement.

          "MORTGAGE LOAN PURCHASE AGREEMENT" means the mortgage loan purchase agreement dated as of October 1, 1997 among Redwood, Sequoia and the Issuer.

          "MORTGAGE NOTE" means the original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Pledged Mortgage.

          "MORTGAGE RATE" means the annual rate of interest borne by a Mortgage Note from time to time.

          "MORTGAGED PROPERTY" means the underlying property securing a Pledged Mortgage.

          "MORTGAGOR" means the obligor(s) on a Mortgage Note.

          "NET AVAILABLE FUNDS" means, for any Payment Date the Available Funds for such Payment Date less the Management Fee, the Insurer Premium, the fee payable to the Owner Trustee pursuant to the Deposit Trust Agreement and the remaining amount, if any, payable to the Swap Provider pursuant to Section 3(c)(vii)(B).

          "NET MONTHLY EXCESS CASHFLOW" means for any Payment Date the amount of Net Available Funds, if any, remaining after payment of (i) the Interest Payment Amount, (ii) any outstanding Bondholders' Interest Carryover, (iii) the Basic Principal Amount and (iv) the Insurer Reimbursement Amount.

          "NET MORTGAGE RATE" means, as to any Pledged Mortgage and Payment Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Payment Date reduced by the related Expense Fee Rate.

          "NONRECOVERABLE ADVANCE" means any portion of a Servicing Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds or otherwise.

          "OFFICER'S CERTIFICATE" means a certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Master Servicer, or (ii) if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Trustee and the Insurer as required by this Agreement.

          "ONE-YEAR CONSTANT MATURITY TREASURY INDEX" means the average of the published yield for each Business Day during the specified one full week of the yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve in its Statistical Release No. H.15(519).

          "ONE-YEAR TREASURY ARM INDEX" has the meaning set forth in Section 3(d)(i) of this Agreement.

          "ONE-YEAR TREASURY ARM INDEX DETERMINATION DATE" means the tenth Business Day prior to the commencement of each Interest Accrual Period after the first two Interest Accrual Periods for the Class A-1 Bonds.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Master Servicer, Redwood or the Issuer, as applicable, including, in-house counsel, reasonably acceptable to the Trustee and the Insurer.

          "ORIGINAL CLASS A-1 PRINCIPAL AMOUNT" means $592,560,000.

          "ORIGINAL CLASS A-2 PRINCIPAL AMOUNT" means $156,600,000.

          "ORIGINAL POOL PRINCIPAL BALANCE" means the Pool Principal Balance as of the Cut-off Date which is equal to $756,727,490.

          "OUTSTANDING" shall have the meaning ascribed thereto in the Indenture.

          "OUTSTANDING PLEDGED MORTGAGE" means, as of any Due Date, a Pledged Mortgage with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Pledged Mortgage prior to such Due Date.

          "OWNER TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Deposit Trust Agreement, until a successor Person shall have become the Owner Trustee pursuant to the applicable provisions of the Deposit Trust Agreement, and thereafter "Owner Trustee" shall mean such successor Person.

          "PAYMENT DATE" means, with respect to the Bonds and the Investor Certificate, the 25th day of each calendar month after the initial issuance of the Bonds and the Investor Certificate or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 1997.

          "PERIODIC RATE CAP" means, as to any Pledged Mortgage and any Adjustment Date, any maximum allowable percent increase to the related Mortgage Rate on any such Adjustment Date, as specified in the related Mortgage Note.

          "PERMITTED INVESTMENTS" means, at the time, any one or more of the following obligations and securities.

               (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency;

               (iii)commercial paper which is then receiving the highest commercial paper rating of each Rating Agency;

               (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities;

               (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent such deposits are fully insured by the FDIC;

               (vi) repurchase obligations with respect to any security described in clauses (i) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

               (vii)securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which have the highest rating of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities);

               (viii) interests in any money market fund which invests only in other Permitted Investments which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each applicable Rating Agency;

               (ix) short term investment funds which invest only in other Permitted Investments sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which are rated by each applicable Rating Agency in their respective highest applicable rating category;

               (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Issuer, the Insurer and to each applicable Rating Agency as will not result in a change in the rating (without regard to the existence of the Insurer's Policy) then assigned to the Bonds by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

               (xi) any mutual fund, money market funds, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any fund managed by the Administrator or any affiliate of the Administrator or any fund to which the Administrator or any affiliate of the Administrator acts as an advisor, provided that such fund has the highest applicable rating by each Rating Agency, provided, that no such instrument shall be a Permitted Investment -------- if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require the Issuer to register as an investment company under the Investment Company Act of 1940, as amended.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          "PLEDGED MORTGAGE" means such of the mortgage loans granted by the Issuer to the Trustee under the Indenture as security for the Bonds, as from time to time are held as part of the Trust Estate (including any REO Property), the mortgage loans so held being identified in the Schedule of Pledged Mortgages, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

          "POOL PRINCIPAL BALANCE" means, with respect to any Payment Date, the aggregate of the Stated Principal Balances of the Pledged Mortgages which were Outstanding Pledged Mortgages on the Due Date in the month of such Payment Date.

          "PREPAYMENT INTEREST SHORTFALL" means, as to any Payment Date, Pledged Mortgage and Principal Prepayment, the amount, if any, by which one month's interest at the related Mortgage Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

          "PREPAYMENT PERIOD" means, as to any Payment Date, the calendar month preceding the month of such Payment Date.

          "PRIMARY INSURANCE POLICY" means each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Pledged Mortgage.

          "PRINCIPAL BALANCE" shall have the meaning ascribed thereto in the Indenture.

          "PRINCIPAL DISTRIBUTABLE AMOUNT" means, for any Payment Date, the sum of:

               (i) the principal portion of all Scheduled Payments on the Pledged Mortgages received or advanced on the Pledged Mortgages with respect to the related Due Date;

               (ii) the principal portion of Purchase Prices and all Substitution Adjustment Amounts paid by Redwood or the Company or in respect of any Converted Pledged Loan, paid by the Master Servicer or any other Person purchasing such loan, in each case paid during the preceding calendar month and deposited in the Bond Account prior to such Payment Date; and

               (iii)the principal portion of all other unscheduled collections received during the preceding calendar month (or deemed to be received during such month) (including, without limitation, full and partial principal prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds), to the extent not previously distributed.

          "PRINCIPAL PAYMENT AMOUNT" means for any Payment Date the sum of the Basic Principal Amount, the Excess Cash Flow Principal Amount and the amount of any Insured Payment made with respect to a Subordination Deficit, if any; provided however, in no event (and regardless of the amount of Net Available Funds for such Payment Date) shall the Principal Payment Amount (i) for any Payment Date, be less than the excess, if any, of the Principal Balance of the Bonds immediately prior to such Payment Date over the Pool Principal Balance with respect to such Payment Date and, (ii) for the Stated Maturity, be less than the Principal Balance of the Bonds; and provided, further, that in no event will the Principal Payment Amount with respect to any Payment Date be greater than the then outstanding Principal Balance of the Bonds.

          "PRINCIPAL PREPAYMENT" means any payment of principal by a Mortgagor on a Pledged Mortgage that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "PRINCIPAL PREPAYMENT IN FULL" means any Principal Prepayment made by a Mortgagor of the entire principal balance of a Pledged Mortgage.

          "PROSPECTUS SUPPLEMENT" means the Prospectus Supplement dated October 24, 1997 relating to the Bonds.

          "PUD" means Planned Unit Development.

          "PURCHASE PRICE" means, with respect to the purchase of any Pledged Mortgage from the Issuer an amount equal to the sum of (i) 100% of the unpaid principal balance of the Pledged Mortgage on the date of such purchase, and
(ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Bondholders.

          "RATING AGENCY" shall mean each of the Rating Agencies specified in the Indenture. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Issuer and acceptable to the Insurer, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

          "REALIZED LOSS" means, with respect to each Liquidated Pledged Mortgage, an amount (not less than zero or more than the Stated Principal Balance of the Liquidated Pledged Mortgage) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Pledged Mortgage as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Bondholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Pledged Mortgage from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Pledged Mortgage. With respect to each Pledged Mortgage which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Pledged Mortgage outstanding immediately prior to such Deficient Valuation and the principal balance of the Pledged Mortgage as reduced by the Deficient Valuation. With respect to each Pledged Mortgage which has become the subject of a Debt Service Reduction and any Payment Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

          "REDWOOD" means Redwood Trust, Inc.

          "REFINANCING PLEDGED MORTGAGE" means any Pledged Mortgage origi-nated in connection with the refinancing of an existing mortgage loan.

          "REO PROPERTY" means a Mortgaged Property acquired by the Trust Estate through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Pledged Mortgage.

          "REPLACEMENT PLEDGED MORTGAGE" means a Pledged Mortgage or Mortgages substituted for a Deleted Pledged Mortgage which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form attached to the Custodial Agreement, (i) have an aggregate principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 20% less than, the Stated Principal Balance of the Deleted Pledged Mortgage; (ii) have a weighted average Loan-to-Value Ratio not higher than that of the Deleted Pledged Mortgage; (iii) have a weighted average Mortgage Rate not lower than, and not more than 1.0% per annum higher than that of the Deleted Pledged Mortgage; (iv) have a weighted average remaining term to maturity not greater than (and not more than 36 months less than that of the Deleted Pledged Mortgage; and (v) comply with each representation and warranty set forth in Schedule III hereto as of the date of substitution.

          "REQUEST FOR RELEASE" means the Request for Release submitted by the Master Servicer to the Custodian, substantially in one of the forms attached to the Custodial Agreement.

          "REQUIRED INSURANCE POLICY" means with respect to any Pledged Mort-gage, any insurance policy that is required to be maintained from time to time under the Master Servicing Agreement.

          "SAIF" means the Savings Association Insurance Fund, or any successor thereto.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Inc. If S&P is designated as a Rating Agency in the Indenture, for purposes of Section 6(c) the address for notices to S&P shall be Standard & Poor's Ratings Group, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Issuer and the Administrator.

          "SCHEDULE OF PLEDGED MORTGAGES" means the schedule attached hereto as Schedule I listing the Pledged Mortgages serviced by the Master Servicer pursuant to the Master Servicing Agreement (as from time to time amended by the Issuer to reflect the addition of Replacement Pledged Mortgages and the deletion of Deleted Pledged Mortgages pursuant to the provisions of this Agreement and Section 8.04 of the Indenture) pledged to the Trustee as part of the Trust Estate and from time to time subject to this Agreement and the Indenture, setting forth the following information with respect to each Pledged Mortgage:

          (i)  the loan number;

          (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

          (iii)the maturity date;

          (iv) the original principal balance;

          (v)  the Margin;

          (vi) the first payment date of the Pledged Mortgage;


          (vii)the Scheduled Payment in effect as of the Cut-off Date;

          (viii)    the Loan-to-Value Ratio at origination;

          (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (x)  a code indicating whether the residential dwelling is either
               (a) a detached single family dwelling, (b) attached single family dwelling, (c) a dwelling in a PUD, (d) a condominium unit, (e) a two- to four-unit residential property or (f) a cooperative unit;

          (xi) the Mortgage Rate in effect as of the Cut-off Date;

          (xii)the Servicing Fee Rate;

          (xiii)    the Maximum Rate and any Minimum Rate;

          (xiv)the Periodic Rate Cap, if any;

          (xv) the Adjustment Date;

          (xvi)the type of documentation program pursuant to which the Pledged Mortgage was originated; and

          (xvii)    the purpose for the Pledged Mortgage.

          Such schedule shall also set forth (a) the total of the amounts described under (iv) and (vii) above and (b) the weighted average, weighted on the basis of the Original Pool Principal Balance, of the amounts described under (xi) and (xii) above, in each case for all of the Pledged Mortgages.

          "SCHEDULED PAYMENT" means the scheduled monthly payment on a Pledged Mortgage due on any Due Date allocable to principal and/or interest on such Pledged Mortgage which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Pledged Mortgage.

          "SEQUOIA" means Sequoia Mortgage Funding Corporation, a Delaware corporation, and its successors and assigns.

          "SERVICING ADVANCES" means all customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of any REO Property.

          "SERVICING FEE" means, as to each Pledged Mortgage and any Payment Date, an amount equal to one month's interest at the applicable Servicing Fee Rate on the Stated Principal Balance of such Pledged Mortgage.

          "SERVICING FEE RATE" means, with respect to any Pledged Mortgage, the per annum rate set forth in the Schedule of Pledged Mortgages for such Pledged Mortgage.

          "SERVICING OFFICER" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Pledged Mortgage whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Insurer by the Master Servicer on the Closing Date, as such list may from time to time be amended.

          "SERIOUS DELINQUENCIES" means for any Payment Date, the average for the immediately preceding six calendar months of, with respect to each such calendar month, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate principal balances (without duplication) as of the Due Date in such calendar month of (i) Pledged Mortgages which are 90 or more days delinquent, (ii) Pledged Mortgages in bankruptcy and 90 or more days delinquent, (iii) Pledged Mortgages in foreclosure plus (iv) Pledged Mortgages relating to REO Properties (exclusive of any REO Properties which have been liquidated as of such Due Date), and the denominator of which is the Pool Principal Balance as of the Due Date in such calendar month.

          "SPECIFIED OVERCOLLATERALIZATION AMOUNT" means:

     (a) For any Payment Date upon which the Pool Principal Balance is greater than or equal to one-half of the Original Pool Principal Balance, the Specified Overcollateralization Amount means an amount equal to 1% of the Original Pool Principal Balance;

     (b) For any Payment Date upon which the Pool Principal Balance is less than one-half of the Original Pool Principal Balance, the Specified Overcollateralization Amount means the greater of:

          (i)  2% of the Pool Principal Balance for such Payment Date; and

          (ii) an amount equal to 0.50% of the Original Pool Principal
     Balance;

Notwithstanding any provision to the contrary in clause (b) above, if on any Payment Date the Specified Overcollateralization Amount calculated as provided above would be less than 50% of the product of (x) Serious Delinquencies and (y) the Pool Principal Balance for such
Payment Date, then the Specified Overcollateralization Amount for such Payment Date shall be the lesser of :

          (i) the greater of the Specified Overcollateralization Amount for the immediately preceding Payment Date and 3% of the Pool Principal Balance for such Payment Date; and

          (ii) 50% of the product of (x) Serious Delinquencies and (y) the Pool Principal Balance for such Payment Date.

          "STATED MATURITY" shall have the meaning ascribed thereto in the Indenture.

          "STATED PRINCIPAL BALANCE" means, as to any Pledged Mortgage and Due Date, the unpaid principal balance of such Pledged Mortgage as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Pledged Mortgage) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

          "SUBORDINATION DEFICIT" means, with respect to a Payment Date, the amount, if any, by which (x) the aggregate Principal Balance of the Bonds as of such Payment Date, and following the making of all payments to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Insurer's Policy), exceeds (y) the Pool Principal Balance with respect to such Payment Date.

          "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning ascribed to such term pursuant to Section 2(c)(iii).

          "SWAP AGREEMENT" means the ISDA Master Agreement with an attached Schedule and Confirmation, dated as of November 6, 1997, between Issuer and Merrill Lynch Capital Services, Inc., as such agreement may be amended or supplemented from time to time in accordance with its terms.

          "TARGETED PRINCIPAL BALANCE" means for any Payment Date the Bond Principal Amount that is equal to (x) the Pool Principal Balance with respect to such Payment Date minus (y) the Specified Overcollateralization Amount for such Payment Date.

          "TRUST ESTATE" shall have the meaning ascribed to such term in the Indenture.

          "TRUST RECEIPT" means, as applicable, either the Initial Trust Receipt in the form of Exhibit One-A to the Custodial Agreement or the Final Trust Receipt in the form of Exhibit One-B to the Custodial Agreement.

          "TRUSTEE MORTGAGE FILE" means, with respect to each Pledged Mortgage, the original documents and instruments relating thereto to be retained in the custody and possession of the Custodian pursuant to the Custodial Agreement.

          "WEIGHTED AVERAGE NET MORTGAGE RATE" means, as to any Payment Date, the weighted average of the Net Mortgage Rates weighted on the basis of the Stated Principal Balances of the Pledged Mortgages as of the related Due Date.

SECTION 2.     Mortgage Documents.
               ------------------

     (a)  Custodian to Retain Possession of Documents.
          -------------------------------------------

          (i) Concurrently with the execution and delivery hereof, the Issuer has pledged, transferred and assigned to the Trustee for the benefit of the Bondholders, the Insurer and the Swap Provider, as collateral for, among other things, the payment of principal and interest on the Bonds, all right, title and interest of the Issuer in and to the Trust Estate for the Bonds, including the Pledged Mortgages. Prior to or contemporaneous with the execution of this Agreement, or within the applicable time periods specified below, the Issuer shall have delivered or caused to be delivered to the Custodian, with respect to each Pledged Mortgage all originals of the Mortgage Documents and any other instruments relating thereto specified in the Custodial Agreement, including each item in the Trustee Mortgage File.

          In the event that in connection with any Pledged Mortgage the Issuer cannot deliver (i) the original recorded Mortgage, (ii) all interim recorded assignments or (iii) the lender's title policy (together with all riders thereto) satisfying the requirements set forth in the Custodial Agreement, concurrently with the execution and delivery hereof, the Issuer shall promptly deliver to the Custodian, in accordance with the terms and conditions of the Custodial Agreement, (x) in the case of each such original Mortgage or each such interim recorded assignment, as the case may be, a copy thereof, with evidence of recording indicated thereon, upon receipt thereof from the public recording office and, if appropriate, certified by the public recording office, but in no event shall any such delivery of the original recorded Mortgage and each such interim recorded assignment or a certified copy thereof be made later than one year following the Closing Date or (y) in the case of each such title policy, such title policy no later than 120 days following the Closing Date; provided, however, that in the event the Issuer is unable to deliver by such dates each such Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate public recording office, the Issuer shall deliver such documents to the Custodian as promptly as possible upon receipt thereof from the appropriate public recording offices. The Issuer shall forward or cause to be forwarded to the Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Pledged Mortgage and (b) any other documents required to be delivered by the Issuer to the Custodian. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Pledged Mortgage the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Issuer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Issuer shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

          With respect to Redwood's obligation to deliver the Trustee Mortgage File for each Pledged Mortgage pursuant to Section 3 of the Mortgage Loan Purchase Agreement, as promptly as practicable subsequent to such pledge, transfer and assignment, and in any event within thirty (30) days thereafter, Redwood shall (i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which Redwood has not received the information required to prepare such assignment in recordable form, Redwood's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty
(30) days after the receipt thereof, and Redwood need not cause to be recorded any assignment which relates to a Pledged Mortgage in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel, from local counsel, delivered by Redwood (at Redwood's expense) to the Trustee and the Insurer in accordance with Section 3.11 of the Indenture, the recordation of such assignment is not necessary to protect the Trustee's and the Bondholders' and the Insurer's interest in the related Pledged Mortgage; provided, however, notwithstanding the delivery of any legal opinions, each assignment of Mortgage shall be recorded upon the earliest to occur of (i) the direction by the Insurer, (ii) the occurrence of a default under the Indenture, or (iii) any bankruptcy, insolvency or foreclosure with respect to the related Mortgagor.

          In the case of Pledged Mortgages that have been prepaid in full as of the Closing Date, the Issuer, in lieu of delivering the above documents to the Custodian, will deposit in the Bond Account the portion of such payment that is required to be deposited in the Bond Account pursuant to Section 3(c)(ii).

          Until the Bonds have been paid in full and the Issuer has otherwise fulfilled its obligations under the Indenture, the Custodian shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth in the Indenture and the Custodial Agreement.

          (ii) On the Closing Date, the Issuer shall cause the Custodian to execute and deliver to the Trustee a Trust Receipt, whereby the Custodian acknowledges receipt of the documents identified in the applicable Trust Receipt and declares that it holds and will hold such documents and the other documents delivered to it constituting the Trustee Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of the Trustee. As provided in the Custodial Agreement, the Custodian will maintain possession of the Mortgage Notes in the State(s) provided in the Custodial Agreement, unless otherwise permitted by the Issuer, the Trustee, the Rating Agencies and the Insurer.

          On the Closing Date, the Issuer shall cause the Custodian, pursuant to the Custodial Agreement, to execute and deliver to the Issuer, the Insurer and the Trustee a Trust Receipt constituting an Initial Certification in the form attached to the Custodial Agreement. Based on its review and examination required by and in accordance with the Custodial Agreement, and only as to the documents identified in such Initial Certification, the Custodian will acknowledge that such documents appear regular on their face and relate to such Pledged Mortgage; provided that the Custodian shall be under no obligation to ascertain that, except as therein provided, any information set forth in said schedule is accurate. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

          Not later than 180 days after the Closing Date, the Issuer shall cause the Custodian to deliver to the Issuer, the Insurer and the Trustee the applicable Trust Receipt, with any applicable exceptions noted thereon.

          If, in the course of such review, the Custodian finds any document constituting a part of a Trustee Mortgage File which does not meet the requirements of the Custodial Agreement, the Custodian shall list such as an exception in its final certification; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or
(ii) that any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. Redwood shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if Redwood does not correct or cure such defect within such period, Redwood shall either (a) substitute for the related Pledged Mortgage one or more Replacement Pledged Mortgages, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2(c)(iii), or
(b) purchase such Pledged Mortgage from the Trustee within 60 days from the date Redwood was notified of such defect in writing at the Purchase Price of such Pledged Mortgage. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Custodian of a Request for Release. The Purchase Price for any such Pledged Mortgage purchased pursuant to clause
(b) shall be deposited by Redwood in the Bond Account on or prior to the Business Day preceding the Payment Date in the month following the month of purchase and, upon receipt of such deposit and the related Request for Release, the Custodian shall release the related Trustee Mortgage File to Redwood and shall execute and deliver at Issuer's request such instruments of transfer or assignment prepared by the Issuer and the Trustee, in each case without recourse, as shall be necessary to vest in Redwood, or a designee, the Issuer's and the Trustee's interest in any Pledged Mortgage released pursuant hereto.

          The Custodian will retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth in the Custodial Agreement. The Issuer or the Trustee shall promptly deliver to the Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Trustee Mortgage File as come into the possession of the Issuer or Trustee from time to time.

          It is understood and agreed that the obligation of Redwood to substitute for or to purchase any Pledged Mortgage which does not meet the requirements set forth in the Custodial Agreement shall constitute the sole remedy respecting such defect available to the Trustee and any Bondholder against Redwood.

     (b)  Custodian to Cooperate; Release of Trustee Mortgage Files.
          ---------------------------------------------------------

          Upon the payment in full of any Pledged Mortgage, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or for any other servicing procedure to be performed in connection with a Pledged Mortgage, the Master Servicer will immediately deliver to the Custodian a Request for Release, all in accordance with the terms of the Custodial Agreement. Upon receipt of such request, the Custodian will release the related Trustee Mortgage File or documents to the Master Servicer in accordance with the terms of the Custodial Agreement. The Master Servicer will furnish copies of such requests to the Administrator in accordance with the terms of the Master Servicing Agreement. Subject to the further limitations set forth below, the Master Servicer will cause the Trustee Mortgage File or documents so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless the Pledged Mortgage is liquidated and the proceeds thereof are deposited in the Bond Account, in which case the Master Servicer will deliver to the Custodian a Request for Release, signed by a Servicing Officer of the Master Servicer, all in accordance with the terms of the Master Servicing Agreement and the Custodial Agreement.

          In accordance with the terms of the Master Servicing Agreement, if the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by the Master Servicing Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

     (c)  Representations, Warranties and Covenants of the Issuer and
          -----------------------------------------------------------
Redwood.
-------

          (i)  Redwood hereby represents, warrants and agrees that:

               (A)  the representations and warranties as set forth in
                    Schedule III hereto, and by this reference incorporated herein, to the Issuer, the Insurer and the Trustee, are true and correct as of the Closing Date, or if so specified therein, as of the Cut-off Date;

               (B) the execution, delivery and performance of this Agreement by it are within its powers and have been duly authorized by all necessary action on its part;

               (C) the execution, delivery and performance of this Agreement will not violate or conflict with (i) its charter or bylaws, (ii) any resolution or other corporate action by it, (iii) any decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates or other requirements of any court or other governmental or public authority in any way applicable to or binding upon it, and (iv) will not result in or require the creation, except as provided or contemplated by this Agreement, of any lien, mortgage, pledge, security interest, charge or encumbrance of any kind upon the Pledged Mortgages; and

               (D) this Agreement has been duly executed by it and is its legally valid and binding obligation, enforceable against it in accordance with this Agreement's terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity.

          (ii) The Issuer hereby makes the representations and warranties set forth in Schedule IV hereto, and by this reference incorporated herein, to the Trustee, as of the Closing Date.

          (iii)Upon discovery by any of the parties hereto or the Insurer, of a breach of a representation or warranty (without regard to any limitation regarding the knowledge of Redwood contained therein) described in Section 2(c)(i) that materially and adversely affects the value of any Pledged Mortgage or the interests of the Bondholders, the Insurer or the Swap Provider in any Pledged Mortgage, the party discovering such breach shall give prompt notice thereof to the other parties and the Insurer. Redwood hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty (without regard to any limitation regarding the knowledge of Redwood contained therein) made pursuant to Section 2(c)(i) which materially and adversely affects the value of any Pledged Mortgage or the interests of the Bondholders or the Insurer, in any Pledged Mortgage, it shall cure such breach in all material respects, and if such breach is not so cured, shall, either (i) remove such Pledged Mortgage (a "Deleted Pledged Mortgage") from the Trust Estate and substitute in its place a Replacement Pledged Mortgage, in the manner and subject to the conditions set forth in this Section 2(c); or (ii) purchase the affected Pledged Mortgage or Pledged Mortgages from the Issuer with the Trustee releasing its lien thereon at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Custodian of a Request for Release and the Trustee Mortgage File for any such Replacement Pledged Mortgage.
     Redwood shall promptly reimburse the Trustee or the Insurer for any expenses reasonably incurred by the Trustee or the Insurer in respect of enforcing the remedies for such breach.

               With respect to the representations and warranties described in this Section 2(c) which are made to the best of Redwood's knowledge, if it is discovered by either the Issuer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of any Pledged Mortgage, the interests of the Bondholders, the Insurer or the Swap Provider therein, notwithstanding Redwood's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

               With respect to any Replacement Pledged Mortgage or Mortgages, Redwood shall deliver to the Custodian, for the benefit of the Bondhol-ders, the Insurer and the Swap Provider, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by the Custodial Agreement with the Mortgage Note endorsed and the Mortgage assigned as required by the Custodial Agreement. Scheduled Payments due with respect to Replacement Pledged Mortgages in the month of substitution shall not be part of the Trust Estate and will be retained by Redwood. For the Payment Date following the month of substitution, Available Funds will include the monthly payment due on any Deleted Pledged Mortgage on the Due Date for such Payment Date and thereafter Redwood shall be entitled to retain all amounts received in respect of such Deleted Pledged Mortgage.

               Redwood shall amend the Schedule of Pledged Mortgages for the benefit of the Bondholders and the Insurer to reflect the removal of such Deleted Pledged Mortgage or Mortgages and the substitution of the Replacement Pledged Mortgage or Mortgages and the Issuer shall deliver the amended Schedule of Pledged Mortgages to the Trustee and the Insurer. Upon such substitution, the Replacement Pledged Mortgage or Mortgages shall be subject to the terms of this Agreement in all respects, and Redwood shall be deemed to have made with respect to such Replacement Pledged Mortgage or Mortgages, as of the date of substitution, the representations and warranties made pursuant to Section 2(c)(i) with respect to such Pledged Mortgage or Mortgages. Upon any such substitution and the deposit to the Bond Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall cause the release of the Trustee Mortgage File held by the Custodian for the benefit of the Bondholders, the Insurer and the Swap Provider relating to such Deleted Pledged Mortgage or Mortgages to Redwood and shall execute and deliver at Redwood's direction such instruments of transfer or assignment prepared by Redwood, in each case without recourse, as shall be necessary to vest title in Redwood, the Issuer's and the Trustee's interest in any Deleted Pledged Mortgage or Mortgages substituted for pursuant to this Section 2(c).

               For any month in which Redwood substitutes one or more Replacement Pledged Mortgages for one or more Deleted Pledged Mortgages, Redwood will determine the amount (if any) by which the aggregate principal balance of all such Replacement Pledged Mortgages as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Pledged Mortgages (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") shall be deposited into the Bond Account by Redwood on or before the Business Day preceding the Payment Date in the month succeeding the month during which the related Pledged Mortgage became required to be purchased or replaced hereunder.

               In the event that Redwood shall have purchased a Pledged Mortgage, the Purchase Price therefor shall be deposited in the Bond Account pursuant to Section 3(c)(ii) and in compliance with the provisions of Section 8.04 of the Indenture before the related Calculation Date for the Payment Date in the month following the month during which the Issuer became obligated hereunder to purchase or replace such Pledged Mortgage and upon such deposit of the Purchase Price and receipt of a Request for Release in the form attached to the Custodial Agreement, the Trustee shall cause the release of the related Trustee Mortgage File held by the Custodian for the benefit of the Bondholders, the Insurer and the Swap Provider to Redwood, and the Trustee shall execute and deliver at Redwood's direction such instruments of transfer or assignment prepared by Redwood, in each case without recourse, as shall be necessary to transfer title from the Issuer and release of the Trustee's lien thereon pursuant to Sections 8.08(c) and 8.12 of the Indenture. It is understood and agreed that the obligation under this Agreement of Redwood to cure, purchase or replace any Pledged Mortgage as to which a breach has occurred and is continuing shall constitute the sole remedy against Redwood respecting such breach available to Bondholders or the Trustee on their behalf; provided, however, that Redwood will indemnify the Issuer and the Insurer for any damages caused by the breach of either of the following two representations: (1) none of the Pledged Mortgages are "consumer credit contracts" or "purchase money loans" for goods or services as such terms are defined in 16 C.F.R section 433.1 and (2) none of the Pledged Mortgages are "mortgages" as such term is defined in 15 U.S.C. 1602(aa).

               The representations and warranties made pursuant to this
     Section 2(c)(iii) shall survive delivery of the respective Trustee Mort-gage Files to the Custodian for the benefit of the Bondholders, the Insurer and the Swap Provider, provided, however, that those made
                                    --------  -------
     pursuant to Section 2(c)(i)(A) shall not be assignable by the Trustee without Redwood's express written permission.

SECTION 3.     Administrative and Servicing Obligations.
               ----------------------------------------

     (a)  Master Servicing Agreement.
          --------------------------

          Redwood has previously entered into the Master Servicing Agreement, and on the Closing Date it assigned all of its rights, title and interest in and to the Master Servicing Agreement (but only with respect to the Pledged Mortgages) to the Issuer. The Issuer, the Trustee and the Bondholders, by their purchase and acceptance of the Bonds, acknowledge and agree that the Pledged Mortgages shall be serviced by the Master Servicer in accordance with the terms and provisions of the Master Servicing Agreement. Redwood has (i) provided to the Master Servicer notice of the assignment of the Master Servicing Agreement to the Issuer, in accordance with the provisions of the Master Servicing Agreement, and has instructed the Master Servicer to remit all amounts required to be paid to the owner of the Pledged Mortgages under the Master Servicing Agreement to the Trustee, and (ii) has received from the Master Servicer acknowledgement of such assignment and the Master Servicer's agreement to remit all such amounts to the Trustee.

     (b)  Successor Master Servicer.
          -------------------------

          (i) The Issuer as owner of the Pledged Mortgages and the Trustee as lienholder with respect thereto, pursuant to the Master Servicing Agreement, hereby authorize and appoint the Administrator as their agent to exercise all rights of the party entitled to exercise ownership rights with respect to the Pledged Mortgages in accordance with the terms of the Master Servicing Agreement, including, without limitation, the power to terminate the Master Servicing Agreement and the Master Servicer according to the terms and conditions of the Master Servicing Agreement, without any limitation by virtue of this Agreement; provided, however, that in the event of termination of the Master Servicing Agreement by the Administrator, the Administrator shall either become successor Master Servicer in accordance with the terms of the Master Servicing Agreement (with such modifications as described in this Agreement) or enter into the Master Servicing Agreement with a successor Master Servicer acceptable to the Insurer and Redwood which will be bound by the terms of the Master Servicing Agreement in accordance with the terms thereof (with such modifications as described in this Agreement). If the Administrator or any Affiliate of the Administrator elects to become successor Master Servicer, it will not assume liability for the representations and warranties of the Master Servicer which it replaces.

          (ii) Notwithstanding the provisions of this Section 3 or of the Master Servicing Agreement, the Administrator shall be under no obligation, either as Administrator or as successor Master Servicer under the Master Servicing Agreement, to purchase any Pledged Mortgage including any Converted Pledged Mortgages.

     (c)  Receipt of Pledged Mortgage Payments; Bond Account; Distribution
          ----------------------------------------------------------------
Account.
-------

               (i) The Issuer may, but is not obligated to, enforce the obligations of the Master Servicer under the Master Servicing Agreement, including the obligation of the Master Servicer to make all payments called for under the terms and provisions of the Master Servicing Agreement.

               (ii) The Bond Trustee shall establish and maintain a Bond Account, which shall be an Eligible Account, into which the Administrator shall deposit or cause to be deposited on the day of receipt any payments and collections remitted by the Master Servicer or received by it in respect of Pledged Mortgages subsequent to the Cut-off Date (other than in respect of principal and interest due on the Pledged Mortgages on or before the Cut-off Date) and any net amounts paid by the Swap Provider pursuant to the terms and conditions of the Swap Agreement. All funds deposited in the Bond Account (exclusive of any earnings on investments made with funds deposited in the Bond Account) shall be held in trust for the Bondholders, the Insurer and the Swap Provider until withdrawn in accordance with clauses (iii), (iv) and (v) below.

               (iii)The Bond Trustee and the Administrator may from time to time make permitted withdrawals from the Bond Account for the following purposes:

          (A) to reimburse the Master Servicer for unreimbursed Advances or Servicing Advances made by it, such right of reimbursement pursuant to this subclause (iii) being limited to amounts received on the Pledged Mortgage(s) (including Insurance Proceeds and Liquidation Proceeds) in respect of which any such Servicing Advance was made;

          (B) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

          (C) to pay to the purchaser, with respect to each Pledged Mortgage or property acquired in respect thereof that has been purchased pursuant to Section 2(a)(ii) or 2(c)(iii), all amounts received thereon after the date of such purchase;

          (D) to reimburse the Administrator for expenses incurred and reimbursable pursuant to Section 5(c) up to an amount not to exceed $100,000 per annum in any calendar year and to pay to the Trustee amounts due to it pursuant to Section 6.07 of the Indenture up to an amount not to exceed $100,000 per annum in any calendar year;

          (E) to withdraw any amount deposited in the Bond Account and not required to be deposited therein;

          (F) to withdraw and pay to Redwood all investment earnings on funds on deposit in the Bond Account;

          (G) on the Business Day prior to each Payment Date, to withdraw the Available Funds for such Payment Date, to the extent on deposit, and remit such amount to the Distribution Account;

          (H) on the Business Day prior to each Payment Date, to pay the Swap Provider the net amount, if any, payable under the terms of the Swap Agreement; and

          (I) to clear and terminate the Bond Account upon termination of this Agreement pursuant to Section 6(a).

     The Administrator shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3(c)(iii). Prior to making any withdrawal from the Bond Account pursuant to subclause (B), the Administrator shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advances or Servicing Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Pledged Mortgage(s).

               (iv) On the Business Day immediately preceding each Payment Date, after payment of any amounts described in Section 3(c)(iii) (other than clause (G) thereof), the Administrator will withdraw from the Bond Account the Available Funds for the related Payment Date (other than any amounts in respect of investment losses on amounts on deposit in the Distribution Account, which shall be deposited pursuant to Section 3(c)(viii)), and will deposit such amount in the Distribution Account.

               (v) On the Business Day immediately preceding each Payment Date, the Administrator shall withdraw from the Bond Account and pay to the Swap Provider the net amount, if any, payable to the Swap Provider under the terms and conditions of the Swap Agreement.

               (vi) On the Business Day immediately preceding each Payment Date, the Trustee will deposit into the Distribution Account the amount of any investment losses in such account which have not been previously deposited.

               (vii)On each Payment Date beginning in November, 1997, the Administrator shall instruct the Trustee to withdraw the Available Funds on deposit in the Distribution Account (and any amounts deposited therein pursuant to claims under the Insurer Policy) and distribute such funds, and the Trustee upon being so instructed will distribute such funds on each such Payment Date, in the following order of priority in each case, to the extent of funds remaining:

          (A) first, the Insurer Premium plus any unpaid Insurer Premium for prior months to the Insurer, second, the Management Fee to the Manager, and third, the fee payable to the Owner Trustee as specified in the Deposit Trust Agreement;

          (B) the remaining amount, if any, payable to Swap Provider under the Swap Agreement with respect to such Payment Date that was not paid from funds on deposit in the Bond Account pursuant to
               Section 3(c)(v);

          (C) the Class A-1 Interest Payment Amount and the Class A-2 Interest Payment Amount for such Payment Date to the Class A-1 Bondholders and the Class A-2 Bondholders, respectively, with any shortfall in such amounts to be allocated between such Classes on a pro rata basis (based on the ratio of each such amount to the total of such amounts);

          (D) the Class A-1 Bondholders' Interest Carryover and the Class A-2 Bondholders' Interest Carryover for such Payment Date to the Class A-1 Bondholders and the Class A-2 Bondholders, respectively, with any shortfall in such amounts to be allocated between such Classes on a pro rata basis (based on the ratio of each such amount to the total of such amounts);

          (E) the Basic Principal Amount for such Payment Date to the Class A-1 Bondholders and Class A-2 Bondholders, pro rata based on the respective Principal Amounts of each such Class;

          (F) the aggregate amount of previously unreimbursed Insurer Reimbursement Amounts to the Insurer;

          (G) the Excess Cash Flow Principal Amount for such Payment Date to the Class A-1 Bondholders and the Class A-2 Bondholders pro rata based on the respective Principal Amounts of each such Class;

          (H) to reimburse the Administrator for expenses incurred by it and reimbursable pursuant to Section 5(c), to the extent that any amounts exceed $100,000 in any calendar year and only that portion of such amounts in excess of $100,000 incurred during such calendar year, to pay to the Trustee amounts due to it pursuant to Section 6.07 of the Indenture, to the extent that any amounts exceed $100,000 in any calendar year and only that portion of such amounts in excess of $100,000 incurred during such calendar year, to reimburse the Owner Trustee for all reasonable expenses incurred pursuant to Section 6.06(b) or
               Section 6.06(c) of the Deposit Trust Agreement but only to the extent the Depositor shall have failed to reimburse the Owner Trustee for such reasonable expenses, and to pay to the Manager any amounts then due and owing to the Manager under the Management Agreement other than the Management Fee; and

          (I) the remaining amount of Available Funds on deposit in the Distribution Account, if any, for such Payment Date, to the Certificate Paying Agent appointed pursuant to the Deposit Trust Agreement (which shall initially be the Trustee) for the distribution of such amount pursuant to the terms of such agreement on the Investor Certificates.

     The Administrator may conclusively rely on written notice from the Issuer as to all payment instructions with respect to the amounts to be distributed to the Certificate Paying Agent pursuant to clause (I) above.

               (viii) The institution at which the Bond Account and the Distribution Account is maintained shall invest the funds therein as directed in writing by Redwood or by the Administrator, respectively, in Permitted Investments, which shall mature not later than the Business Day next preceding the related Payment Date (except that if the Distribution Account is held at the Trustee, any Permitted Investment in the Distribution Account may mature not later than such Payment Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Administrator, for the benefit of the Bondholders, the Insurer and the Swap Provider. Except for any income or gain realized from the deposit of funds in the Distribution Account pursuant to Section 10.01(b) of the Indenture in connection with an optional redemption of the Bonds, all income and gain (net of any losses) realized from any such investment of funds on deposit in the Bond Account and the Distribution Account shall be for the benefit of Redwood or the Trustee, respectively, and shall be remitted to each of them monthly as provided herein. The amount set forth in the preceding sentence with respect to the Bond Account shall be a portion of the compensation payable to Redwood as manager of the Trust under the Management Agreement, in addition to the Management Fee; and the amount set forth in the preceding sentence with respect to the Distribution Account shall be the "Administrator's Fee" for such period and the related Payment Date. The amount of any realized losses in the Bond Account or the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by Redwood in the Bond Account or the Administrator in the Distribution Account, as applicable. Except as otherwise set forth in the preceding sentence, the Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Bond Account or the Distribution Account and made in accordance with this Section 3(c). Any income or gain realized from the deposit of funds in the Distribution Account pursuant to Section 10.01(b) of the Indenture in connection with an optional redemption of the Bonds shall be for the benefit of, and payable to, Redwood.

               (ix) The Administrator shall give notice to the Trustee, the Issuer, the Swap Provider, the Insurer and each Rating Agency of any proposed change of the location of the Bond Account not later than 30 days and not more than 45 days prior to any change thereof.

     (d)  Determination of LIBOR, the One-Year Treasury ARM Index and
          -----------------------------------------------------------
          Certain Other Amounts.
          ---------------------

          (i) With respect to the Class A-1 Bonds, the One-Year Treasury ARM Index shall be determined as follow:

     On the One-Year Treasury ARM Index Determination Date, the Administrator shall determine the One-Year Treasury ARM Index equal to the arithmetic average of twelve rates (each, a "Reference Rate") determined by the Administrator after giving effect to the determination of the Reference Rate for that month. Each month the Administrator shall determine one of the twelve Reference Rates and the rate so determined will remain fixed for the following twelve months. Only one Reference Rate will be set each month by the Administrator; the other eleven Reference Rates will be the rates determined during the immediately preceding eleven months. The Reference Rate determined each month by the Administrator shall be set to a level equal to the One-Year Constant Maturity Treasury Index in effect for the week ending on Friday of the first full week (including the first Monday of the month) of the prior month plus a margin of 1.10%, subject, however, to (i) a maximum increase not to exceed the sum of the Reference Rate for such month determined in the immediately preceding year plus 2% and (ii) a maximum rate of 10%.

          The initial Reference Rates will be as follows:

                                                   Initial
   Reference                  Initial              Reference
   Rate No.    Month          Period                  Rate
   --------    -----          ------                  ----

     1         January   (1/25/97 - 1/24/98)          6.50%
     2         February  (2/25/97 - 2/24/98)          6.50%
     3         March     (3/25/97 - 3/24/98)          6.50%
     4         April     (4/25/97 - 4/24/98)          6.50%
     5         May       (5/25/97 - 5/24/98)          6.50%
     6         June      (6/25/97 - 6/24/98)          6.50%
     7         July      (7/25/97 - 7/24/98)          6.50%
     8         August    (8/25/97 - 8/24/98)          6.50%
     9         September (9/25/97 - 9/24/98)          6.50%
     10        October   (10/25/97 - 10/24/98)        6.50%
     11        November  (11/25/97 - 11/24/98)        6.50%
     12        December  (12/25/96 - 12/24/97)        6.50%




     The Class A-1 Interest Rate for the first and second Payment Dates in November 1997 and December 1997 will be 6.50% per annum.

     The establishment of the One-Year Constant Maturity Treasury Index and the Reference Rate for each month by the Administrator and the Administrator's subsequent calculation of the Bond Interest Rate on the Class A-1 Bonds for any Interest Accrual Period shall (in the absence of wilful misconduct, bad faith or manifest error) be final and binding.

     (ii) With respect to the Class A-2 Bonds, LIBOR will be determined as follows:

     On the second LIBOR Business Day prior to the commencement of each Interest Accrual Period after the Initial Accrual Period for the Class A-1 Bonds (each a "LIBOR Rate Determination Date"), the Administrator will determine LIBOR.

     "LIBOR" means, as of any LIBOR Rate Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period). The Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Accrual Period (commencing on the first day of such Interest Accrual Period).

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     The Class A-2 Interest Rate for the First Payment Date will equal 5.99625% per annum.

     The establishment of LIBOR by the Administrator and the Administrator's subsequent calculation of the Bond Interest Rate on the Class A-2 Bonds for the Interest Accrual Period, in the absence of willful misconduct, bad faith or manifest error, will be final and binding.

     (e)  Monthly Data.
          ------------

          Not later than noon California time on the fifteenth day of each month, the Master Servicer will provide to the Trustee with respect to the Pledged Mortgages, a data file in a format which is mutually agreed upon by the Master Servicer and the Trustee. The Trustee shall be under no duty to recalculate, verify or recompute the information provided to it by the Master Servicer under this Section 3(e). Not later than each Payment Date, the Trustee, based in part on such information, shall prepare and forward to the Insurer, the Issuer and each Rating Agency a statement (each, a "Payment Date Statement") setting forth with respect to the related distribution:

               (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount thereof allocable to interest;

               (iii)if the distribution to the Holders of such Class of Bonds is less than the full amount that would be distributable to such Holders pursuant to Section 2.03(b) of the Indenture on such Payment Date if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (iv) the Principal Amount of each Class of Bonds after giving effect to the distribution of principal on such Payment Date;

               (v)  the Pool Principal Balance for the following Payment
     Date;

               (vi) the amount of the Servicing Fees paid to or retained by the Master Servicer with respect to such Payment Date;

               (vii)the Bond Interest Rate for each such Class of Bonds with respect to such Payment Date;

               (viii) the Reference Rate determined by the Administrator for that month and the Reference Rate for each of the eleven months preceding that month;

               (ix) the amount of Advances and Servicing Advances included in the distribution on such Payment Date and the aggregate amount of Advances and Servicing Advances outstanding as of the close of business on such Payment Date;

               (x) the number and aggregate principal amounts of Pledged Mortgages (A) delinquent (exclusive of Pledged Mortgages in foreclosure)
     (1) 30 to 59 days (2) 60 to 89 days and (3) 90 or more days and (B) in foreclosure and delinquent (1) 1 to 29 days (2) 60 to 89 days and (3) 90 or more days, as of the close of business on the last day of the calendar month preceding such Payment Date;

               (xi) for each of the preceding 12 calendar months, or all calendar months since the Cut-off Date, whichever is less and in each case ending with the calendar month prior to the month of such Payment Date, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Pledged Mortgages on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

               (xii)with respect to any Pledged Mortgage that became a REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Pledged Mortgage as of the close of business on the Calculation Date preceding such Payment Date and the date of acquisition thereof;

               (xiii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Calculation Date preceding such Payment Date;

               (xiv)the aggregate amount of Realized Losses incurred during the second preceding calendar month;

               (xv) the amount available for distribution to the Holder of the Investor Certificate, pursuant to Section 3(c)(vii)(I) of this Agreement;

              (xvi)any amount payable under the Bond Insurance Policy; and

               (xvii) the Specified Overcollateralization Amount and the amount of the Serious Delinquencies.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Bondholder and has requested such information and to the Insurer, a statement containing the information set forth in subclauses (i),
(ii) and (vi) of this Section 3(e) aggregated for such calendar year or applicable portion thereof during which such Person was a Bondholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

     The Trustee, as required by law and as agent for the Issuer, shall transmit by mail to each Bondholder, as such Bondholder's name and address appears in the Bond Register, and to the Internal Revenue Service, within the time limits prescribed by law, the amount of interest and original issue discount (which original issue discount shall be calculated by the Trustee), if any, paid or accrued with respect to Bonds held by such Bondholder.

     (f)  Tax Accounting Information.
          --------------------------

          As required by the Code or the Treasury regulations thereunder, the Trustee, as agent for the Issuer, shall transmit by mail to each Bondholder appropriate tax accounting information, and any other tax accounting information that a Bondholder reasonably requests, to enable it to prepare its tax returns.

     (g)  Claims Upon the Insurer Policy.
          ------------------------------

               (i) By noon, New York City time, on the Calculation Date, the Administrator shall confirm to the Trustee whether a Deficiency Amount will exist on the related Payment Date. If a Deficiency Amount will exist, the Administrator shall determine the amount of such Deficiency Amount and shall complete on behalf of the Trustee a notice in the form of Exhibit A to the Insurer Policy (a "Notice") and submit such Notice to the Insurer (with a copy to the Trustee), as set forth in the Insurer Policy not later than 12:00 noon New York City time on the second Business Day preceding such Payment Date as a claim for an Insured Payment in an amount equal to such Deficiency Amount.

               (ii) With respect to any Preference Amount (as defined in the Insurer Policy), the Insurer shall pay any Insured Payment that is a Preference Amount on the next Payment Date following receipt on a Business Day by the Insurer of the items listed below. The Administrator, as agent of Trustee, shall provide to the Insurer upon the request of the Insurer:

               (A) a certified copy of the final nonappealable order of a court having competent jurisdiction ordering the recovery by a trustee in bankruptcy as voidable preference amounts included in previous distributions under Section 2.03(b) of the Indenture to any Owner pursuant to the United States Bankruptcy Code.

               (B) an opinion of counsel satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such order is final and is not subject to appeal;

               (C) an assignment in such form as reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Administrator, the Trustee and any Bondholder relating to or arising under the Indenture or this Agreement against the debtor which made such preference payment or otherwise with respect to such preference amount; and

               (D) appropriate instruments to effect (when executed by the affected party) the appointment of the Insurer as agent for the Trustee and any Owner in any legal proceeding relating to such preference payment being in a form satisfactory to the Insurer.

          (iii)The Administrator shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Bonds from moneys received under the Insurer Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Administrator.

     (h)  Filing of Information Reports
          -----------------------------

          As required by the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Securities and Exchange Commission issued thereunder, the Administrator shall assist the Manager in the preparation and filing with the Securities and Exchange Commission on behalf of the Issuer such reports or forms as are necessary to satisfy the information reporting requirements of said Act.

SECTION 4.     Compensation and Expenses.
               -------------------------

     (a)  Administrator's Compensation.
          ----------------------------

          As compensation for its activities hereunder, the Administrator shall be entitled to be paid the Administrator's Fee in the amount and at the time specified in Section 3(c)(viii).

          The Administrator shall be required to pay all expenses incurred by it in connection with its administration activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

     (b)  Master Servicer Compensation.
          ----------------------------

          As compensation for its activities under the Master Servicing Agreement, the Master Servicer shall be entitled to retain out of each payment of interest on a Pledged Mortgage (or portion thereof) an amount equal to interest at the Servicing Fee Rate on the Stated Principal Balance of the related Pledged Mortgage for the period covered by such interest payment, all in accordance with the terms of the Master Servicing Agreement.

          Additional servicing compensation in the form of prepayment penalties, assumption fees and late payment charges shall be retained by the Master Servicer if and to the extent provided in the Master Servicing Agreement. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities under the Master Servicing Agreement (including payment of any premium for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by the Master Servicing Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in the Master Servicing Agreement and not inconsistent with this Agreement.


SECTION 5.     Administrator.
               -------------

     (a)  Liabilities of the Administrator.
          --------------------------------

          The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. The Administrator need perform only those duties that are specifically set forth herein and no others and no implied covenants or obligations on the part of the Administrator shall be read into this Agreement

     (b)  Merger or Consolidation of the Administrator.
          --------------------------------------------

          Any Person into which the Administrator may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Administrator shall be a party, or any person succeeding to the business of the Administrator, shall be the successor of the Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person
                 --------  -------
to the Administrator shall be qualified to perform the obligations of the Administrator under this Agreement and, so long as no Insurer Default has occurred and is continuing, be reasonably acceptable to the Insurer.

     (c)  Limitation on Liability of the Administrator and Others.
          -------------------------------------------------------

          Neither the Administrator nor any of the directors, officers, employees or agents of the Administrator shall be under any liability to the Issuer, the Bondholders or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this
                                           --------  -------
provision shall not protect the Administrator or any such Person against any breach of representations or warranties made by it herein or protect the Administrator or any such Person from any liability which would otherwise be imposed by reasons of the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person
                     ----- -----
respecting any matters arising hereunder. The Administrator and any director, officer, employee or agent of the Administrator shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Bonds, other than any loss, liability or expense related to any specific Pledged Mortgage or Pledged Mortgages (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of the Administrator's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Issuer, the Trustee and the Bondholders hereunder. In such event, the legal expenses and costs of such action and any liability result-ing therefrom shall be expenses, costs and liabilities of the Issuer, and the Administrator shall be entitled to be reimbursed therefor out of the Bond Account; provided, however, that unless an Insurer Default exists, the Administrator shall notify the Insurer of such legal action (provided that the failure to notify the Insurer shall not waive the rights of the Administrator to indemnification) and such indemnification by the Issuer out of the Bond Account shall be preconditioned on the Administrator's duty (i) to allow the Insurer to control the defense or settlement of any such action and (ii) to allow the Insurer to direct the Administrator with respect thereto; provided, further, that (a) if the Insurer does not assume control of the defense of any such action within a reasonable period of time after the filing of such action, the Administrator shall have the right to act on its own in defending the action until such time as the Insurer assumes control of the defense, (b) the Administrator along with the Insurer shall have the right to consent to any counsel hired to defend the Administrator (which consent of the Administrator shall not be unreasonably withheld) and
(c) the Administrator along with the Insurer shall have the right to consent to any settlement if the amount of such settlement is less than full indemnification and the Administrator would not be fully released from liability with respect to such action as a result of such settlement. Any amounts payable to the Administrator, or any director, officer, employee or agent of the Administrator, in respect of indemnification provided by this paragraph (c), or pursuant to any other right of reimbursement from the Bond Account that the Administrator, or any director, officer, employee or agent of the Administrator, may have hereunder in its capacity as such, may be withdrawn by the Administrator from the Bond Account at any time subject to a maximum amount of $100,000 in any calendar year pursuant to Section 3(c)(iii)(D) of this Agreement. Any such amounts due to the Administrator, or any director, officer, employee or agent of the Administrator, in excess of $100,000 in such calendar year shall be reimbursable pursuant to
Section 3(c)(vii)(H).

     (d)  Limitation on Resignation of the Administrator.
          ----------------------------------------------

          The Administrator shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor administrator reasonably acceptable to the Insurer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Bonds (without regard to the Insurer Policy) and with the prior written consent of the Insurer, which consent will not be unreasonably withheld or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Administrator shall be evidenced by an Opinion of Counsel at the expense of the Administrator to such effect delivered to the Trustee and the Insurer which opinion of counsel shall be reasonably acceptable to the Trustee and the Insurer. No such resignation shall become effective until the Trustee or a successor administrator reasonably acceptable to the Insurer (unless an Insurer Default shall have occurred and be continuing) shall have assumed the Administrator's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.     Miscellaneous.
               -------------

     (a)  Term of this Agreement.
          ----------------------

          The obligations to be performed by the Administrator under this Agreement shall commence on and as of the date on which the Issuer issues the Bonds and shall terminate as to each Pledged Mortgage upon the later of (i) the payment in full of all principal and interest due under such Pledged Mortgage or other liquidation of such Pledged Mortgage as contemplated by this Agreement, and (ii) the release by the Trustee of its security interest in such Pledged Mortgage.

     (b)  Assignment.
          ----------

          Notwithstanding anything to the contrary contained herein, except as provided in Section 5(b), this Agreement may not be assigned by the Administrator without the prior written consent of the Trustee and the Insurer and written notice to the Issuer.

     (c)  Notices.
          -------

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at the following addresses of the parties:

     Administrator
     -------------
     and the Trustee:    Norwest Bank Minnesota, N.A.
     ----------------
                         11000 Broken Land Parkway
                         Columbia, Maryland  21044-3562
                          Attention:     Securities Administration
                                         (Sequoia 2)
                          Facsimile No:  (410) 884-2360


     The Issuer:         Sequoia Mortgage Trust 2
     ----------
                         c/o Wilmington Trust Company, as Owner Trustee
                         Rodney Square North
                         1100 N. Market Street
                         Wilmington, DE 19890-0001
                         Attention:     Corporate Trust Administration

                         With a copy to:

                         Sequoia Mortgage Funding Corporation
                         591 Redwood Highway, Suite 3120
                         Mill Valley, California  94941
                         Attention:     Sequoia Mortgage
                                        Trust 2 Officer

     Redwood:            Redwood Trust, Inc.
     -------             591 Redwood Highway, Suite 3100
                         Mill Valley, CA  94941
                         Attention:     Sequoia Mortgage
                                        Trust 2 Officer

     Ambac:              Ambac Assurance Corporation
     -----               One State Street
                         New York, NY  10004
                         Attention:  Howard Pfeffer,
                                     Managing Director
                         Telecopy No.: (212) 668-0340
                         Confirmation: (212) 363-1459




     Any Rating Agency:  The address specified therefor in the definition
     -----------------
corresponding to the name of such Rating Agency.

          Any of the parties may at any time give notice in writing to the others of a change of its address for the purpose of this Section 6(c).

     (d)  Governing Law.
          -------------

          This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York applicable to agreements made and to be performed in the State of New York and the obligations, rights and remedies of the parties hereto and the Bondholders shall be determined in accordance with such laws.

     (e)  Amendments.
          ----------

          This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except (i) by an instrument in writing signed by all parties hereto, or their respective successors or assigns, (ii) in compliance with Section 8.09 of the Indenture and (iii) with the prior written consent of the Insurer, provided, however, amendments to the definitions of Specified Overcollateralization Amount or Serious Delinquencies, may be made solely upon an opinion of tax counsel to the Issuer and (i) by agreement of the Issuer and, if no default shall have occurred and be continuing under the Insurer's Policy, the Insurer, or (ii) by the Issuer with the consent of the Bond Trustee and, if a default shall have occurred and be continuing under the Insurer's Policy, without the consent of the Insurer, without regard to Section 8.09 of the Indenture.

     (f)  Severability.
          ------------

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     (g)  No Joint Venture.
          ----------------

          The Administrator and the Issuer are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such of either of them.

     (h)  Execution in Counterparts.
          -------------------------

          This Agreement may be executed in one or more counterparts, any of which shall constitute an original as against any party whose signature appears on it, and all of which shall together constitute a single instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, bear the signatures of all parties.

     (i)  Limitation of Liability of Wilmington Trust Company.
          ---------------------------------------------------

          It is expressly understood and agreed by the parties hereto that
(a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of Sequoia Mortgage Trust 2 under the Deposit Trust Agreement, in the exercise of the powers and authority conferred and vested in it as Owner Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Operative Agreements.

     (j)  Nonpetition Covenants.
          ---------------------

          Notwithstanding any prior termination of this Agreement, the Administrator and the Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer (or any assignee) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

     (k)  Third Party Beneficiary.
          -----------------------

          The Insurer shall be a third party beneficiary of this Agreement and shall be entitled to enforce the provisions hereof as if a party hereto.


          IN WITNESS WHEREOF, each party has caused this Administration Agreement to be executed by its duly authorized officer or officers as of the day and year first above written.


                         SEQUOIA MORTGAGE TRUST 2,
                                      as Issuer

                         By:  WILMINGTON TRUST COMPANY,
                              not in its individual capacity
                              but solely as Owner Trustee


                         By:  /s/ James P. Lawler
                              --------------------------------

                         Its: Vice President
                              --------------------------------


                         REDWOOD TRUST, INC.


                         By:  /s/ Douglas B. Hansen
                              -------------------------------

                         Its: President
                              -------------------------------




                         NORWEST BANK MINNESOTA, N.A.,
                              as Administrator and Trustee


                         By:  /s/ Randall S. Reider
                              ------------------------------

                         Its: Officer
                              ------------------------------







                                  SCHEDULE I

                        Schedule of Pledged Mortgages







                                 SCHEDULE II

                           SEQUOIA MORTGAGE TRUST 2
                        Collateralized Mortgage Bonds

                                  (Reserved)




                                 SCHEDULE III

                           SEQUOIA MORTGAGE TRUST 2
                        Collateralized Mortgage Bonds

          Representations and Warranties as to the Pledged Mortgages
         ----------------------------------------------------------

          In the Mortgage Loan Purchase Agreement (which is hereby assigned to the Trustee), Redwood (the "Seller") will make the representations and warranties set forth in this Schedule III, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Master Mortgage Loan Purchase Agreement, dated as of March 7, 1997, between the Seller and MLCC.

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects;

           (ii) As of the Closing Date, the Mortgage Loan is not delinquent in payment more than 59 days and the Mortgage Loan has not been dishonored; the Mortgage Loan has never been delinquent in payment for more than 59 days and has not more than once during the twelve months preceding the Cut-Off Date been delinquent in payment for more than 30 days; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

          (iii) To the best of the Seller's knowledge, there are no delinquent taxes or other outstanding charges affecting the related Mortgaged Property which would permit a taxing authority to initiate foreclosure proceedings against the Mortgaged Property;

           (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments contained in the Mortgage File, the substance of which waiver, alteration or modification is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

            (v) The Mortgagor has not asserted that the Mortgage Note and the Mortgage are subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and to the best of the Seller's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted by any Person other than the obligor with respect thereto;

           (vi) Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium or any hazard insurance policy covering the common facilities of a planned unit development. To the best of the Seller's knowledge the hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and insure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

         (vii) At the time of origination of such Mortgage Loan and thereafter, all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws required to be complied with by the Seller as the originator of the Mortgage Loan and applicable to the Mortgage Loan have been complied with in all material respects;

         (viii) The Mortgage has not been satisfied as of the Closing Date, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage
     Loan as set forth in the Mortgage Loan Schedule), nor to the best of the Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

           (ix) Ownership of the Mortgaged Property is held in fee simple (except for Mortgage Loans as to which the related land is held in a leasehold which extends at least five years beyond the maturity date of the Mortgage Loan). Except as permitted by the fourth sentence of this paragraph (ix), the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence on their face of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not in the aggregate adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the properly described therein;

            (x) The Mortgage Note is not subject to a third party's security interest or other rights or interest therein;

           (xi) The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, or negligence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

          (xii) Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Seller had good title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, including, to the best knowledge of the Seller, any lien, claim or other interest arising by operation of law;

         (xiii) The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exception contained in clauses (1), (2) and (3) of paragraph (ix) above, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy insures against encroachments by or upon the Mortgaged Property. The Seller, its successor and assigns, are the sole insured of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and to the best of Seller's knowledge no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

          (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except for any Mortgage Loan payment which is not late by more than 30 days, and the Seller has not waived any default, breach, violation or event permitting acceleration;

           (xv) As of the date of origination or purchase of the Mortgage Loans by the Seller there were no mechanics' or similar liens or claims which had been filed for work, labor or material (and, to the best of the Seller's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (xvi) All improvements subject to the Mortgage lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in paragraph (xiii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

         (xvii) Each Mortgage Loan (except for the Mortgage Loans referred to in the next sentence) was originated by MLCC, and at the time of each such origination MLCC was a mortgagee approved by the Secretary of Housing and Urban Development (the "Secretary") pursuant to Sections 203 and 211 of the National Housing Act. Each Mortgage Loan was underwritten in accordance with the Underwriting Guide as in effect at the time of origination, except to the extent MLCC believed at such time that a variance from such Underwriting Guide was warranted by compensating factors with respect to such Mortgage Loan. The Mortgage contains the usual and customary provision of MLCC at the time of origination for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

        (xviii)     The Mortgaged Property is undamaged by waste, fire,
     earthquake or earth movement, windstorm, flood, tornado, or other casualty which damage is not fully insured against by a current and active insurance policy (or at least insured up to the outstanding principal balance of the Mortgage Loan) and, to the best of Seller's knowledge is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no pending proceedings.

          (xix) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure, and (2) otherwise by judicial foreclosure. The Seller has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

           (xx) If the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been property designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

          (xxi) The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and any applicable requirement of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

         (xxii) No Mortgage Loan contains "subsidized buydown" or "graduated payment" features; and

        (xxiii)     The Mortgaged Property is a single-family (one- to
     four-unit) dwelling residence erected thereon, or an individual condominium unit in a condominium, a cooperative, or an individual unit in a planned unit development or in a de minimis planned unit development. No such residence is a mobile home or a manufactured dwelling which is not permanently attached to the land.

         (xxiv) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements; the Mortgagor has received all disclosure materials required by Section 226 19(b) of the Federal Reserve Board's Regulation Z and otherwise required by applicable law with respect to the making of adjustable rate mortgage loans.

          (xxv) There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgage File, or, to the best of Seller's knowledge, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

         (xxvi) None of the Pledged Mortgages are "consumer credit contracts" or "purchased money loans" for goods or services as such terms are defined in 16 C.F.R. Section 433.1 and none of the Pledged Mortgages are "mortgages" as such term is defined in 15 U.S.C.
     Section 1602(aa).



                                 SCHEDULE IV

                           SEQUOIA MORTGAGE TRUST 2
                        Collateralized Mortgage Bonds

                 Representations and Warranties of the Issuer
                --------------------------------------------

     Sequoia Mortgage Trust 2 (the "Issuer") hereby makes the representations and warranties set forth in this Schedule IV to the Insurer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Administration Agreement (the "Administration Agreement") relating to the above-referenced Series, among Redwood Trust, Inc., Norwest Bank Minnesota, N.A., as Administrator and Trustee and Sequoia Mortgage Trust 2.

          (A) The Issuer is a statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and possesses all requisite authority, power, licenses, permits and franchises to conduct any and all business contemplated by the Administration Agreement and to comply with its obligations under the terms of this Agreement, the performance of which have been duly authorized by all necessary action.

          (B) Neither the execution and delivery of the Administration Agreement by the Issuer, nor the performance and compliance with the terms thereof by the Issuer will (A) result in a material breach of any term or provision of the instruments creating the Issuer or governing its operations, or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Issuer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer; and the Issuer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Issuer's ability to perform or meet any of its obligations under the Administration Agreement.

          (C) This Agreement, and all documents and instruments contemplated hereby, which are executed and delivered by the Issuer, will, assuming due authorization, execution by and delivery to the other parties hereto and thereto, constitute valid, legal and binding obligations of the Issuer, enforceable in accordance with their respective terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (D) No litigation is pending or, to the best of the Issuer's knowledge, threatened against the Issuer that would materially and adversely affect the execution, delivery or enforceability of the Administration Agreement or the ability of the Issuer to perform its obligations thereunder.

          (E) Immediately prior to the pledge of the Pledged Mortgages to the Trustee, the Issuer had good title to, and was the sole owner of, each Pledged Mortgage free and clear of any liens, charges or encumbrances or any ownership or participation interests in favor of any other Person.





                                  SCHEDULE V

                           SEQUOIA MORTGAGE TRUST 2
                        Collateralized Mortgage Bonds

                          Master Servicing Agreement
                         --------------------------






                                EXHIBIT 99.3
                                ------------


--------------------------------------------------------------------------




                             REDWOOD TRUST, INC.
                                    Owner


                                     and


                       MERRILL LYNCH CREDIT CORPORATION
                                   Company




                          MASTER SERVICING AGREEMENT


                         Dated as of March 7th, 1997





            Conventional Fixed and Adjustable Rate Mortgage Loans


                       MLCC1997-2 Flow Delivery Program





--------------------------------------------------------------------------





                              TABLE OF CONTENTS


                                  ARTICLE I

                                 DEFINITIONS

Section 1.01        Defined Terms . . . . . . . . . . . . . . . . . . . .   1

                                  ARTICLE II

                              BOOKS AND RECORDS:
                          TRANSFER OF MORTGAGE LOANS

Section 2.01        Books and Records . . . . . . . . . . . . . . . . . .  13
Section 2.02        Transfer of Mortgage Loans  . . . . . . . . . . . . .  13
Section 2.03        Cooperation of Company as Servicer  . . . . . . . . .  14

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.01        Representations and Warranties of the Company . . . .  14

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01        Company to Act as Servicer  . . . . . . . . . . . . .  17
Section 4.02        Collection of Mortgage Loan Payments  . . . . . . . .  17
Section 4.03        Realization Upon Defaulted Mortgage Loans . . . . . .  18
Section 4.04        Establishment of Custodial Accounts; Deposits in
                    Custodial Accounts  . . . . . . . . . . . . . . . . .  19
Section 4.05        Permitted Withdrawals From the Custodial Account  . .  20
Section 4.06        Establishment of Escrow Accounts; Deposits in Escrow
                    Accounts  . . . . . . . . . . . . . . . . . . . . . .  21
Section 4.07        Permitted Withdrawals From Escrow Account . . . . . .  22
Section 4.08        Payment of Taxes, Insurance and Other Charges;
                    Maintenance of Primary Insurance Policies; Collections
                    Thereunder  . . . . . . . . . . . . . . . . . . . . .  22
Section 4.09.       Transfer of Accounts  . . . . . . . . . . . . . . . .  24
Section 4.10.       Maintenance of Hazard Insurance.  . . . . . . . . . .  24
Section 4.11.       Maintenance of Mortgage Impairment Insurance Policy .  25
Section 4.12.       Fidelity Bond, Errors and Omissions Insurance . . . .  25
Section 4.13.       Title, Management and Disposition of REO Property . .  26
Section 4.14.       Adjustments to Mortgage Interest Rates  . . . . . . .  27
Section 4.15.       Subservicing Agreements Between the Company and
                    Subservicers  . . . . . . . . . . . . . . . . . . . .  27
Section 4.16.       Successor Subservicers  . . . . . . . . . . . . . . .  28
Section 4.17.       Liability of the Company  . . . . . . . . . . . . . .  28
Section 4.18.       No Contractual Relationship Between Subservicers and the
                    Owner . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 4.19.       Assumption or Termination of Subservicing Agreements   28
Section 4.20.       Subservicing Accounts . . . . . . . . . . . . . . . .  29
Section 4.21.       Permitted Investments . . . . . . . . . . . . . . . .  29

                                  ARTICLE V

                            PAYMENTS TO THE OWNER



Section 5.01.       Distributions . . . . . . . . . . . . . . . . . . . .  29
Section 5.02.       Statements to the Owner . . . . . . . . . . . . . . .  30
Section 5.03.       Monthly Advances by the Company . . . . . . . . . . .  30
Section 5.04.       Compensating Interest . . . . . . . . . . . . . . . .  31

                                  ARTICLE VI

                         GENERAL SERVICING PROCEDURE

Section 6.01.       Assumption Agreements . . . . . . . . . . . . . . . .  31
Section 6.02.       Satisfaction of Mortgages and Release of Mortgage
                    Files . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 6.03.       Servicing Compensation  . . . . . . . . . . . . . . .  32
Section 6.04.       Annual Statement as to Compliance . . . . . . . . . .  33
Section 6.05.       Annual Independent Certified Public Accountants'
                    Servicing Report  . . . . . . . . . . . . . . . . . .  33
Section 6.06.       Owner's Right to Examine Company Records  . . . . . .  33

                                 ARTICLE VII

                      REPORTS TO BE PREPARED BY COMPANY

Section 7.01.       Company Shall Provide Information as Reasonably Required
                                                                           34

                                 ARTICLE VIII

                                 THE COMPANY

Section 8.01.       Indemnification; Third Party Claims . . . . . . . . .  34
Section 8.02.       Merger or Consolidation of the Company  . . . . . . .  34
Section 8.03.       Limitation on Liability of the Company and Others . .  35
Section 8.04.       Company Not to Resign . . . . . . . . . . . . . . . .  35
Section 8.05.       No Transfer of Servicing  . . . . . . . . . . . . . .  36



                                  ARTICLE IX

                                   DEFAULT

Section 9.01.       Events of Default . . . . . . . . . . . . . . . . . .  36
Section 9.02.       Waiver of Defaults  . . . . . . . . . . . . . . . . .  37

                                  ARTICLE X

                                 TERMINATION

Section 10.01. Termination  . . . . . . . . . . . . . . . . . . . . . . .  38

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01. Successor to the Company . . . . . . . . . . . . . . . . .  38
Section 11.02. Amendment  . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 11.03. Assignments of Mortgage  . . . . . . . . . . . . . . . . .  40
Section 11.04. Assignment of Servicing Rights . . . . . . . . . . . . . .  40
Section 11.05. Governing Law  . . . . . . . . . . . . . . . . . . . . . .  40
Section 11.06. Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  40
Section 11.07. Severability Provisions  . . . . . . . . . . . . . . . . .  40
Section 11.08. Exhibits . . . . . . . . . . . . . . . . . . . . . . . . .  41
Section 11.09. General Interpretive Principles  . . . . . . . . . . . . .  41
Section 11.10. Reproduction of Documents  . . . . . . . . . . . . . . . .  41
Section 11.11. Successors and Assigns . . . . . . . . . . . . . . . . . .  42
Section 11.12. Counterparts . . . . . . . . . . . . . . . . . . . . . . .  42





                                   EXHIBITS


A    Form of Power of Attorney
B    Form of Custodial Account Certification
C    Form of Custodial Account Letter Agreement
D    Form of Escrow Account Certification
E    Form of Escrow Account Letter Agreement
F    Form of REO Account Certification
G    Form of REO Account Letter Agreement
H    Form of Monthly Remittance Advice
I    (Reserved.)
J    Form of Assignment, Assumption and Recognition Agreement







     This is a MASTER SERVICING AGREEMENT (this "Agreement"), dated and effective as of March 7th, 1997 and is executed between REDWOOD TRUST, INC. as Owner (the "Owner"), and MERRILL LYNCH CREDIT CORPORATION, as seller and servicer (the "Company").


                            PRELIMINARY STATEMENTS


     Pursuant to a Master Mortgage Loan Purchase Agreement of even date herewith between the Owner and the Company (the "Master Mortgage Loan Purchase Agreement"), the Owner may purchase from the Company from time to time certain residential, first mortgage loans. In order to facilitate the servicing of such mortgage loans by the Company, the Company and the Owner have executed this Agreement.

     In consideration of the premises and the mutual agreements hereinafter set forth, the Owner and the Company agree as follows:



                                  ARTICLE I.

                                 DEFINITIONS
                                 -----------

     Section 1.01.  Defined Terms.
                    -------------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meaning specified in this Article (capitalized terms used and not otherwise defined herein shall have the meanings specified in the Master Mortgage Loan Purchase Agreement):

     "Additional Collateral": (i) With respect to any Mortgage 100/sm/ Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100/sm/ Pledge Agreement, or (ii) with respect to any ParentPower(Registered Trademark) Mortgage Loan, the related
ParentPower(Registered Trademark) Agreement.

     "Additional Collateral Mortgage Loan": Each Mortgage Loan that is either a Mortgage 100/sm/ Loan or ParentPower(Registered Trademark) Mortgage Loan as to which the Additional Collateral is still required to be provided.

     "Adjustable Rate Mortgage Loan": A Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable with respect thereto in accordance with the terms of the related Mortgage Note.

     "Affiliate": With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person.

     "Agreement": This Master Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

     "Appraised Value": With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator at the time of origination of the Mortgage Loan, and (ii) if applicable, the sales price of the Mortgaged Property at such time of origination.

     "Assignment": An assignment of the Mortgage, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages securing Mortgaged Properties located in the same county, if permitted by applicable law and acceptable for recording by the applicable recording office.

     "Balloon Mortgage Loan": Any Mortgage Loan for which the related Monthly Payments, other than the Monthly Payment due on the maturity date thereof, are computed on the basis of a period to full amortization ending on a date that is later than such maturity date.

     "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings associations in the State of Florida are authorized or obligated by law or executive order to be closed.

     "Closing Date": For each Transaction, the date on which the Company actually sells to the Owner, and the Owner actually purchases from the Company, the Mortgage Loans listed on the Mortgage Loan Schedule attached to the respective Warranty Bill of Sale.

     "Company": MLCC or any successor under this Agreement appointed as herein provided.

     "Condemnation Proceeds": All awards or settlements in respect of a taking of a partial or an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.

     "Custodial Account": The separate trust account or accounts created and maintained pursuant to Section 4.04 which shall be entitled "Merrill Lynch Credit Corporation, in trust for the Owner," or such other title as is requested by the Owner.

     "Custody Agreement": That certain Custody Agreement dated as of December 30, 1996 by and, among the Redwood Trust, Inc. as "Seller", Merrill Lynch Mortgage Capital, Inc. as "Purchaser" and Bankers Trust Company of California, N.A. as "Custodian" for the retention of each Mortgage Note, Mortgage, Assignment and certain other portions of each Mortgage File attached hereto as Exhibit 3 and including that certain letter agreement dated March 27, 1997 by and among the "Seller", "Purchaser" and "Custodian", substantially in the form attached to the Custody Agreement ("Custodial Letter Agreement").

     "Custodian": The custodian under the Custody Agreement, or its successor.

     "Cut-off Date": With respect to each Mortgage Loan, the first day of the month in which the related Closing Date occurs.

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

     "Determination Date": The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately following such 15th day.

     "Due Date": The day of the month of the related Remittance Date on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

     "Eligible Account": An account or accounts acceptable to FNMA or FHLMC.

     "Equity Refinanced Mortgage Loan": A Refinanced Mortgage Loan in which the Mortgagor used less than the entire amount of the proceeds (net of any closing costs, including discount and origination fees and prepaid items) to refinance an existing mortgage loan and any junior lien that existed on the related Mortgaged Property for at least one year prior to origination of the Refinanced Mortgage Loan.

     "Escrow Account": The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled "Merrill Lynch Credit Corporation, in trust for the Owner and various Mortgagors," or such other title as is requested by the Owner.

     "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

     "Event of Default": Any one of the conditions or circumstances enumerated in Section 9.01.

     "FHLMC": The Federal Home Loan Mortgage Corporation or any successor organization.

     "Fidelity Bond": A fidelity bond to be maintained by the Company pursuant to Section 4.12.

     "FNMA": The Federal National Mortgage Association or any successor organization.

     "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed number of basis points set forth in the Mortgage Loan Schedule that is added to the Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan, subject to any applicable Periodic Rate Cap and Lifetime Rate Cap.

     "Index": With respect to each Adjustable Rate Mortgage Loan and each Interest Rate Adjustment Date, the index used to determine the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan, as specified in the related Mortgage Note, which index may be (i) the average of the London Interbank Offered Rates for one- or six-month U.S. dollar deposits, as published in the "Money Rates" table of The Wall Street Journal or elsewhere (as specified in the related Mortgage Note) on the date or dates specified in such Mortgage Note for the determination of such rate, (ii) the weekly average of the closing market bid yields on actively traded U.S. Treasury securities adjusted to a constant maturity of one year, (iii) the weekly average or the monthly average of weekly average auction rates on U.S. Treasury bills with a maturity of six months, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15. (519), (iv) the weekly average of the closing market bid yields on U.S. Treasury securities adjusted to a constant maturity of one (1) year, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H.15. (519), as available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, (v) the weekly average of the closing market bid yields on U.S. Treasury securities adjusted to a constant maturity of five (5) years, as published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release H. 15. (519), as available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, (vi) the prime rate specified in the related Mortgage Note, as published in the "Money Rates" table of The Wall Street Journal, or elsewhere (as specified in such Mortgage Note) and available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, (vii) the monthly weighted average cost of funds of members of the Federal Home Loan Bank of San Francisco, (viii) such other standard for determining the change in the interest rate as may be set forth in the related Mortgage Note, as such rate may be available the number of days prior to the Interest Rate Adjustment Date set forth in the related Mortgage Note, or (ix) if such index is not so published or is otherwise unavailable, such comparable alternative index selected by the Company in accordance with the terms of the Mortgage Notes and in consultation with the Owner.

     "Insurance Proceeds": Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company would follow in servicing mortgage loans held for its own account.

     "Interest Rate Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

     "Lifetime Rate Cap": With respect to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate that may be borne thereby, as set forth in the related Mortgage Note.

     "Limited Documentation Mortgage Loan": A Mortgage Loan that was originated pursuant to a "limited documentation" or "easy qualifier" underwriting program.

     "Liquidation Proceeds": Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Company in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise (including, but not limited to, amounts received with respect to a ParentPower(Registered Trademark) Agreement or a Mortgage 100/sm/ Pledge Agreement), other than amounts received following the acquisition of an REO Property pursuant to Section 4.13.

     "Loan-to-Value Ratio" or "LTV": With respect to any Mortgage Loan, as of any date on which a determination thereof is made, the ratio on such date of the outstanding principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property.

     "MLCC": Merrill Lynch Credit Corporation and its successors in interest.

     "Monthly Advance": The aggregate of the advances made by the Company on any Remittance Date pursuant to Section 5.03.

     "Monthly Payment": The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note on every Due Date.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on real property securing the Mortgage Note.

     "Mortgage 100/sm/ Loan": A Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC's maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is secured by additional collateral in the form of a security interest in marketable securities having a market value, as of the date of such loan's origination, of in most cases at least equal to the Original Additional Collateral Requirement.

     "Mortgage 100/sm/ Pledge Agreement": With respect to each Mortgage 100/sm/ Loan, the Mortgage 100/sm/ Pledge Agreement for Securities Account between the Mortgagor under such Mortgage 100/sm/ Loan and MLCC, pursuant to which such Mortgagor granted a security interest in various investment securities.

     "Mortgage File": The mortgage documents, including but not limited to all paper, computer generated and microfiche records, pertaining to a particular Mortgage Loan which are specified in Exhibit 1 to the Master Mortgage Loan Purchase Agreement and any additional documents required to be added to the Mortgage File pursuant to the Program Documents.

     "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan, net of any premium on any related Primary Insurance Policy, and with respect to any Adjustable Rate Mortgage Loan, as such annual rate may be adjusted on any Interest Rate Adjustment Date and subject to the limitations on such interest rate imposed by the Periodic Rate Cap and the Lifetime Rate Cap.

     "Mortgage Loan": An individual Mortgage Loan, including but not limited to all documents included in the Mortgage File, Monthly Payments, Principal Prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, proceeds from REO Dispositions and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, and which is the subject of this Agreement. Each Mortgage Loan set forth on the Mortgage Loan Schedule attached to a Warranty Bill of Sale initially will be subject to this Agreement, commencing on the respective Closing Date for the related Transaction.

     "Mortgage Loan Remittance Rate": With respect to each Mortgage Loan, the related Mortgage Interest Rate minus the Servicing Fee Rate.

     "Mortgage Loan Schedule": The list of Mortgage Loans purchased by the Owner from the Company from time to time that are subject to this Agreement, which list shall set forth the following information with respect to each Mortgage Loan:

          (i)    the loan number;

          (ii)   the Mortgagor's name;

          (iii) the street address of the Mortgaged Property, including city, state and zip code;

          (iv)   the Mortgage Interest Rate at origination;

          (v) for each Adjustable Rate Mortgage Loan, the first Interest Rate Adjustment Date and the first Payment Adjustment Date;

          (vi) for each Adjustable Rate Mortgage Loan, the Gross Margin;

          (vii)     for each Adjustable Rate Mortgage Loan, the Lifetime Rate
                    Cap;


          (viii)    for each Adjustable Rate Mortgage Loan, the Periodic Rate
                    Cap;

          (ix) the original term to maturity;

          (x)  the original principal balance;

          (xi) the first payment date;

          (xii)     the maturity date;

          (xiii)    the Monthly Payment in effect as of the related Cut-off
                    Date;

          (xiv) the principal balance as of the related Cut-off Date, after giving effect to all payments of principal due on or before such date, whether or not received;

          (xv) the Loan-to-Value Ratio as of the date of origination;

          (xvi) a code indicating whether the Mortgaged Property is occupied by owner;

          (xvii)    a code indicating the type of residential dwelling;

          (xviii) a code indicating whether the Mortgage Loan is a Refinanced Mortgage Loan and, if so, whether it is an Equity Refinanced Mortgage Loan;

          (xix) a code indicating whether the Mortgage Loan is covered by a Primary Insurance Policy;

          (xx) a code indicating whether the Mortgage Loan is a Limited Documentation Mortgage Loan;

          (xxi) a code indicating whether the Mortgage Loan is an Additional Collateral Mortgage Loan;

          (xxii) for each Adjustable Rate Mortgage Loan, a code indicating the type of Index;

          (xxiii) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; and

          (xxiv) the Servicing Fee Rate applicable to such Mortgage Loan, and if such Mortgage Loan is an Adjustable Rate Mortgage Loan whose first Interest Rate Adjustment has not occurred, the Servicing Fee Rate (if different) prior to the first Interest Rate Adjustment Date.

Such schedule shall also set forth the weighted average of the amounts set forth in (iv) and (xi) above and the total of the amounts described under
(xiii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple or leasehold interest in a single parcel of real property improved by a residential dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President, a Vice President, or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Owner as required by this Agreement.

     "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Company, reasonably acceptable to the Owner.

     "Original Additional Collateral Requirement": With respect to any Additional Collateral Mortgage Loan, 30 percent (or, in the case of an Additional Collateral Mortgage Loan with an original principal balance of $1,000,000 or less and a Loan-to-Value Ratio less than 100%, such lower percent specified by the Master Servicer in originating such Additional Collateral Mortgage Loan) of the original principal balance of such Mortgage Loan.

     "Owner": Redwood Trust, Inc. and any successor or assignee of Redwood Trust, Inc.

     "ParentPower(Registered Trademark) Agreement:" With respect to each ParentPower(Registered Trademark) Mortgage Loan, a ParentPower(Registered Trademark)49 Guaranty and Security Agreement for Securities Account or a ParentPower(Registered Trademark) Guaranty Agreement for Real Estate.

     "ParentPower(Registered Trademark) Guaranty Agreement for Real Estate:" With respect to a ParentPower(Registered Trademark) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such ParentPower(Registered Trademark) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such ParentPower(Registered Trademark) Mortgage Loan, authorizes MLCC to draw on a home equity credit line to fund such guaranty and has secured such guaranty with a lien on residential real estate of the guarantor. The required amount of the collateral supporting such guaranty is at least equal to the Original Additional Collateral Requirement for such ParentPower(Registered Trademark) Mortgage Loan. For purposes of this definition, the ParentPower(Registered Trademark) Guaranty Agreement For Real Estate shall not include the rights of the mortgagee under the Equity Access(Registered Trademark) Security Instrument referred to therein, which rights have been retained by MLCC.

     "ParentPower(Registered Trademark) Guaranty and Security Agreement for Securities Account": With respect to a ParentPower(Registered Trademark) Mortgage Loan, an agreement between MLCC and a guarantor on behalf of the Mortgagor under such ParentPower(Registered Trademark) Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such ParentPower(Registered Trademark) Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty. The required amount of such collateral is at least equal to the Original Additional Collateral Requirement for such ParentPower(Registered Trademark) Mortgage Loan.

     "ParentPower(Registered Trademark) Mortgage Loan": A Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC's maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is supported by a ParentPower(Registered Trademark) Agreement.

     "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, the first Payment Adjustment Date, as set forth in the Mortgage Loan Schedule and in the related Mortgage Note, and each anniversary thereof, on which the amount of the Monthly Payment on an Adjustable Rate Mortgage Loan may adjust.

     "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan as to which the related Mortgage Loan Schedule indicates the existence of a Periodic Rate Cap, the provision of the related Mortgage Note that provides for a maximum amount by which the Mortgage Interest Rate may increase (or, if so indicated on such Mortgage Loan Schedule, decrease) on an Interest Rate Adjustment Date above the Mortgage Interest Rate immediately prior to such Interest Rate Adjustment Date.

     "Permitted Investment": Any one or more of the following:

          (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each of the Rating Agencies in one of its two highest long-term rating categories;

          (iii) Certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company at the date of acquisition thereof has been rated by each of the Rating Agencies in its highest short-term rating;

          (iv) money market funds rated by each of the Rating Agencies in its highest short-term debt rating category;

          (v) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each of the Rating Agencies in its highest short-term rating; and

          (vi) any other obligation or security acceptable to each of the Rating Agencies (as certified by a letter from each of the Rating Agencies to the Purchaser) in respect of mortgage pass-through certificates rated in one of its two highest rating categories;

provided, that no such instrument shall be a Permitted Investment if such instrument evidences either (a) the right to receive interest only payments with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument where the principal and interest payments with respect to such instrument provide a yield to maturity exceeding 120% of the yield to maturity at par of such underlying obligation.

     "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Prepayment Interest Shortfall": With respect to any Remittance Date and any Mortgage Loan that was the subject of a Principal Prepayment during the related Principal Prepayment Period, an amount equal to one month's interest at the Mortgage Loan Remittance Rate on the amount of such Principal Prepayment, less the amount of interest (adjusted to the Mortgage Loan Remittance Rate) paid by the Mortgagor in respect of such Principal Prepayment.

     "Primary Insurance Policy": With respect to each Mortgage Loan, the policy of primary mortgage insurance, if any, in effect as indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Company pursuant to Section 4.08.

     "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Prepayment Period": As to any Remittance Date, the calendar month preceding the month of distribution.

     "Program Documents": With respect to each Transaction, the related Purchase Price and Terms Letter, the related Warranty Bill of Sale, the Master Mortgage Loan Purchase Agreement, the Custody Agreement, this Agreement and each other document or instrument executed or delivered by MLCC in connection with any of the foregoing.

     "Purchase Price and Terms Letter": With respect to each Transaction, the letter agreement or agreements setting forth the general terms and conditions of the Transaction to be consummated as provided in the Master Mortgage Loan Purchase Agreement.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited into the Custodial Account by the Company in the month of substitution pursuant to Section 4.04(vii)), (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (iv) comply with each representation and warranty set forth in Section 5(b) of the Master Mortgage Loan Purchase Agreement.

     "Rating Agency": Either of Standard & Poor's and Moody's.

     "Record Date": The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

     "Refinanced Mortgage Loan": A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which (net of any closing costs, including discount and origination fees and prepaid items) were used in whole or part to satisfy an existing mortgage.

     "Remittance Date": The 18th day of any month or, if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

     "REO Account": The separate trust account or accounts created and maintained pursuant to Section 4.13 which shall be entitled "Merrill Lynch Credit Corporation, in trust for the Owner," or such other title as is requested by the Owner.

     "REO Disposition": The final sale by the Company of any REO Property.

     "REO Property": A Mortgaged Property acquired by the Company on behalf of the Owner as described in Section 4.13.

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and bankruptcies, (iii) the management and liquidation of the REO Property and
(iv) compliance with the obligations under Section 4.08.

     "Servicing Fee": With respect to any Mortgage Loan and any Remittance Date, the fee payable monthly to the Company pursuant to Section 6.03.

     "Servicing Fee Rate": With respect to each Mortgage Loan, the rate per annum set forth in the related Warranty Bill of Sale as the "Servicing Fee Rate".

     "Servicing Officer": Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Owner upon request, as such list may from time to time be amended.

     "Standard & Poor's": Standard & Poor's Ratings Services or its successor in interest.

     "Subservicer": Any Person with which the Company has entered into a Subservicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 4.15.

     "Subservicing Account": An account established by a Subservicer which meets the requirements set forth in Section 4.20 and is otherwise acceptable to the Company, and which must be an Eligible Account.

     "Subservicing Agreement": The written agreement between the Company and a Subservicer relating to the servicing and administration of the Mortgage Loans as provided in Section 4.15.

     "Transaction": The sale by the Company to the Owner, and the purchase by the Owner from the Company, of one or more Mortgage Loans on a Closing Date, as evidenced by the execution and delivery by the Company to Redwood Trust, Inc. as the initial Owner, of the Warranty Bill of Sale.

     "Warranty Bill of Sale": The warranty bill of sale executed and delivered by the Company to the Purchaser on a Closing Date, evidencing the sale of the related Mortgage Loans by the Company to the Purchaser and setting forth certain representations and warranties of the Company with respect thereto, in the form attached to the Master Mortgage Loan Purchase Agreement as Exhibit 10.




                                 ARTICLE II.

                              BOOKS AND RECORDS:
                              ------------------
                          TRANSFER OF MORTGAGE LOANS
                          --------------------------


     Section 2.01.  Books and Records.
                    -----------------

     The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans, which shall be appropriately identified in the Company's books and records to clearly reflect the ownership of the Mortgage Loans by the Owner, and subsequent assignments and transfers of the Mortgage Loans pursuant to Section 2.02 hereof. At the request of the Owner of one or more Mortgage Loans from time to time, the Company shall promptly deliver to such Owner a Mortgage Loan Schedule setting forth all Mortgage Loans that the Company then services and administers for the Owner under this Agreement; provided,
                                                --------
however, that the information contained on such Mortgage Loan Schedule may
-------
be as of the Closing Date for each respective Mortgage Loan and may consist of the Mortgage Loan Schedule(s) attached to the Warranty Bill(s) of Sale for such Mortgage Loans, with manual deletions or additions thereto or other revisions thereof.

     Section 2.02.  Transfer of Mortgage Loans.
                    --------------------------

     The Company acknowledges that the Owner shall have the right, without the consent of Company, to assign, any or all of the Mortgage Loans, and any such assignee shall, upon such assignment, exercise any rights of the Owner hereunder, and shall accede to the rights and obligations hereunder of the Owner with respect to such assigned Mortgage Loans and the Company shall recognize such assignee as the owner of such Mortgage Loans and shall service such Mortgage Loans for the assignee as if the assignee and the Company had entered into a separate servicing agreement in the form of this Agreement. All references to the Owner shall be deemed to include its assignee. Upon the request of the Owner, the Company shall provide copies of any one or more of the Mortgage Files at the expense of the requesting party. Pursuant to
Section 2.03 herein, the Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note assignments and transfers of Mortgage Loans. Upon receipt of an Assignment, Assumption and Recognition Agreement, substantially in the form of Exhibit J hereto, the Company shall (a) amend its books and records to reflect the ownership of the assigned Mortgage Loans of such assignee, and the previous Owner shall be released from its obligations hereunder with respect to each such assigned Mortgage Loans and (b) execute each such Assignment, Assumption and Recognition Agreement in as many counterparts as are necessary to enable each party to the Assignment, Assumption and Recognition Agreement to receive an original of such Assignment, Assumption and Recognition Agreement.

     Section 2.03.  Cooperation of Company as Servicer.
                    ----------------------------------

     Company understands that Owner may securitize the Mortgage Loans in the future. With respect to the Mortgage Loans sold to Owner under the Master Mortgage Loan Purchase Agreement Company agrees to reasonably cooperate with Owner during the securitization process, including but not limited to any dealings between Owner and the Rating Agencies.


                                 ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                ---------------------------------------------


     Section 3.01.  Representations and Warranties of the Company.
                    ---------------------------------------------

     The Company represents, warrants and covenants to the Owner, as of the date of this Agreement and as of each Closing Date or as of such other date specified below, that:

          (i) The Company (a) is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all licenses necessary to carry on its business as now being conducted,
(c) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located unless not required under applicable law to effect such qualification (with no demand for such qualification having been made upon the Company by any such state), and (d) in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement.

          (ii) The Company has the full power and authority to hold each Mortgage Loan, to service each Mortgage Loan, to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement. The Company has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Owner and the enforceability against the Owner, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, liquidation, moratorium, reorganization or other similar laws affecting the rights of creditors generally or by general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Company's business and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Company's certificate of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.

          (iv) The Company is an approved seller/servicer for FNMA or FHLMC in good standing and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the National Housing Act. No event has occurred that would render the Company unable to comply with FNMA or FHLMC eligibility requirements or that would require notification to either FNMA or FHLMC.

          (v) The Company has no reason or cause to believe that it cannot perform each covenant contained in this Agreement.

          (vi) There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened, against the Company that, in the Company's judgment, if determined adversely to the Company, would materially and adversely affect the validity or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder in accordance with the terms hereof.

          (vii) No consent, approval, authorization or order of any court or governmental authority is required for the execution and delivery of this Agreement by the Company or for the performance by the Company of its obligations hereunder, other than such consent, approval, authorization or order as has been obtained prior to the Closing Date.

          (viii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custody Agreement for each Mortgage Loan have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit 1 "Contents of the Mortgage File" hereto in all material respects (other than documents required to be delivered to the Custodian hereunder or under the Custody Agreement which shall be complete, true and accurate in all respects), except for such documents the originals of which have been delivered to the Custodian.

          (ix) The origination, collection and other servicing practices used by the Company and/or the Company's servicer with respect to the Mortgage Loan have been in all material respects in compliance with Company's procedures, accepted servicing practices, applicable laws and regulations, and have been in all material respects legal and proper. All Mortgage Interest Rate adjustments have been made in strict compliance with applicable state and federal law and the terms of the related Mortgage Note.

          (x) With respect to those Mortgage Loans with Escrow Accounts, all escrow deposits and Escrow Payments, are in the possession of, or under the control of, the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with applicable state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. Any interest required to be paid pursuant to applicable state, federal and local law has been properly paid and credited.

     The Company shall indemnify the Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company's representations and warranties contained in this Section
3.01. It is understood and agreed that the obligations of the Company set forth in this Section 3.01 to indemnify the Owner as provided above constitute the sole remedies of the Owner respecting a breach of the foregoing representations and warranties.



                                 ARTICLE IV.

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                ----------------------------------------------


     Section 4.01.  Company to Act as Servicer.
                    --------------------------

     The Company, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration that the Company may deem necessary or desirable and consistent with the terms of this Agreement.

     Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner; provided. however. that the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of any principal or interest payments, make future advances or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Owner shall promptly furnish the Company with such powers of attorney (a form of which is attached hereto as Exhibit A) as are necessary and appropriate and with such other documents as are necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

     In servicing and administering the Mortgage Loans, the Company shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Owner's reliance on the Company.

     Section 4.02.  Collection of Mortgage Loan Payments.
                    ------------------------------------

     Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 4.03.  Realization Upon Defaulted Mortgage Loans.
                    -----------------------------------------

     The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. In addition, if an Additional Collateral Mortgage Loan becomes a defaulted Mortgage Loan, the Company (or, if MLCC is no longer the Company hereunder, MLCC, a Subservicer, at the direction of the Company) shall make all reasonable efforts to realize upon the related Additional Collateral, and any proceeds from the realization thereof, and not such Additional Collateral itself, shall be included in the related Liquidation Proceeds and deposited in the Custodial Account, net of any related Servicing Advances. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings and any proceedings with respect to Additional Collateral. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property in excess of an aggregate of $2,000 during the life of the Mortgage Loan, unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section
4.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interest of the Owner. In the event that any payment due under any Mortgage Loan remains delinquent for a period of 90 days or more and, in the judgment of the Company, the related Mortgagor is not likely to become current within a reasonable period of time, the Company shall commence foreclosure proceedings. In connection with such foreclosure proceedings, the Company shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however,
                                                 --------  -------
that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 4.05.

          Section 4.04.  Establishment of Custodial Accounts: Deposits in
                         ------------------------------------------------
Custodial Accounts.
------------------

     The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, each of which shall be an Eligible Account. The creation of any Custodial Account shall be evidenced by (i) a certification in the form shown in Exhibit B hereto, in the case of an account established with the Company, or (ii) a letter agreement in the form shown in Exhibit C hereto, in the case of an account held by a depository other than the Company. In either case, a copy of such certification or letter agreement shall be furnished to an Owner upon request.

     The Company shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off
Date:

          (i) All payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) All payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

          (iii)     All Liquidation Proceeds;

          (iv) All Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

          (v) All Condemnation Proceeds affecting any Mortgaged Property that are not released to the Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

          (vi) Any Monthly Advances;

          (vii) All proceeds of any Mortgage Loan repurchased in accordance with Section 5(c) or (d) of the Master Mortgage Loan Purchase Agreement, and all amounts required to be deposited by the Company in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 5(c) of the Master Mortgage Loan Purchase Agreement.

          (viii) Any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible amount of any blanket hazard insurance policy;

          (ix) Any amounts required to be deposited by the Company pursuant to Section 5.04 in connection with the Prepayment Interest Shortfalls, if any, for the month of distribution;

          (x) Any amounts in respect of Permitted Investments required to be deposited pursuant to Section 4.21;

          (xi) Any amounts required to be deposited by the Company in connection with any REO Property pursuant to Section 4.13;

          (xii) Any amounts required to be deposited into the Custodial Account pursuant to Section 6.01 or 6.02; and

          (xiii) Any amounts required to be deposited by the Company pursuant to Section 4.14 in connection with errors in adjustments to Mortgage Interest Rates or Monthly Payments.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account. Any interest paid on funds deposited into the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to
Section 4.05(iv). In addition, funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 4.21.

     Section 4.05.  Permitted Withdrawals From the Custodial Account.
                    ------------------------------------------------

     The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

          (i) To make payments to the Owner in the amounts and in the manner provided for in Section 5.01;

          (ii) To reimburse itself for unreimbursed Monthly Advances with respect to any Mortgage Loan, provided that the Company's right to such
                              --------
reimbursement shall be limited to amounts received with respect to such related Mortgage Loan that represent late payments of principal and interest;

          (iii) To reimburse itself for unreimbursed Servicing Advances and for unreimbursed Monthly Advances, provided that with respect
                                       --------
to any Mortgage Loan the Company's right to such reimbursement shall be limited, subject to Section 4.13, to the related Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds as may be collected by the Company from the Mortgagor or any Person. The Company's right to the reimbursement set forth in the preceding sentence shall be prior to the rights of the Owner to such proceeds and amounts, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 5(c) or
(d) of the Master Mortgage Loan Purchase Agreement, the Company's right to such reimbursement shall be subsequent to the rights of the Owner to receive payment from the Custodial Account representing the repurchase price set forth in Section 5(c) or (d) of the Master Mortgage Loan Purchase Agreement, as applicable, and representing all other amounts required to be paid to the Owner with respect to such repurchased Mortgage Loan;

          (iv) To pay to itself as servicing compensation any interest or investment income earned on funds in the Custodial Account (all such interest and investment income to be withdrawn monthly not later than each Remittance
Date);

          (v) To pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Section 5(c) or (d) of the Master Mortgage Loan Purchase Agreement all related Monthly Payments and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to such Mortgage Loan, provided that such Monthly
               --------
Payments or other amounts have not been distributed as of the date on which the related repurchase price is determined;

          (vi) To refund to the Company any amount deposited in the Custodial Account and not required to be deposited therein; and

          (vii) To clear and terminate the Custodial Account upon the termination of this Agreement.

     Section 4.06.  Establishment of Escrow Accounts; Deposits in Escrow
                    ----------------------------------------------------
Accounts.
--------

     The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. Each Escrow Account shall be an Eligible Account. The creation of any Escrow Account shall be evidenced by (i) a certification in the form shown in Exhibit D hereto, in the case of an account established with the Company, or (ii) a letter agreement in the form shown in Exhibit E hereto, in the case of an account held by a depository other than the Company. In either case, a copy of such certification or letter agreement shall be furnished to the then Owner upon request.

     The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited into the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid funds therein is insufficient for such purposes.

     Section 4.07.  Permitted Withdrawals From Escrow Account.
                    -----------------------------------------

     Withdrawals from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Company for any Servicing Advance made by Company with respect to an Escrow Payment, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, and only to the extent permitted by applicable law, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited into the Escrow Account, (vii) to refund to the Company any amount deposited in the Escrow Account and not required to be deposited therein or (viii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the Company shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

     Section 4.08.  Payment of Taxes, Insurance and Other Charges;
                    ----------------------------------------------
Maintenance of Primary Insurance Policies; Collections Thereunder.
-----------------------------------------------------------------

     With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof to ensure the lien of the Mortgage remains in full force and effect by applying deposits of the Mortgagor in the Escrow Account, where such an account is maintained in connection with a Mortgage Loan, to the extent permitted under the terms of the Mortgage and applicable law. In the event the Company is prohibited by law from enforcing the escrow requirements under a Mortgage and does not require a Mortgagor to make deposits into the Escrow Account, the Company shall ensure that all ground rents, taxes, assessments, water rates, and any other charges which are or may become a lien upon the Mortgaged Property are paid and the lien of the Mortgage remains in full force and effect, and shall advance its own funds, if necessary, to effect payment of the same.

     The Company shall maintain or cause to be maintained accurate records reflecting the status of hazard insurance policy premiums, and shall effect payment thereof by applying deposits of the Mortgagor in the Escrow Account, where such an account is maintained in connection with a Mortgage Loan, to the extent permitted under the terms of the Mortgage and applicable law. In the event the Company does not or is prohibited by law from enforcing the escrow requirements under a Mortgage and does not require a Mortgagor to make deposits into the Escrow Account, the Company shall ensure that at all times each Mortgaged Property affected thereby is insured by hazard insurance to the extent required under Section 4.10 of this Agreement, and shall advance its own funds to effect payment of the same, if necessary.

     The Company shall maintain in full force and effect a Primary Insurance Policy with respect to each Mortgage Loan as to which a Primary Insurance Policy was in effect on the related Closing Date, which Primary Insurance Policy shall be the same as or conform in all material respects to such Primary Insurance Policy in effect on the related Closing Date and shall be issued by an insurer whose claims-paying ability is satisfactory to FNMA and FHLMC and that is licensed to do business in the state in which the related Mortgaged Property is located. Such coverage shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less. The Company will not cancel or refuse to renew any Primary Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth above. The Company shall not take any action that would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Company, would have been covered thereunder. In connection with any assumption or substitution of liability agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions that may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Insurance Policy as provided above.

     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself, and the Owner, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any Primary Insurance Policy shall be deposited into the Custodial Account, subject to withdrawal pursuant to Section 4.05.

     Section 4.09.  Transfer of Accounts.
                    --------------------

     The Company may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. The Company shall promptly notify the Owner upon making any such transfer. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

     Section 4.10.  Maintenance of Hazard Insurance.
                    -------------------------------

     The Company shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer; provided, however, that coverage under such fire and hazard insurance policy shall in no event exceed the maximum amount, if any, set forth in any document in the Mortgage File or as required by applicable law. With respect to each Mortgage Loan, the Company shall maintain or cause to be maintained such policy of flood insurance as is required to be maintained pursuant to the Flood Disaster Protection Act of 1973, as amended, to the extent available. The Company shall also maintain on any REO Property, fire, hazard and liability insurance with extended coverage in an amount which is at least equal to the lesser of
(i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Section 4.04, any amounts collected by the Company under any such policies other than amounts to be deposited into the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Company's normal servicing procedures, shall be deposited into the Custodial Account, subject to withdrawal pursuant to Section 4.05. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating distributions to the Owner, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided. however. that the Company shall not accept or maintain any such insurance policy from an insurance company that does not then meet the standards for hazard insurance carriers established by FNMA or FHLMC.

     Section 4.11.  Maintenance of Mortgage Impairment Insurance Policy.
                    ---------------------------------------------------

     If the Company shall obtain and maintain a blanket insurance policy insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with
Section 4.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of Owner, the Company shall cause to be delivered to the Owner a certified true copy of such policy and shall use reasonable efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

     Section 4.12.  Fidelity Bond, Errors and Omissions Insurance.
                    ---------------------------------------------

     The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Sellers' and Servicers' Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon request of any Owner, the Company shall cause to be delivered to such Owner a certified true copy of the Fidelity Bond and insurance policy and shall use reasonable efforts to obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

     Section 4.13.  Title, Management and Disposition of REO Property.
                    -------------------------------------------------

     If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner.

     The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Owner upon request. The Company shall use its best efforts to dispose of the REO Property as soon as possible.

     The Company shall segregate and hold all funds collected and received in connection with the operation of REO Properties separate and apart from its own funds or general assets in an REO Account, which shall be an Eligible Account. The creation of the REO Account shall be evidenced by (i) a certification in the form shown in Exhibit F hereto, in the case of an account established with the Company, or (ii) a letter agreement in the form shown in Exhibit G hereto, in the case of an account held by a depository other than the Company. In either case, an original of such certification or letter agreement shall be furnished to the Owner upon request. The Company shall maintain accurate records reflecting the origin of all funds collected and deposited into the REO Account.

     The Company shall deposit or cause to be deposited, on a daily basis in the REO Account all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property with respect to which a deposit into the REO Account was made, including the cost of maintaining any hazard insurance pursuant to Section 4.10 hereof and the fees of any managing agent acting on behalf of the Company. On or before each Determination Date, the Company shall withdraw from the REO Account and deposit into the Custodial Account the net income from each REO Property on deposit in the REO Account.

     The Company shall notify the Owner of its receipt of a bona fide offer for any REO Property. Each REO Disposition shall be carried out by the Company at such price and upon such terms and conditions as the Owner shall approve. The proceeds from the REO Disposition, net of any related unreimbursed Servicing Advances and Monthly Advances to the Company, shall be deposited into the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Section
5.01. If the proceeds from an REO Disposition are insufficient to reimburse the Company for any related unreimbursed Servicing Advances and Monthly Advances, the Company shall be entitled to withdraw any such deficiency from amounts on deposit in the Custodial Account.

     Section 4.14.  Adjustments to Mortgage Interest Rates.
                    --------------------------------------

     The Company shall make interest rate adjustments and payment amount adjustments for each Adjustable Rate Mortgage Loan in accordance with the terms of the related Mortgage Note, and will deliver to the related Mortgagor written notice of such adjustments in accordance with the terms of such Mortgage Note and the requirements of applicable law.

     Section 4.15.  Subservicing Agreements Between the Company and
                    -----------------------------------------------
Subservicers.
------------

     (a) Notwithstanding Section 8.05, the Company may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans. The terms of any Subservicing Agreement shall not be inconsistent with any of the provisions of this Agreement. Each Subservicer shall be (i) authorized to transact business in the state or states in which the Mortgaged Properties related to the Mortgage Loans it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and (ii) a FHLMC- or FNMA- approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 4.20 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.

     (b) As part of its servicing activities hereunder, the Company, for the benefit of the Owner, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Company, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Company shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

     Section 4.16.  Successor Subservicers.
                    ----------------------

     The Company shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, the Company either shall directly service the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under section 4.15.

     Section 4.17.  Liability of the Company.
                    ------------------------

     Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Company and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Company shall remain obligated and primarily liable to the Owner for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 4.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into any agreement with a Subservicer for indemnification of the Company by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section 4.18.  No Contractual Relationship Between Subservicers and
                    ----------------------------------------------------
the Owner.
---------

     Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between such Subservicer and the Company alone, and the Owner shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer.

     Section 4.19.  Assumption or Termination of Subservicing Agreements.
                    ----------------------------------------------------

     In the event that MLCC shall for any reason no longer be the Company, the Owner or its designee may, if the Company does not terminate any Subservicing Agreement in accordance with its terms, thereupon assume all of the rights and obligations of the Company under such Subservicing Agreement. Upon such assumption, the Owner or its designee shall be deemed to have assumed all of the Company's interest therein and to have replaced the Company as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Company shall not thereby be relieved of any liability or obligations under the Subservicing Agreements, and the Company shall continue to be entitled to any rights or benefits which arose prior to its termination as servicer.

     The Company at its expense shall, upon the request of the Owner, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     Section 4.20.  Subservicing Accounts.
                    ---------------------

     In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer shall be required to establish and maintain a Subservicing Account which shall be an Eligible Account. The Subservicer shall be required to deposit into the Subservicing Account not later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Subservicer, less its subservicing compensation to the extent permitted by the Subservicing Agreement, and to remit such proceeds to the Company for deposit in the Custodial Account not later than the tenth day of each month or, if such tenth day is not a Business Day, the immediately succeeding Business Day. For purposes of this Agreement, the Company shall be deemed to have received payments on the Mortgage Loans when the Subservicer has received such payments pursuant to the Subservicing Agreement.

     Section 4.21.  Permitted Investments.
                    ---------------------

     The Company may invest the funds in the Custodial Account in Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Remittance Date next following the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be registered in the name of the Company (in its capacity as such) or its nominee. All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Company, and shall be withdrawn by the Company on the related Remittance Date. The Company shall deposit in the Custodial Account (with respect to investments made hereunder of funds held therein) an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.


                                  ARTICLE V.

                            PAYMENTS TO THE OWNER
                            ---------------------

     Section 5.01.  Distributions.
                    -------------

     On each Remittance Date, the Company shall distribute to the Owner (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to clauses (ii) through (vi) of Section 4.05,
(ii) plus all Monthly Advances, if any, which the Company is obligated to deposit into the Custodial Account pursuant to Section 5.03, (iii) minus (a) any amounts attributable to Principal Prepayments received after the Principal Prepayment Period, and (b) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the preceding Determination Date.

     All distributions made to the Owner on each Remittance Date will be made to the Owner of record on the preceding Record Date, and shall be based on the Mortgage Loans owned and held by the Owner, and shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor, or if the Owner shall have so notified the Company, by check mailed to the address of the Owner as provided for in Section 11.05.

     With respect to any remittance received by the Owner on or after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Owner interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chemical Bank, New York, New York as its prime lending rate, adjusted as of the date of each change, plus one (1) percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Company to the Owner on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

     Section 5.02.  Statements to the Owner.
                    -----------------------

     Not later than the tenth (10th) day of each month, the Company will furnish to the Owner a Monthly Remittance Advice in a format substantially similar to FNMA Form 2010 attached hereto as Exhibit H, which Monthly Remittance Advice will be generated as of the expiration of the preceding month.

     The Company shall provide the Owner with such information concerning the Mortgage Loans as is necessary for such Owner to prepare its federal income tax return as any Owner may reasonably request from time to time.

     Section 5.03.  Monthly Advances by the Company.
                    -------------------------------

     Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall deposit in the Custodial Account an amount equal to all Monthly Payments, not previously advanced by the Company (with interest adjusted to the Mortgage Loan Remittance Rate), which were due on a Mortgage Loan and delinquent at the dose of business on the related Determination Date.

     The Company's obligation to make Monthly Advances as to any Mortgage Loan shall continue through the Remittance Date following the earlier to occur of (a) the repurchase of the Mortgage Loan by the Company, if applicable, and (b) the acquisition or disposition of title to the related Mortgaged Property through foreclosure or receipt of a deed in lieu of foreclosure; provided, however, that the Company shall not be required to
             --------  -------
make a Monthly Advance if the Company determines, in its reasonable judgment, that such Monthly Advance would not be recoverable from Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds or Condemnation Proceeds) on the related Mortgage Loan and delivers to the Owner an Officer's Certificate setting forth the basis for such determination; provided, further, that the Company shall not be required to make a Monthly Advance with respect to the principal portion of the Monthly Payment for any Balloon Mortgage Loan due on the maturity date of such Balloon Mortgage Loan.

     Section 5.04.  Compensating Interest.
                    ---------------------

     Not later than the close of business on the Business Day preceding each Remittance Date, the Company shall from its own funds deposit in the Custodial Account an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls, if any, that exist in respect of the related Principal Prepayment Period and (ii) the aggregate of the Servicing Fees for the most recently ended calendar month.


                                 ARTICLE VI.

                         GENERAL SERVICING PROCEDURE
                         ---------------------------


     Section 6.01.  Assumption Agreements.
                    ---------------------

     If the Company acquires actual knowledge that a Mortgagor has transferred or proposes to transfer the related Mortgaged Property, the Company shall enforce any related "due-on-sale" clause consistent with its practices for mortgage loans it services for its own account. If the Company elects not to enforce such due-on-sale clause, the Company may enter into an assumption agreement with the party to whom such Mortgaged Property is to be or has been conveyed. If any assumption fee is collected by the Company for entering into an assumption agreement, the Company shall be entitled to retain a portion of such fee up to an amount equal to 1% of the outstanding principal balance of the related Mortgage Loan as additional servicing compensation, and shall deposit into the Custodial Account any portion thereof that exceeds 1% of such outstanding principal balance.

     Section 6.02.  Satisfaction of Mortgages and Release of Mortgage
                    -------------------------------------------------
Files.
-----

     Upon the payment in full of any Mortgage Loan, the Company shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Owner or the Custodian. Upon receipt of such request, the related mortgage documents promptly shall be released to the Company and the Company shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Owner.

     From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Owner shall, upon request of the Company and delivery to the Owner of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Owner to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Owner when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited into the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Owner to the Company.

     Section 6.03.  Servicing Compensation.
                    ----------------------

     As compensation for its services hereunder, the Company shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan. As to each Mortgage Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Loan prior to the deposit of such payments into the Custodial Account, shall accrue at the applicable Servicing Fee Rate, and shall be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed. The Company shall be entitled to recover accrued but unpaid Servicing Fees in respect of any Mortgage Loan to the extent permitted by Section 4.05. The Company's right to the Servicing Fee shall not be transferred in whole or in part except in connection with the transfer of all the Company's obligations under this Agreement. Servicing compensation in addition to the Servicing Fee, in the form of assumption fees as provided in Section 6.01, default interest in excess of the Mortgage Interest Rate and late payment charges, in each case to the extent collected, shall be retained by the Company and shall not be required to be deposited into the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     Section 6.04.  Annual Statement as to Compliance.
                    ---------------------------------

     The Company will deliver to the Owner on or before April 1 of each year, beginning with April 1 of the calendar year after the year in which the first Closing Date occurs, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its material obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

     Section 6.05.  Annual Independent Certified Public Accountants'
                    ------------------------------------------------
Servicing Report.
----------------

     On or before April 1 of each year, beginning with April 1 of the calendar year after the year in which the first Closing Date occurs, the Company at its expense shall cause a firm of independent public accountants (which may also render other services to the Company) to furnish a report to the Owner to the effect that all Mortgage Loans serviced by the Company under this Agreement were included in the total population or mortgage loans subject to selection for testing in such firm's examination of certain documents and records, that such examination was conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers, except for such items of noncompliance as shall be set forth in such report.

     Section 6.06.  Owner's Right to Examine Company Records.
                    ----------------------------------------

     The Owner shall have the right to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Company, or held by another for the Company or on its behalf or otherwise, which may be relevant to the performance or observance by the Company of the terms, covenants or conditions of this Agreement.

     The Company shall provide to the Owner and any supervisory agents or examiners which may relate to the Owner access to any documentation regarding the Mortgage Loans which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Company.




                                 ARTICLE VII.

                      REPORTS TO BE PREPARED BY COMPANY
                      ---------------------------------

     Section 7.01.  Company Shall Provide Information as Reasonably
                    -----------------------------------------------
Required.
--------

     The Company shall furnish to the Owner during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to Owner, or otherwise in respect to the purposes of this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Owner, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Owner may reasonably request. The Company agrees to execute and deliver all such instruments and take all such action as the Owner, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                ARTICLE VIII.

                                 THE COMPANY
                                 -----------

     Section 8.01.  Indemnification; Third Party Claims.
                    -----------------------------------

     (a) The Company agrees to indemnify the Owner and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that any Owner may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans substantially in accordance with the terms of this Agreement.

     (b) The Company shall promptly notify the Owner if a material claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim. The Company shall follow any written instructions received from the Owner in connection with such claim. The Owner shall promptly reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the Company's indemnification pursuant to Section 3.01 or to the failure of the Company to service and administer the Mortgages substantially in accordance with the terms of this Agreement.

     Section 8.02.  Merger or Consolidation of the Company.
                    --------------------------------------

     The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.03.  Limitation on Liability of the Company and Others.
                    -------------------------------------------------

     Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this
                                      --------  -------
provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations substantially in accordance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however,
                      --------  -------
that the Company may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable. The Company shall be entitled to be reimbursed therefor from the Owner upon written demand.

     Section 8.04.  Company Not to Resign.
                    ---------------------

     The Company not to resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

     Section 8.05.  No Transfer of Servicing.
                    ------------------------

     Subject to Sections 4.15 and 11.04 hereof, with respect to the retention of the Company to service the Mortgage Loans hereunder, the Company acknowledges that the Owner has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Company will neither assign this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner, which approval shall not be unreasonably withheld.


                                 ARTICLE IX.

                                   DEFAULT
                                   -------


     Section 9.01.  Events of Default.
                    -----------------

     In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

     (i) any failure by the Company to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Owner; or

     (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen
(15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Owner; or

     (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

     (iv) the Company shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

     (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (vi) the Company ceases to be eligible to sell Mortgage Loans to and service Mortgage Loans for FNMA and FHLMC, and continues to be ineligible to sell Mortgage Loans to and service Mortgage Loans for FNMA and FHLMC for a period of sixty (60) days after the date on which written notice of such ineligibility shall have been given to the Company by FNMA and FHLMC;
then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Company, in addition to whatever rights the Owner may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of under this Agreement and in and to the Mortgage Loans and the proceeds there respect to any Addition Collateral Mortgage Loan, the obligation to administer the related ParentPower(Registered Trademark) Agreement or | Mortgage 100 Pledge Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with resp Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01, except with respect to any related ParentPower(Registered Trademark) Agreement or Mortgage 100 Pledge Agreement. Upon written request from the Owner, the Company shall prepare, execute and deliver, any and all documents and other instruments, deliver to the successor all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Owner and such successor in effecting the termination of the Company's responsibilities and rights hereunder as provided above, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Section 9.02.  Waiver of Defaults.
                    ------------------

     The Owner may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                  ARTICLE X.

                                 TERMINATION
                                 -----------

     Section 10.01. Termination.
                    -----------

     The respective obligations and responsibilities of the Company shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) by mutual consent of the Company and the Owner in writing, or
(iii) the repurchase by the Company of all Mortgage Loans and all REO Property at a price equal to 100% of the outstanding principal balance of each Mortgage Loan on the day of repurchase, plus accrued interest thereon at the Mortgage Loan Remittance Rate to the first day of the month following repurchase, plus the appraised value of any such REO Property determined at the expense of the Company by an appraiser mutually agreed upon by the Company and the Owner.

     The right of the Company to repurchase all Mortgage Loans and REO Property pursuant to the preceding paragraph shall be conditioned upon the aggregate outstanding principal balance of such Mortgage Loans at the time of repurchase equaling One Million Dollars ($1,000,000) or less, or at such other time with such outstanding principal balance as the parties may agree.


                                 ARTICLE XI.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 11.01. Successor to the Company.
                    ------------------------

     Prior to termination of Company's responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01, 10.01 or 11.04, the Owner shall
(i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor who is a FNMA/ FHLMC approved Seller/Servicer, having a net worth of not less than $15,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Company of the representations and warranties made pursuant to Section 3.01 hereof or Section 5 of the Master Mortgage Loan Purchase Agreement and the remedies available to the Owner hereunder and thereunder, it being understood and agreed that the provisions of Section 3.01 hereof and Section 5 of the Master Mortgage Loan Purchase Agreement shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

     Any successor appointed as provided in this Section 11.01 shall execute, acknowledge and deliver to the Company and to the Owner an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 9.01, 10.01, or 11.04 shall not affect any claims that the Owner may have against the Company arising prior to any such termination or resignation.

     The Company shall in a timely and reasonable manner deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds. The Company shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company. The successor shall make arrangements as it may deem appropriate to reimburse the Company for amounts the Company actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been reimbursable to the Company pursuant to this Agreement but for the appointment of the successor servicer.

     Upon a successor's acceptance of appointment as such, the Company shall notify the Owner by mail of such appointment.

     Section 11.02. Amendment.
                    ---------

     This Agreement may be amended from time to time by the Company and the Owner only by written agreement signed by the Company and the Owner.

     Section 11.03. Assignments of Mortgage.
                    -----------------------

     The Assignments of Mortgage shall not be recorded for so long as MLCC shall be the Company hereunder. However, in the event that MLCC shall for any reason no longer be the Company, then, at the Owner's request, the Assignments of Mortgage shall be recorded in the name of the Owner or in the name of a Person designated by the Owner in all appropriate public offices for real property records. All recording fees related to such recordation shall be paid by MLCC.

     Section 11.04. Assignment of Servicing Rights.
                    ------------------------------

     Notwithstanding any inconsistent or contrary provision of this Agreement, the Company may assign the servicing rights with respect to the Mortgage Loans in accordance with Section 11.01 hereof to an entity that meets the eligibility requirements set forth in Section 11.01 hereof.

     Section 11.05. Governing Law.
                    -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida except to the extent preempted by Federal law.

     Section 11.06. Notices.
                    -------

     Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or facsimile transmission and by a similar mailed writing, to (i) in the case of the Company, Merrill Lynch Credit Corporation, 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484, Attention: General Counsel, with a copy to Senior Vice President, Loan Administration at the same address, or such other address as may be furnished to the Owner in writing by the Company and (ii) in the case of the Owner, Redwood Trust, Inc. 591 Redwood Highway, Suite 3100 Mill Valley, California 94941, Attention: Frederick H. Borden or such other address as may be furnished to the Company in writing by the Owner.

     Section 11.07. Severability Provisions.
                    -----------------------

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided however, that if the
                              -------- -------
invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

     Section 11.08. Exhibits.
                    --------

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 11.09. General Interpretive Principles.
                    -------------------------------

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (v) the words "herein", "hereof', "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

     (vi) the term "include" or "including" shall mean without limitation by reason of enumeration.

     Section 11.10. Reproduction of Documents.
                    -------------------------

     This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 11.11. Successors and Assigns.
                    ----------------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.12. Counterparts.
                    ------------

     This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts.


     IN WITNESS WHEREOF, the parties hereto have executed this Master Servicing Agreement as of this 7th day of March, 1997.

                              REDWOOD TRUST, INC.


                              By:  /s/ Douglas B. Hansen
                                  --------------------------
                              Name:  Douglas B. Hansen
                              Title: President


                              MERRILL LYNCH CREDIT CORPORATION


                              By:  /s/ John M. Wheeler
                                  -------------------------
                              Name: John M. Wheeler
                              Title: Senior Vice President






                                  EXHIBIT A

                          FORM OF POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that _______________________ _____________ ("Owner") having its principal place of business at
_________________________ hereby constitutes and appoints Merrill Lynch Credit Corporation ("MLCCN), a Delaware corporation having its principal place of business at 4802 Deer Lake Drive East, Jacksonville, Florida 32246, by and through any of its Vice Presidents or more senior officers, its true and lawful Attorney-in-Fact, in its name, place and stead and for its benefit, in connection with all mortgage loans serviced by MLCC for Owner for the purposes of performing all acts and executing all documents in the name of the Owner necessary and incidental to servicing said loans, including but not limited to:

          (1) Foreclosing delinquent loans or discontinuing such foreclosure proceedings;

          (2) Selling, transferring or otherwise disposing of real property acquired through foreclosure or otherwise, including but not limited to executing all contracts, agreements, deeds, assignments or other instruments necessary to effect such sale, transfer or disposition, and receiving proceeds and endorsing checks made payable to the order of Owner from such proceedings;

          (3) Preparing, executing and delivering satisfactions, cancellations, discharges, or full or partial releases of lien, subordination agreements, modification agreements, assumption agreements, and substitutions of trustees under deeds of trust;

          (4) Endorsing promissory notes and executing assignments of mortgages, deeds of trust, deeds to secure debt and other security instruments securing said promissory notes in connection with loans for which MLCC has received full payment of all outstanding amounts due; and

          (5) Any and all such other acts of any kind and nature whatsoever that are necessary and prudent to service the loans.

     Owner further grants to MLCC full power and authority to do and perform all acts necessary for MLCC to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the Owner might or could do with the same validity as if all and every such act had been herein particularly stated, expressed and especially provided for, and hereby ratifies and confirms all that MLCC shall lawfully have done, do, or cause to be done by virtue of the powers and authority granted and contemplated hereby. This Limited Power of Attorney shall be effective as of 199_.

     Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney shall continue in full force and effect until revoked in writing by the Owner.

                                (Print Name of Owner)


                                By:_________________________
                                   Name:
                                   Title:


ATTEST


_________________________
Name:
Title:






STATE OF            )
                    )    ss.:
COUNTY OF           )

          On the ____ day of ___________, 199_ before me, the undersigned, a Notary Public in and for said county and state, personally appeared _________________________ and _________________________, personally known to me to be the persons who executed the within instrument as _________________________ and _________________________, respectively, on behalf of the corporation therein named, and they duly severally acknowledged that they reside at _________________________ and that said instrument is the act and deed of said corporation, and that they, being authorized to do so, executed and delivered said instrument and affixed the corporate seal thereto for the purposes therein contained.

     Witness my hand and official seal.


                                            _________________________________
                                            Notary Public State of __________

                                            My Commission Expires:___________





                                  EXHIBIT B

                       CUSTODIAL ACCOUNT CERTIFICATION

                           (Month) _______, (Year)

     Merrill Lynch Credit Corporation (the "Company"), hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Master Servicing Agreement, dated as of (Month) 1, (Year).

          Title of Account: "Merrill Lynch Credit Corporation, in trust for the Owner."

          Account Number:_________________________

          Address of office or branch of the Company at which Account is maintained:
          __________________________________________________
          __________________________________________________



                                             MERRILL LYNCH CREDIT CORPORATION

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________




                                  EXHIBIT C

                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                             (Month) ____, (Year)


To:  _________________________
     _________________________
     _________________________
     (the "Depository")

     As "Company" under the Master Servicing Agreement, dated as of (Month) 1, (Year), (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "Merrill Lynch Credit Corporation, in trust for the Owner." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             MERRILL LYNCH CREDIT CORPORATION



                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________




     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number ___________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

     _________________________
     (Name of Depository)

     By:_____________________________
     Name:___________________________
     Title:__________________________





                                  EXHIBIT D

                         ESCROW ACCOUNT CERTIFICATION

                             (Month) ____, (Year)

     Merrill Lynch Credit Corporation (the "Company"), hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Master Servicing Agreement, dated as of (Month) 1,
(Year).

          Title of Account: "Merrill Lynch Credit Corporation, in trust for the Owner and various Mortgagors."

          Account Number:_________________________

          Address of office or branch of the Company at which Account is maintained:
          __________________________________________________
          __________________________________________________



                                             MERRILL LYNCH CREDIT CORPORATION

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________





                                  EXHIBIT E

                       ESCROW ACCOUNT LETTER AGREEMENT

                             (Month)____, (Year)

To:  _________________________
     _________________________
     _________________________
     (the "Depository")

     As "Company" under the Master Servicing Agreement, dated as of (Month) l, (Year), (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.06 of the Agreement, to be designated as "Merrill Lynch Credit Corporation, in trust for the Owner and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                  ___________________________





     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number ____________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

     _________________________
     (name of Depository)

     By:_________________________
     Name:_______________________
     Title:______________________



                                  EXHIBIT F

                      FORM OF REO ACCOUNT CERTIFICATION

                                    (date)

     Merrill Lynch Credit Corporation (the "Company) hereby certifies that it has established the account described below as an REO Account pursuant to
Section 4.13 of the Master Servicing Agreement, dated as of (Month) 1,
(Year).

          Title of Account: "Merrill Lynch Credit Corporation, in trust for the Owner."

          Account Number:_________________________

          Address of office or branch of the Company at which Account is maintained:
          __________________________________________________
          __________________________________________________



                                             MERRILL LYNCH CREDIT CORPORATION

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________





                                  EXHIBIT G

                     FORM OF REO ACCOUNT LETTER AGREEMENT

                                    (date)

To:  _________________________
     _________________________
     _________________________
     (the "Depository")


     As "Company" under the Master Servicing Agreement, dated as of (Month) 1, (Year) (the "Agreement"), we hereby authorize and request you to establish an account, as an REO Account pursuant to Section 4.13 of the Agreement, to be designated as "Merrill Lynch Credit Corporation, in trust for the Owner." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                             MERRILL LYNCH CREDIT CORPORATION

                                             By:_____________________________
                                             Name:___________________________
                                             Title:__________________________


     The undersigned, as "Depository", hereby certifies that the above described account has been established under Account Number _____, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

     _________________________
     (name of Depository)

     By:_________________________
     Name:_______________________
     Title:______________________






                                  EXHIBIT H

                      FORM OF MONTHLY REMITTANCE ADVICE

                       (INFORMATION IN FNMA FORM 2010)




                                  EXHIBIT I

                                 (Reserved.)






                                  EXHIBIT J

               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
               ------------------------------------------------


This is an Assignment, Assumption and Recognition Agreement made this _ day
of           , 199  , among Redwood Trust, Inc. (the "Seller"), (the
  -----------     --
"Subsequent Purchaser") and Merrill Lynch Credit Corporation (the "Company").

     In consideration of the mutual promises contained herein the parties hereto agree that the mortgage loans listed on Exhibit One annexed hereto (the "Exhibit One Mortgage Loans") now serviced by the Company for Seller pursuant to the Master Servicing Agreement, dated as of March 7, 1997 (the "Servicing Agreement"), between the Seller and the Company, annexed hereto as Exhibit Two shall be subject to the terms of this Agreement.

                                  Warranties
                                 ----------

     1. The Seller and the Company warrant and represent that attached hereto as Exhibit Two is a true, accurate and complete copy of the Servicing Agreement with respect to the Exhibit One Mortgage Loans, which Servicing Agreement is in full force and effect as of the date hereof and which has not been amended or modified in any respect nor has any notice of termination been given thereunder.

                          Assignment and Assumption
                         -------------------------

     2. The Seller hereby assigns to the Subsequent Purchaser all of its right, title and interest in and to the Servicing Agreement as the "Owner" thereunder and to the extent of the Exhibit One Mortgage Loans, and the Subsequent Purchaser hereby assumes all of the Seller's obligations under the Servicing Agreement as the "Owner" thereunder and with respect to the Exhibit One Mortgage Loans from and after the date hereof, and the Seller shall be relieved and released of all of its obligations under the Servicing Agreement to the extent of the Exhibit One Mortgage Loans from and after the date hereof.

                   Recognition of the Subsequent Purchaser
                   ---------------------------------------

     3. From and after the date hereof, the Company shall recognize the Subsequent Purchaser as the owner of the Exhibit One Mortgage Loans and will service the Exhibit One Mortgage Loans for the Subsequent Purchaser as if the Subsequent Purchaser and the Company had entered into a separate servicing agreement for the servicing of the Exhibit One Mortgage Loans in the form of the Servicing Agreement with the Subsequent Purchaser and the "Owner" thereunder, the terms of which Servicing Agreement are incorporated herein by reference. It is the intention of the Seller, the Company and the Subsequent Purchaser that this Agreement will be a separate and distinct servicing agreement, and the entire agreement, between the Company and the Subsequent Purchaser to the extent of the Exhibit One Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment, Assumption and Recognition Agreement by their duly authorized officers as of the day and year first above written.

                                         REDWOOD TRUST, INC.


                                         By:_________________________
                                            Name:
                                            Title:


                                         (SUBSEQUENT PURCHASER)


                                         By:_________________________
                                            Name:
                                            Title:


                                        MERRILL LYNCH CREDIT CORPORATION


                                        By:_____________________________
                                           Name:
                                           Title: